   As filed with the Securities and Exchange Commission on May 12, 2000

                                                 Registration No. 333-36670
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                            AMENDMENT NO. 1 to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------
                           BAXTER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    2834                    36-0781620
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
     incorporation or         Classification Code
      organization)                 Number)
                           Baxter International Inc.
                               One Baxter Parkway
                           Deerfield, Illinois 60015
                                 (847) 948-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             J. PATRICK FITZSIMMONS
                         Office of the General Counsel
                           Baxter International Inc.
                               One Baxter Parkway
                           Deerfield, Illinois 60015
                                 (847) 948-3781
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
             ERIC SIMONSON                       THOMAS F. COONEY, III
    Brobeck, Phleger & Harrison LLP            Kirkpatrick & Lockhart LLP
       1633 Broadway, 47th Floor             1800 Massachusetts Ave., N.W.
        New York, New York 10019                 Washington, D.C. 20036
       Telephone: (212) 581-1600               Telephone: (202) 778-9000

                                ---------------
  Approximate date of commencement of the proposed sale to the public: At the effective time of the arrangement pursuant to Section 192 of the Canadian Business Corporations Act among the Registrant, Neptune Acquisition Corp. and North American Vaccine, Inc., which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all conditions to the closing of such transaction.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          NORTH AMERICAN VACCINE, INC.
                            10150 Old Columbia Road
                               Columbia, MD 21046
                                 (410) 309-7100

Dear NAVA Shareholders:

   I am writing to you today about our proposed transaction with Baxter International Inc. In the transaction, each NAVA common share will be exchanged for US$6.73 in total consideration, comprised of US$6.70 of Baxter common stock and US$0.03 in cash. Also, each NAVA preferred share will be exchanged for US$6.70 of Baxter common stock and US$0.03 in cash for each NAVA common share issuable upon conversion of the NAVA preferred share. The number of shares of Baxter common stock you will receive will be determined based upon the average closing sale price of Baxter common stock for the ten trading days ending on the fifth trading day prior to the closing date of the transaction. Baxter common stock is traded on the New York Stock Exchange under the trading symbol "BAX" and closed at $67.8125 per share on May 11, 2000. The transaction is described more fully in this proxy statement/prospectus.

   You will be asked to vote upon the transaction at a special meeting of NAVA shareholders to be held on June 15, 2000 at 9:00 a.m., eastern standard time, at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada. The transaction cannot be completed unless the holders of at least 66 2/3% of the NAVA common shares entitled to vote at the special meeting and 66 2/3% of the NAVA preferred shares entitled to vote at the special meeting approve the transaction. Only shareholders who hold NAVA shares at the close of business on May 8, 2000, will be entitled to vote at the special meeting. A transferee of NAVA shares after May 8, 2000 may vote the shares upon satisfaction of certain procedural matters as described in the proxy statement/prospectus.

   Your board of directors has determined that the terms and conditions of the transaction are fair to you and in your best interests, and recommends that you approve the transaction.

   This proxy statement/prospectus provides detailed information about the two companies and the transaction. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 13 of this proxy statement/prospectus, including the risk that Baxter may elect not to complete the transaction even if the transaction is approved by NAVA's shareholders.

   Your vote is very important regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card or attend the special meeting. To approve the transaction, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. We urge you to vote FOR this proposal.

                                          Sincerely,

                                          /s/ Randal Chase

                                          Randal Chase, Ph.D.
                                          Chief Executive Officer and
                                           President


 Neither the Securities and Exchange Commission nor any Canadian, provincial or state securities commission has approved or disapproved of this transaction or the Baxter common stock to be issued in the transaction, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 This proxy statement/prospectus is dated May 12, 2000, and was first mailed to NAVA shareholders on or about May 16, 2000.

                      REFERENCE TO ADDITIONAL INFORMATION

   The accompanying proxy statement/prospectus incorporates important business and financial information about Baxter and NAVA from documents that are not included in or delivered with this proxy statement/ prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Baxter or NAVA, as the case may be, at the following addresses and telephone numbers:

  Baxter International Inc.               North American Vaccine, Inc.
  Investor Relations                      Investor Relations
  One Baxter Parkway                      10150 Old Columbia Road
  Deerfield, IL 60015-4633                Columbia, MD 21046
  (847) 948-4550                          (410) 309-7121

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JUNE 8, 2000 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

   In addition, see "Where You Can Find More Information" on page 58.

                          NORTH AMERICAN VACCINE, INC.
                            10150 Old Columbia Road
                               Columbia, MD 21046
                                 (410) 309-7100

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 2000

                               ----------------

   NOTICE is hereby given that a special meeting of the shareholders of NORTH AMERICAN VACCINE, INC. will be held at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada, on June 15, 2000 at 9:00 a.m., eastern standard time, for the following purposes:

     1. To consider and vote upon the arrangement resolution, the full text of which is set forth in Annex A to the proxy statement/prospectus, approving an arrangement pursuant to Section 192 of the Canada Business Corporations Act among NAVA, Baxter International Inc. and Neptune Acquisition Corp., a wholly owned subsidiary of Baxter, all as more particularly described in the proxy statement/prospectus; and

     2. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

   Specific details of the matters proposed to be put before the special meeting are disclosed in the proxy statement/prospectus.

   The interim order of the Quebec Superior Court dated on or about May 16, 2000 grants registered holders of NAVA shares the right to dissent in respect of the arrangement resolution and the arrangement. If the arrangement becomes effective, a registered holder of NAVA shares who dissents will be entitled to be paid the fair value of their NAVA shares if the corporate secretary of NAVA or the chairman of the special meeting receives from the dissenting shareholder not later than 5:00 p.m., eastern standard time, on the business day prior to the special meeting a written objection to the arrangement resolution and the arrangement and the dissenting shareholder otherwise strictly complies with the relevant provisions of Section 190 of the CBCA. The right to dissent is described in the proxy statement/prospectus. The text of Section 190 of the CBCA, which will be relevant in any dissent proceeding, is set forth in Annex B to the proxy statement/prospectus. If you fail to strictly comply with the requirements set forth in Section 190 of the CBCA, you may lose any right of dissent.

   NAVA shareholders who are unable to attend the special meeting in person are requested to date, sign and return the form of proxy for use at the special meeting or any adjournment of the special meeting. To be effective, the enclosed proxy must be received, if mailed in the postage-paid envelope provided, not later than 5:00 p.m., eastern standard time, two business days preceding the special meeting, or if the special meeting is adjourned, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned special meeting is to be reconvened, or deposited with the chairman of the special meeting, at the commencement of the special meeting or any adjournment of the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ Randal Chase
                                          _____________________________________
                                          Randal Chase, Ph.D.
                                          Chief Executive Officer and
                                           President

Dated this 12th day of May, 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION............................... QA-1

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS.................................    1

RISK FACTORS..............................................................   13

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS.............   15

THE SPECIAL MEETING.......................................................   16
  General.................................................................   16
  Date, Time and Place....................................................   16
  Matters to be Considered at the Special Meeting.........................   16
  Record Date.............................................................   16
  Voting of Proxies.......................................................   16
  Revocation of Proxies...................................................   17
  Votes Required..........................................................   17
  Quorum; Abstentions and Broker Non-Votes................................   18
  Solicitation of Proxies and Expenses....................................   18
  Board of Directors Recommendation.......................................   18

THE ARRANGEMENT...........................................................   19
  Background of the Arrangement...........................................   19
  NAVA's Reasons for the Arrangement; Recommendation of Board of
   Directors..............................................................   23
  Baxter's Reasons for the Arrangement....................................   25
  Opinion of Financial Advisor to NAVA....................................   25
  Interests of NAVA's Officers and Directors in the Arrangement...........   31
  Applicable Waiting Periods and Regulatory Approvals.....................   32
  Court Approval..........................................................   32
  U.S. and Canadian Income Tax Considerations.............................   33
  Accounting Treatment....................................................   37
  Dissenters' Rights......................................................   37
  Delisting and Deregistration of NAVA's Common Shares Following the
   Arrangement............................................................   39
  Listing of Baxter Common Stock to be Issued in the Arrangement..........   39
  Restrictions on Sale of Shares By Affiliates of Baxter and NAVA.........   40
  Operations Following the Arrangement....................................   40

THE SHARE EXCHANGE AGREEMENT AND RELATED AGREEMENTS.......................   41
  The Arrangement.........................................................   41
  Effective Time..........................................................   41
  Conversion of NAVA Shares in the Arrangement............................   41
  NAVA Stock Plans........................................................   42
  No Fractional Shares....................................................   42
  The Exchange Agent......................................................   42
  Exchange of NAVA Share Certificates for Baxter Stock Certificates.......   42
  Lost Certificates.......................................................   43
  Failure to Surrender Certificates.......................................   43
  Representations and Warranties..........................................   43
  NAVA's Conduct of Business Before Completion of the Arrangement.........   44
  Restrictions on Alternative Transactions................................   46
  Director and Officer Indemnification and Insurance......................   46
  Conditions to the Arrangement...........................................   47
  Termination of the Share Exchange Agreement.............................   48

  Termination Fees and Expenses............................................  49
  Extension, Waiver and Amendment of the Share Exchange Agreement..........  50
  Related Agreements.......................................................  50

COMPARISON OF RIGHTS OF HOLDERS OF NAVA COMMON SHARES AND BAXTER COMMON
 STOCK.....................................................................  52
  Classes of Common Stock of Baxter and NAVA...............................  52
  Classified Board of Directors............................................  52
  Number of Directors......................................................  52
  Removal of Directors.....................................................  52
  Filling Vacancies on the Board of Directors..............................  53
  Ability to Call Special Meetings.........................................  53
  Advance Notice Provisions for Stockholder Nominations and Proposals......  53
  Amendment of Certificate of Incorporation and Articles of Incorporation..  54
  Amendment of Bylaws......................................................  54
  Rights Plan..............................................................  55
  Indemnification of Directors and Officers................................  55
  Vote Required for Extraordinary Transactions.............................  56
  Dissenters' and Appraisal Rights.........................................  56
  Oppression Remedy........................................................  57
  Derivative Action........................................................  57

EXPERTS....................................................................  58

LEGAL MATTERS..............................................................  58

OTHER BUSINESS.............................................................  58

WHERE YOU CAN FIND MORE INFORMATION........................................  58

INCORPORATION OF DOCUMENTS BY REFERENCE....................................  59

APPROVAL OF PROXY STATEMENT/PROSPECTUS BY NAVA.............................  61

ANNEXES
  A -- Arrangement Resolution
  B -- Selected Provisions of the Canada Business Corporations Act
  C -- Amended and Restated Plan of Arrangement
  D -- Share Exchange Agreement
  E -- Amendment No. 1 to Share Exchange Agreement
  F -- Opinion of Morgan Stanley & Co. Incorporated to the Board of
   Directors of NAVA
  G -- Shareholder Agreement and Amendment No. 1 to Shareholder Agreement
  H -- Forum of Interim Order

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q: Why is NAVA proposing the transaction?

A: Your company is proposing the transaction because we believe the resulting combination will provide NAVA shareholders with substantial opportunities and will increase the commercial potential of NAVA's product portfolio due to Baxter's significant market presence and scientific capabilities.

Q: What will I receive in the transaction?

A: If the transaction, which is being structured as an arrangement under the CBCA, is completed, you will receive a total of $6.73 for each NAVA common share you own, comprised of $6.70 of Baxter common stock and $0.03 in cash, and for each preferred share you own, $6.70 of Baxter common stock and $0.03 in cash for each common share issuable upon conversion of each preferred share. The number of shares of Baxter common stock you will receive will be determined based upon the average closing sale price of Baxter common stock for the ten trading days ending on the fifth trading day prior to the closing date of the arrangement. These amounts may be proportionately adjusted if our capitalization changes by more than 10,000 common shares prior to completion of the arrangement.

  The following table shows what you would receive in the arrangement based upon various market prices of Baxter common stock if you owned 100 NAVA common shares (except for cash in lieu of fractional shares). The values shown are purely hypothetical, and the actual market price and the corresponding number of shares of Baxter common stock that you will receive in the arrangement may be more or less than the range of shares shown in the table.

        Market Price of               Number of Baxter                       Amount in
      Baxter Common Stock             Shares Received                      Cash Received
      -------------------             ----------------                     -------------
            $40.00                          16                                 $3.00
             50.00                          13                                  3.00
             55.00                          12                                  3.00
             60.00                          11                                  3.00
             65.00                          10                                  3.00
             70.00                           9                                  3.00
             75.00                           8                                  3.00
             80.00                           8                                  3.00

  On May 11, 2000, the closing sale price per share of Baxter common stock on the New York Stock Exchange was $67.8125.

  You will not receive fractional shares of Baxter common stock. Instead, you will receive cash, without interest, for any fractional share of Baxter common stock you might otherwise have been entitled to receive based upon the market price of Baxter common stock. The table above does not reflect the amount of cash you will receive, if any, for fractional shares you might otherwise have been entitled to receive.

Q: When do you expect to complete the transaction?

A: Since we have failed to satisfy certain conditions to closing, Baxter is under no obligation to complete the transaction. Nevertheless, Baxter has not terminated the transaction and has requested that we hold the special meeting to approve the transaction. If the NAVA shareholders approve the transaction, Baxter has the option, exercisable in its sole discretion prior to June 30, 2000 to complete the transaction. Even if the transaction is approved by NAVA shareholders, there can be no assurance that Baxter will complete the transaction. If Baxter decides to waive any unsatisfied conditions to closing and complete the transaction then, subject to the approval of NAVA shareholders and governmental, court and other regulatory approvals, we anticipate completing the transaction in late June, 2000.

Q: Should I send in my share certificates now?

A: No. If we complete the transaction, Baxter will send instructions to you explaining how to exchange your NAVA share certificates for the appropriate number of shares of Baxter common stock and cash.

Q: How do I vote?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. You may also attend the meeting in person instead of submitting a proxy. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Can I change my vote after mailing my proxy?

A: Yes. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to NAVA's registered office up to the last business day before the special meeting, or to the chairman of the special meeting on the day of the special meeting, or by attending the special meeting and voting in person.

Q: Are there any risks I should consider in deciding whether to vote for the arrangement?

A: Yes. We have set out under the heading "Risk Factors" beginning on page 13 of this proxy statement/prospectus a number of risk factors that you should consider.

Q: Who can I call with questions?

A: If you have any questions about the transaction, please call NAVA Investor
   Relations at (410) 309-7121.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

   The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the annexes, and the other documents we refer to for a more complete understanding of the arrangement and related transactions. References in this proxy statement/prospectus to "NAVA" mean North American Vaccine, Inc., a Canadian corporation, and its subsidiaries and affiliates. References in this proxy statement/prospectus to "Baxter" mean Baxter International Inc., a Delaware corporation, and its subsidiaries and affiliates. "$" means U.S. Dollars, unless otherwise noted. "CBCA" means the Canada Business Corporations Act.

The Companies

BAXTER INTERNATIONAL INC.
One Baxter Parkway
Deerfield, Illinois 60015
(847) 948-2000

   Baxter, through its subsidiaries, operates as a global developer, manufacturer and marketer of products and technologies related to the blood and circulatory systems. It operates in three businesses within the medical products and services industry: Blood Therapies, which develops biopharmaceutical and blood collection and separation products and technologies; I.V. Systems/Medical Products, which develops technologies and systems to improve intravenous medication delivery and distributes medical products; and Renal, which develops products and provides services to treat kidney disease. On March 31, 2000, Baxter completed the spin-off of its cardiovascular business, which develops products and provides services to treat late-stage heart disease and vascular disorders, to Baxter stockholders. Please see "Recent Developments" on page 7 for more information regarding this spin-off.

NORTH AMERICAN VACCINE, INC.
10150 Old Columbia Road
Columbia, Maryland 21046
(410) 309-7100

   NAVA is engaged in the research, development, manufacture and sale of vaccines for the prevention of infectious diseases. NAVA currently has three licensed products, including Certiva(R), its combined diphtheria, tetanus and acellular pertussis vaccine for infants and children, as well as 12 other products to prevent meningococcal, streptococcal, pneumococcal, E. coli, and Haemophilus influenzae type b infections. NAVA's present focus is on the introduction of NeisVac-C(TM), its vaccine for the prevention of group C meningococcal infections, in the United Kingdom late in the second quarter or early in the third quarter of 2000. The United Kingdom National Health Service has committed to purchase 3 million doses of NeisVac-C(TM) in 2000, subject to regulatory approval of the vaccine by the appropriate U.K. regulatory authorities and certain other conditions. In addition to these products, NAVA anticipates initiating clinical trials in the United States for four other vaccines in 2000.

Structure of the Transaction (See page 41)

   NAVA, Baxter and Neptune Acquisition Corp., a newly formed Canadian subsidiary of Baxter, have entered into a share exchange agreement, as amended, that provides for the exchange of NAVA common and preferred shares for common stock of Baxter and cash by way of an arrangement under Section 192 of the CBCA. As a result of an amended and restated plan of arrangement substantially in the form attached as Annex C, NAVA will become an indirect wholly owned subsidiary of Baxter. Shareholders of NAVA will become stockholders of Baxter following the completion of the arrangement, and each NAVA common share will be exchanged for consideration of $6.73, comprised of (i) $6.70 of Baxter common stock and (ii) $0.03 in cash, and each NAVA preferred share will be exchanged for (i) $6.70 of Baxter common stock and (ii) $0.03 in cash for each NAVA common share issuable upon conversion of such preferred share, in each case subject to adjustment if NAVA's capitalization changes before the completion of the arrangement. We urge you to read the share exchange agreement, which is included as Annex D, as amended by amendment no. 1 to the share exchange agreement, which is included as Annex E, and the amended and restated plan of arrangement, which is included as Annex C, carefully and in their entirety.

Date, Place and Purpose of the Special Meeting

   The NAVA shareholders meeting will be held at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada, on June 15, 2000 at 9:00 a.m. (eastern standard time). The purpose of the meeting is to consider and vote upon approval of the arrangement resolution and the arrangement.

Effective Time

   As NAVA has failed to satisfy certain conditions to closing, Baxter is under no obligation to complete the arrangement. Nevertheless, Baxter has not terminated the transaction and has requested that we hold the special meeting to approve the transaction. If Baxter decides to waive these conditions to closing, then it is anticipated that the arrangement will become effective after the required NAVA shareholder, court and governmental approvals have been obtained and are final and all other conditions to closing have been satisfied or waived. As of the date hereof, assuming that Baxter decides to waive the conditions to closing which have not been satisfied, NAVA anticipates that the arrangement will become effective in late June, 2000. However, there can be no assurance that Baxter will waive any such conditions and complete the arrangement.

Recommendation of NAVA's Board of Directors (See page 23)

   NAVA's board of directors has determined that the terms and conditions of the arrangement are advisable and fair to, and in the best interests of, NAVA's shareholders. Accordingly, NAVA's board approved the arrangement and recommends that NAVA shareholders vote in favor of the arrangement resolution and the arrangement.

Opinion of NAVA's Financial Advisor (See page 25)

   In deciding to approve the arrangement, NAVA's board of directors considered an opinion from its financial advisor, Morgan Stanley & Co. Incorporated. NAVA's financial advisor delivered its opinion to NAVA's board that, as of April 17, 2000 and based upon and subject to certain matters stated in its opinion, the consideration to be received by the holders of NAVA common shares under the arrangement pursuant to the share exchange agreement, as amended, was fair from a financial point of view to NAVA's common shareholders. A copy of the opinion of Morgan Stanley & Co. Incorporated, dated April 17, 2000 is attached as Annex F to this proxy statement/prospectus. You should read this opinion in its entirety and carefully to understand the assumptions made, matters considered and limitations of Morgan Stanley's review in providing this opinion.

Shareholder Approval (See page 17)

   The arrangement resolution must be approved by at least 66 2/3% of the votes cast by NAVA common shareholders and at least 66 2/3% of the votes cast by NAVA preferred shareholders, in each case present in person or by proxy and entitled to vote at the special meeting. NAVA common shareholders are entitled to cast one vote per NAVA common share and NAVA preferred shareholders are entitled to cast one vote per NAVA preferred share owned, in each case, at the close of business on May 8, 2000, except to the extent that holders have transferred their NAVA shares after such date. In this latter case, the transferee is entitled to vote their NAVA shares if the transferee produces properly endorsed certificates or otherwise establishes that the transferee owns the shares and demands at least ten days before the special meeting, or any adjournment, that their name be included on the list of persons entitled to vote at the special meeting. Pursuant to a shareholder agreement, as amended by amendment no. 1 to the shareholder agreement, each in the form attached as Annex G to this proxy statement/prospectus, NAVA shareholders owning beneficially approximately 44% of NAVA's common shares and 100% of NAVA's preferred shares outstanding as of May 8, 2000 (other than NAVA shares issuable upon exercise of options or warrants or conversion of preferred stock or debt) have agreed to vote all of their NAVA common and NAVA preferred shares for approval of the arrangement resolution and the arrangement. In addition, Baxter beneficially owns approximately 2% of NAVA's common shares outstanding as of May 8, 2000, which it will vote in favor of the arrangement resolution and the arrangement.

U.S. and Canadian Income Tax Considerations (See page 33)

   U.S. Federal Income Tax Considerations. The arrangement has been structured as a taxable stock purchase of the shares of NAVA. Shareholders of NAVA who are resident in the United States, who are U.S. citizens or who hold the NAVA shares in connection with the conduct of a trade or business in the United States will generally be taxable in the United States on the receipt of Baxter common stock and other property (including cash) to the extent that the fair market value of the consideration received exceeds their tax basis in their NAVA shares.

   Canadian Federal Income Tax Considerations. The exchange by a NAVA shareholder, who is or is deemed to be a resident of Canada for purposes of the Canadian Tax Act, of NAVA shares for Baxter common stock and cash in United States currency as contemplated by the amended and restated plan of arrangement will be a taxable disposition for Canadian income tax purposes. Such holder will be considered to have disposed of the holder's NAVA shares for proceeds of disposition equal to the sum of (i) the fair market value at the time of the exchange of the Baxter common stock (expressed in Canadian dollars) acquired by such holder on the exchange, and (ii) the Canadian dollar equivalent of the cash component of the consideration. A holder of NAVA common shares who is not and is not deemed to be a resident of Canada for the purposes of the Canadian Tax Act and to whom NAVA common shares are not "taxable Canadian property" (as defined in the Canadian Tax Act) will not generally incur Canadian tax on the exchange of such NAVA shares for Baxter common stock and cash.

Dissenters' Rights (See page 37)

   Pursuant to the interim order of the Quebec Superior Court, the form of which is included as Annex H, each registered shareholder of NAVA shares has the right to dissent in respect of the arrangement resolution and the arrangement. To exercise this right, a registered NAVA shareholder must send to NAVA a notice of dissent regarding the arrangement prior to 5:00 p.m., eastern standard time, on the business day preceding the date of the special meeting and otherwise comply with section 190 of the CBCA. If the arrangement becomes effective, a dissenting NAVA shareholder will be entitled to be paid the fair value of the NAVA shares owned by such shareholder in accordance with section 190 of the CBCA. Strict compliance with the provisions of section 190 of the CBCA will be required in order to validly exercise such rights of dissent. See Annex B for the full text of section 190 of the CBCA. It is a condition to Baxter's obligation to complete the arrangement that the aggregate number of NAVA shares held by persons who have exercised dissent rights be less than 5% of the outstanding NAVA shares immediately prior to the time the arrangement becomes effective. Baxter may waive this condition.

Ability to Sell Baxter Stock After the Arrangement (See page 40)

   All shares of Baxter common stock that NAVA shareholders receive in connection with the arrangement will be freely transferable in the United States unless the holder is considered an "affiliate" of either Baxter or

NAVA for purposes of the Securities Act of 1933. Shares of Baxter common stock held by these affiliates may be sold only pursuant to a registration statement or exemption under the Securities Act. It is a condition to the completion of the arrangement that shares of Baxter common stock issued in the arrangement be listed on the New York Stock Exchange.

Conditions to Completion of the Arrangement (See page 47)

   The respective obligations of the parties to complete the arrangement are subject to the prior satisfaction or waiver of conditions specified in the share exchange agreement, as amended. The following conditions, among others, must be satisfied or waived before the arrangement can be completed:

  . the arrangement must be approved by NAVA's shareholders;

  . the plan of arrangement must be approved by the Quebec Superior Court in accordance with the CBCA;

  . all necessary consents, approvals and authorizations from governmental entities must be obtained, except where a failure to obtain any such consent, approval or authorization may not reasonably be expected to result in a material adverse effect on Baxter or NAVA;

  . no court or governmental entity shall have issued or entered any order, statute, rule, regulation, executive order, stay, decree or judgment or injunction prohibiting or preventing its completion;

  . Baxter's and NAVA's respective representations and warranties contained in the share exchange agreement, as amended, must be true and correct in all material respects and Baxter and NAVA must perform and comply in all material respects with their respective covenants in the share exchange agreement, as amended;

  . NAVA must not be in default under its financing agreements relating to a $45 million line of credit, of which $40 million is provided by BioChem Pharma Inc. and $5 million is provided by Dr. Phillip Frost;

  . NAVA must (i) obtain the regulatory approvals for NeisVac-C(TM), its vaccine for the prevention of group C meningococcal infections, necessary for NAVA to perform its obligations under its agreement with the U.K. government; (ii) manufacture, fill and prepare a two-month supply of NeisVac-C(TM), and (iii) ensure that it will not be prohibited by U.S. governmental authorities from exporting NeisVac-C(TM), in each case prior to April 1, 2000. NAVA has failed to satisfy this condition to closing and neither this condition, nor any other conditions to closing, has been waived by Baxter. If the transaction is approved by NAVA shareholders, Baxter will have no obligation to complete the arrangement. Accordingly, Baxter will have the option, exercisable in its sole discretion prior to June 30, 2000, to waive any non-compliance with the conditions to closing or to not complete the transaction;

  . certain affiliates of NAVA must amend an existing tax indemnity agreement between these affiliates and NAVA;

  . NAVA must demonstrate to Baxter that the licensor of the technology relating to the rPorB invention has taken the requisite steps to retain its title to this invention; and

  . Baxter must receive a favorable tax ruling from the Canada Customs and Revenue Agency. This favorable ruling was obtained on January 11, 2000.

   If Baxter or NAVA waives any conditions, we will consider the facts and circumstances at that time and determine whether completion of the arrangement requires a resolicitation of proxies from shareholders. If Baxter waives the condition to closing that NAVA failed to satisfy by April 1, 2000 and exercises its option to complete the transaction, then NAVA intends to complete the transaction without resoliciting proxies.

Termination of the Amended Share Exchange Agreement (See page 48)

   Baxter and NAVA may mutually agree to terminate the share exchange agreement, as amended, without completing the arrangement. In addition, either company may terminate the share exchange agreement, as amended, if any of the following occurs:

  . the arrangement is not completed, without the fault of the terminating party, by June 30, 2000;

  . a final court or governmental order prohibiting the arrangement is issued and is not appealable;

  . NAVA's shareholders fail to approve the arrangement;

  . one company breaches any of its representations, warranties or covenants in the share exchange agreement, as amended, in any material respect, such that the other company is unable to satisfy the conditions to the completion of the arrangement, and within ten days after receiving notice of such breach, the breaching party does not take reasonable steps to cure such breach; or

  . Baxter receives an unfavorable tax ruling from the Canada Customs and Revenue Agency and Baxter and NAVA cannot agree on an alternative structure for the transaction within thirty days of the receipt of this ruling. On January 11, 2000 this favorable ruling was obtained from the Canada Customs and Revenue Agency.

   Furthermore, Baxter may terminate the share exchange agreement, as amended, if any of the following occurs:

  . NAVA's board withdraws or modifies, in a manner adverse to Baxter, its recommendation as to the share exchange agreement, as amended, or the arrangement resolution, or resolves to do so;

  . NAVA fails to comply with the nonsolicitation provisions of the share exchange agreement, as amended, which are discussed in more detail on page 46;

  . NAVA's board recommends a competing transaction, fails to recommend against such a transaction or fails to reconfirm its approval and recommendation of the arrangement; or

  . a default occurs under NAVA's financing agreements with BioChem Pharma
    Inc. and Dr. Phillip Frost, NAVA does not exercise reasonable efforts to cure this default within ten days after receiving written notice of the default and such lenders exercise remedies under the financing agreements.

Termination Fee and Expenses (See page 49)

   NAVA must pay Baxter a termination fee of $14 million and reimburse Baxter for its out-of-pocket expenses up to $1 million if the share exchange agreement, as amended, is terminated under any of the following circumstances:

  . Baxter terminates the share exchange agreement, as amended, because
    NAVA's board withdraws or modifies its recommendation as to the share exchange agreement, as amended, or the arrangement resolution or resolves to do so, or NAVA fails to comply with the nonsolicitation provisions of the share exchange agreement, as amended, or NAVA's board recommends an alternative transaction or fails to reconfirm its recommendation of the arrangement.

  . either Baxter or NAVA terminates the share exchange agreement, as amended, after June 30, 2000 or because NAVA's shareholders fail to approve the arrangement, and, in each case, at the time of such termination or failure to approve the transaction, an alternative transaction exists; or

  . Baxter terminates the share exchange agreement, as amended, as a result of either a breach by NAVA of a covenant in the share exchange agreement, as amended, or an intentional breach by NAVA of a representation or warranty in the share exchange agreement, as amended, and, at the time of termination, either an alternative transaction exists or has been proposed, or within one year after termination, NAVA is acquired by another entity or enters into an acquisition agreement with another entity.

   In addition, NAVA has agreed to pay Baxter's out-of-pocket expenses up to $1 million if Baxter terminates the share exchange agreement, as amended, as a result of either NAVA's breach of a covenant in the share exchange agreement, as amended, or an intentional breach by NAVA of any representation or warranty in the share exchange agreement, as amended, regardless of whether an alternative transaction exists or has been proposed at the time of termination, or whether NAVA is acquired by another entity or enters into an acquisition agreement with another entity within one year after such termination.

Restrictions on Alternative Transactions (See page 46)

   The share exchange agreement, as amended, generally prohibits NAVA from soliciting or participating in discussions with third parties about transactions alternative to the arrangement.

Certain NAVA Shareholders Have Entered into a Shareholder Agreement (See page
50)

   In connection with the share exchange agreement, as amended, BioChem Pharma Inc., Frost-Nevada Limited Partnership, Ivax Corporation and Dr. Phillip Frost entered into a shareholder agreement with Baxter, as amended by amendment No. 1 to the shareholder agreement, each in the form attached as Annex G. The shareholder agreement, as amended, requires, among other things, these NAVA shareholders to vote all NAVA shares beneficially owned by them in favor of the arrangement resolution and the arrangement. The NAVA shareholders who entered into the shareholder agreement, as amended, collectively held approximately 44% of the outstanding NAVA common shares and 100% of the NAVA preferred shares as of May 8, 2000 (other than NAVA shares issuable upon exercise of options or warrants or conversion of preferred stock or debt).

Interests of NAVA's Officers and Directors in the Arrangement (See page 31)

   When considering the recommendation of NAVA's board of directors, you should be aware that some directors and officers of NAVA have the following interests in the arrangement that are different from, or in addition to, those of NAVA shareholders:

  . As of May 8, 2000 the executive officers and directors of NAVA owned an aggregate of 4,538,996 NAVA common shares and 1,000,000 NAVA preferred shares (other than shares issuable upon exercise of options or warrants or upon conversion of preferred stock or debt).

  . NAVA has entered into retention agreements with 13 key employees, including officers of NAVA, which, subject to the satisfaction of customary conditions, provide for total payments up to $1,035,000, payable at various points, beginning with the date of execution of the share exchange agreement and ending with the one year anniversary of that date.

  . Baxter has agreed not to modify any rights to indemnification in favor of NAVA's officers and directors as provided in NAVA's bylaws as of the time the share exchange agreement was signed for a period of six years from the closing of the arrangement. Baxter will maintain officers' and directors' liability insurance to cover any such liabilities for a period of five years from the closing of the arrangement.

  . Certain directors have interests in financing arrangements with NAVA. If the arrangement is completed, the obligations of NAVA pursuant to these financing arrangements will become obligations of a Baxter subsidiary.

As a result, NAVA's directors and officers may be more likely to vote to approve the arrangement resolution and the arrangement than NAVA shareholders generally.

Accounting Treatment of the Arrangement (See page 37)

   Baxter will account for the acquisition of NAVA using the purchase method of accounting. It is expected that a substantial portion of the purchase price will be allocated to NAVA's in-process research and development which, under generally accepted accounting principles, will be expensed by Baxter immediately following the completion of the arrangement.

Compliance with Antitrust Laws (See page 32)

   United States antitrust laws prohibit Baxter and NAVA from completing the arrangement until they have furnished information to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a required waiting period has ended or has been terminated. At the end of December, 1999, Baxter and NAVA received notice of early termination of the waiting period. The Department of Justice and Federal Trade Commission, as well as a state or private person, may challenge the arrangement at any time before or after its completion.

Court Approval (See page 32)

   An arrangement under the CBCA requires approval by a Canadian court. Prior to the mailing of this proxy statement/prospectus, NAVA obtained an interim order from the Quebec Superior Court providing for the calling and holding of the meeting and other procedural matters. A copy of the form of interim order submitted to the court is attached hereto as Annex H. Subject to the approval of the arrangement resolution and the arrangement by the NAVA shareholders at the special meeting, the hearing in respect of the final order is scheduled to take place following the special meeting on a date to be determined in the Quebec Superior Court at 1 Notre-Dame Street East, Montreal, Canada.

Recent Developments

   On March 31, 2000, Baxter completed the spin-off of its cardiovascular business to Baxter stockholders. The cardiovascular business manufactures, markets and sells a comprehensive line of products and services to treat late-stage cardiovascular disease. In addition, the cardiovascular business offers a diverse grouping of product lines comprised mostly of select distributed products that are sold in international markets, and miscellaneous pharmaceutical products. As a result of the spin-off, the cardiovascular business operates as an independent entity with publicly traded common stock under the name "Edwards Lifesciences Corporation".

                           BAXTER INTERNATIONAL INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following selected historical consolidated financial data should be read in conjunction with Baxter's consolidated financial statements and related notes which are incorporated by reference in this proxy statement/prospectus. The consolidated income statement information for each of the three years ended December 31, 1999 and the consolidated balance sheet data as of December 31, 1999 and 1998, are derived from the consolidated financial statements of Baxter which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this proxy statement/prospectus.

                                         As of or for the years ended December
                                                          31,
                                         --------------------------------------
                                          1999  1998(a) 1997(b) 1996(c) 1995(d)
                                         ------ ------- ------- ------- -------
                                          (in millions, except for share data)
   Income Statement Data
     Net sales.........................  $6,380 $5,706  $5,259  $4,583  $4,318
     Income from continuing operations.     779    275     371     505     322
   Per Share Data
     Average number of common shares
      outstanding (e)..................     290    284     278     272     277
     Income from continuing operations
      per common share:
       Basic...........................    2.69   0.97    1.34    1.85    1.16
       Diluted.........................    2.64   0.95    1.31    1.82    1.15
     Cash dividends declared per common
      share............................   1.164  1.164   1.139    1.17    1.11
   Balance Sheet Data
     Total assets (f)..................   9,644  9,873   8,511   7,407   9,282
     Long-term debt and lease
      obligations......................   2,601  3,096   2,635   1,695   2,372

--------
(a) Income from continuing operations includes charges for in-process research and development, net litigation, and exit and other reorganization costs of $116 million, $178 million and $122 million, respectively.
(b) Income from continuing operations includes a charge for in-process research and development of $220 million.
(c) Certain balance sheet data are affected by the spin-off of Allegiance Corporation, which occurred on September 30, 1996.
(d) Income from continuing operations includes charges for net litigation of $96 million and exit and other reorganization costs of $103 million.
(e) Excludes common stock equivalents.
(f) Effective March 31, 2000, Baxter distributed all of the outstanding stock of Edwards Lifesciences Corporation, Baxter's cardiovascular business, in a tax-free spin-off. Approximately $917 million of net assets were transferred to Edwards in connection with the spin-off.

                          NORTH AMERICAN VACCINE, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following selected historical consolidated financial data should be read in conjunction with NAVA's consolidated financial statements and related notes which are incorporated by reference in this proxy statement/prospectus. The consolidated income statement information for each of the three years ended December 31, 1999 and the consolidated balance sheet data as of December 31, 1999 and 1998, are derived from the consolidated financial statements of NAVA which have been audited by Arthur Andersen LLP, independent accountants, and are incorporated by reference in this proxy statement/prospectus.

                              As of or for the years ended December 31,
                                (in thousands, except per share data)
                           ---------------------------------------------------
                             1999       1998       1997       1996      1995
                           ---------  ---------  ---------  --------  --------
Statement of Operations
 Data:
  Revenues:
    Marketing, research
     and development
     agreements........... $   5,909  $   6,149  $   8,001  $  9,656  $  3,000
    Product Sales.........     5,049      2,230      1,699       892       --
                           ---------  ---------  ---------  --------  --------
      Total revenues......    10,958      8,379      9,700    10,548     3,000
  Operating Expenses:
    Production............    22,950     19,196     18,662    14,764     6,317
    Research and
     development..........    16,179     17,986     19,860    11,594    10,206
    General and
     administrative.......    12,900     10,800     11,386     6,753     6,696
                           ---------  ---------  ---------  --------  --------
      Total operating
       expenses...........    52,029     47,982     49,908    33,111    23,219
                           ---------  ---------  ---------  --------  --------
  Operating loss..........   (41,071)   (39,603)   (40,208)  (22,563)  (20,219)
  Gain on sale of
   investments in
   affiliates.............       952        --         --      4,228    14,429
  Interest and dividend
   income.................       513      1,497      3,140     2,934       804
  Interest expense........    (9,967)   (18,503)    (6,772)   (4,088)      --
                           ---------  ---------  ---------  --------  --------
  Net loss................ $ (49,573) $ (56,609) $ (43,840) $(19,489) $ (4,986)
                           =========  =========  =========  ========  ========
  Basic and diluted net
   loss per share......... $   (1.52) $   (1.76) $   (1.39) $  (0.63) $  (0.17)
                           =========  =========  =========  ========  ========
  Weighted-average number
   of common shares
   outstanding............    32,592     32,152     31,641    30,764    29,745
Balance Sheet Data:
  Cash and cash
   equivalents............ $     563  $  22,953  $  45,502  $ 70,881  $ 10,443
  Investment in
   affiliates, at market..       --       1,554        843     1,281     9,065
  Total assets............    33,591     64,525     84,508   122,962    41,249
  6.5% Convertible
   subordinated notes.....    75,326     83,734     83,734    86,250       --
  4.5% Convertible secured
   notes..................    25,000     25,000        --        --        --
  Long-term portion of
   capital lease..........        79      2,356      4,110     5,871       --
  Preferred stock.........     6,538      6,538      6,538     6,538     6,538
  Common stock............    90,550     80,824     78,509    71,357    58,474
  Additional Paid-in
   capital................    13,593     11,956        --        --        --
  Cumulative comprehensive
   income excluded from
   net loss...............       --         926        215       653     7,466
  Accumulated deficit.....  (208,791)  (159,218)  (102,609)  (58,769)  (39,280)
  Dividends...............       --         --         --        --        --

                  CERTAIN COMPARATIVE UNAUDITED PER SHARE DATA

   The following summary presents selected comparative unaudited per share data for Baxter and NAVA on a historical and equivalent per share basis. The information listed below should be read in conjunction with the historical financial data and statements of each of NAVA and Baxter, which are incorporated by reference.

   The per share data set forth below are presented for comparative purposes only and are not necessarily indicative of the future combined financial position, the results of operations or the actual results or combined financial position of NAVA and Baxter that would have been achieved had the arrangement been completed as of the date or at the beginning of the period indicated.

   The equivalent per share amounts for NAVA adjust the historical Baxter amounts to reflect the assumed exchange ratio of shares of Baxter common stock for shares of NAVA common shares as contemplated by the share exchange agreement, as amended. For the purposes of the comparison below, the exchange ratio was assumed to be .1084 shares of Baxter common stock for each NAVA common share, using a price per share of Baxter common stock of $61.8125, the closing price on May 5, 2000. Pro forma amounts have been omitted because the effects of the arrangement on Baxter's earnings from continuing operations and book value are not significant.

North American Vaccine, Inc.

                                                                  Year ended
                                                               December 31, 1999
                                                               -----------------
Per share amounts:
  Loss from continuing operations.............................      ($1.52)
  Cash dividends..............................................         --  (a)
                                                               December 31, 1999
                                                               -----------------
Net book value................................................      ($3.18)

Baxter International Inc.

                                                                Year ended
                                                             December 31, 1999
                                                            -------------------
                                                            Baxter NAVA Common
                                                            Common    Share
                                                            Stock   Equivalent
                                                            ------ ------------
Per share amounts:
  Earnings from continuing operations per basic share...... $ 2.69 $     .29 (b)
  Earnings from continuing operations per diluted share....   2.64       .29 (b)
  Cash dividends...........................................  1.164      .126 (b)
                                                             December 31, 1999
                                                            -------------------
                                                            Baxter NAVA Common
                                                            Common    Share
                                                            Stock   Equivalent
                                                            ------ ------------
Net book value............................................. $11.54 $1.25 (b)(c)

--------
(a) NAVA has never paid cash dividends on NAVA common shares.

(b) Calculated by multiplying amounts per share of Baxter common stock by .1084, the assumed exchange ratio using a value per share of Baxter common stock of $61.8125, the closing price on May 5, 2000. The actual exchange ratio may be different, as it will be determined using the average closing prices of shares of Baxter common stock for the ten consecutive trading days ending on and including the fifth trading day prior to the date of completion of the arrangement.
(c) Effective March 31, 2000, Baxter distributed all of the outstanding stock of Edwards Lifesciences Corporation, Baxter's cardiovascular business, in a tax-free spin-off. Approximately $917 million of net assets were transferred to Edwards in connection with the spin-off.

                            MARKET PRICE INFORMATION

Baxter Market Price Data

   The following table sets forth the range of high and low sales prices reported on the New York Stock Exchange for Baxter common stock for the periods indicated.

                                                                   High   Low
                                                                  ------ ------
      Fiscal 1997
        First Quarter............................................ $48.75 $40.63
        Second Quarter...........................................  55.38  42.38
        Third Quarter............................................  60.50  42.00
        Fourth Quarter...........................................  56.19  44.00
      Fiscal 1998
        First Quarter............................................ $61.69 $48.69
        Second Quarter...........................................  58.00  52.00
        Third Quarter............................................  63.25  53.13
        Fourth Quarter...........................................  66.00  57.00
      Fiscal 1999
        First Quarter............................................ $75.94 $62.56
        Second Quarter...........................................  68.63  60.38
        Third Quarter............................................  70.75  58.69
        Fourth Quarter...........................................  68.75  59.83
      Fiscal 2000
        First Quarter............................................ $64.56 $49.56
        Second Quarter (through May 11, 2000).................... $67.81 $56.44

NAVA Market Price Data

   The following table sets forth the range of high and low sales prices reported on the American Stock Exchange for NAVA common shares for the periods indicated.

                                                                   High   Low
                                                                  ------ ------
      Fiscal 1997
        First Quarter............................................ $27.50 $19.75
        Second Quarter...........................................  21.00  17.50
        Third Quarter............................................  25.50  18.63
        Fourth Quarter...........................................  29.75  22.44
      Fiscal 1998
        First Quarter............................................ $25.00  16.63
        Second Quarter...........................................  20.25  15.25
        Third Quarter............................................  17.44   6.63
        Fourth Quarter...........................................  15.88   7.38
      Fiscal 1999
        First Quarter............................................ $ 8.56 $ 6.13
        Second Quarter...........................................   6.88   4.00
        Third Quarter............................................   9.00   5.00
        Fourth Quarter...........................................   7.63   4.00
      Fiscal 2000
        First Quarter............................................ $ 5.75 $ 2.69
        Second Quarter (through May 11, 2000).................... $ 4.31 $ 2.56

Recent Closing Prices

   As of April 17, 2000, the last trading day before announcement of the amendments to the proposed arrangement, the closing price per share on the New York Stock Exchange for Baxter common stock was $56.44 and the closing price per share on the American Stock Exchange for NAVA common shares was $2.875. On May 11, 2000, the closing price per share of Baxter common stock was $67.8125 and of NAVA was $4.125.

   Because the market price of Baxter common stock is subject to fluctuation, the market value of the shares of Baxter common stock that holders of NAVA shares will receive in the arrangement may increase or decrease prior to and following the arrangement. We urge shareholders to obtain current market quotations for Baxter common stock and NAVA common shares. We cannot assure you as to the future prices or markets for Baxter common stock or NAVA common shares.

                                  RISK FACTORS

   By voting in favor of the arrangement, NAVA shareholders will be choosing to invest in Baxter common stock. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the arrangement. If any of the following risks actually occur, the business and prospects of NAVA or Baxter may be seriously harmed. In such case, the trading price of Baxter common stock may decline, and you may lose all or part of your investment.

                        Risks Related to the Arrangement

The market value of Baxter common stock on the day the arrangement is completed may vary from the average closing price of Baxter common stock used to calculate the consideration to be received by NAVA shareholders in the arrangement.

   Under the share exchange agreement, as amended, each NAVA common share will be exchanged for (i) a fraction of a share of Baxter common stock equal to $6.70 divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the fifth trading day prior to the completion of the arrangement, and (ii) a cash payment of $0.03 per share, and each NAVA preferred share will be exchanged for (i) a fraction of a share of Baxter common stock equal to $6.70 divided by this average Baxter common stock closing price, and (ii) a cash payment of $0.03 per share for each NAVA common share issuable upon conversion of a NAVA preferred share. Once the ratio for shares of Baxter common stock is determined, it will be a fixed value that will not be adjusted for any increase or decrease in the market price of Baxter common stock and the value of the Baxter common stock to be received by NAVA shareholders in the arrangement will fluctuate with changes in the Baxter common stock price. The market value of Baxter common stock on the day the arrangement is completed may vary from the average closing price of Baxter common stock used to calculate the arrangement consideration. These prices may vary because of changes in the business, operations or prospects of Baxter or NAVA, market assessments of the likelihood that the arrangement will be completed, the timing of the completion of the arrangement, the prospects of post-arrangement operations, regulatory considerations, general market and economic conditions and other factors. As a result, the market value of the shares of Baxter common stock you receive in the arrangement may be more or less than the value attributed to your NAVA shares in calculating the arrangement consideration.

The price of Baxter common stock may be affected by factors different from those affecting the price of NAVA shares.

   Upon completion of the arrangement, holders of NAVA shares will become holders of Baxter common stock. Baxter's business differs from that of NAVA and Baxter's results of operations, as well as the price of Baxter common stock, may be affected by factors different from those affecting NAVA's results of operations and the price of NAVA shares. For a discussion of Baxter's and NAVA's businesses and certain factors to consider in connection with their businesses, see Baxter's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and NAVA's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, each of which are incorporated by reference in this proxy statement/prospectus.

Baxter has the option not to complete the transaction.

   NAVA has failed to satisfy certain conditions to closing relating to regulatory approvals and manufacturing of NeisVac-CTM. Baxter has not waived this condition, nor any other condition to closing. As a result, Baxter has no obligation to complete the arrangement, even if the transaction is approved by NAVA shareholders. Even though Baxter has requested that we hold the special meeting of shareholders to approve the arrangement, there can be no assurance that Baxter will complete the arrangement even if NAVA shareholders approve the transaction and all other conditions to closing are satisfied.

Failure to approve or complete the arrangement could negatively impact NAVA's share price and future business and operations.

   If the arrangement is not completed for any reason, NAVA may be subject to a number of material risks, including the following:

  . NAVA may be required to repay amounts borrowed and the deferred loan fee under the credit facility with BioChem Pharma Inc. and Dr. Phillip Frost. As of May 4, 2000 the principal amount outstanding under this credit facility was $33,700,000.

  . NAVA may be required to pay Baxter a termination fee of $14 million and reimburse Baxter for expenses up to $1 million;

  . the price of NAVA shares may decline to the extent that the current market price of NAVA shares reflects a market assumption that the arrangement will be completed; and

  . costs related to the arrangement, such as legal and accounting fees, must be paid even if the arrangement is not completed.

   In addition, current and prospective NAVA employees may experience uncertainty about their future roles with Baxter until Baxter's strategies with regard to NAVA are announced or executed. This may adversely affect NAVA's ability to attract and retain key management, sales, marketing and technical personnel.

   Further, if the arrangement is terminated and NAVA's board of directors determines to seek another arrangement or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the arrangement or sufficient financing on acceptable terms that may be necessary to fund NAVA's continuing operations. In addition, while the share exchange agreement, as amended, is in effect, NAVA is prohibited, subject to certain exceptions, from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as an arrangement, sale of assets or other business combination, with any party other than Baxter.

NAVA's officers and directors have conflicts of interest that may influence them to support or approve the arrangement.

   In addition to owning NAVA shares, the directors and officers of NAVA participate in employee retention programs and have continuing indemnification against liabilities and other interests that provide them with interests in the arrangement that are different from, or in addition to, yours, including the following:

  . Certain officers of NAVA are participants in employee retention programs established by NAVA. Under these programs, these officers are entitled to certain benefits, including bonus payments, if the arrangement is completed.

  . Baxter has agreed not to amend the indemnity provisions in NAVA's bylaws covering present and former NAVA officers and directors against liabilities arising out of such person's services as an officer or director. Baxter will maintain officers' and directors' liability insurance to cover any such liabilities for five years following the closing of the arrangement.

  . Certain directors, including Dr. Phillip Frost and directors affiliated with BioChem Pharma have interests in the financing arrangements between NAVA, BioChem Pharma and Dr. Phillip Frost. If the arrangement is completed, the obligations of NAVA to BioChem Pharma and Dr. Phillip Frost under the financing arrangements will become obligations of a Baxter subsidiary.

   For the above reasons, the directors and officers of NAVA could be more likely to vote to approve the arrangement than if they did not hold these interests. NAVA shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the arrangement.

                        Risk Related to Baxter and NAVA

   In addition to the risks discussed above, Baxter and NAVA are subject to their own specific risks, including risks relating to their respective businesses, strategies, markets and legal and regulatory environment. For a detailed discussion of these risks, please see "Risk Factors" in each of Baxter's and NAVA's reports filed under the Securities Exchange Act of 1934 and incorporated by reference into this proxy statement/prospectus.

         FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT/PROSPECTUS

   This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Baxter's and NAVA's financial condition, results of operations and business and the expected impact of the arrangement on Baxter's financial performance. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the arrangement, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 13.

                              THE SPECIAL MEETING

General

   We are furnishing this proxy statement/prospectus to holders of NAVA shares in connection with the solicitation of proxies by and on behalf of the management of NAVA and the NAVA board of directors for use at the special meeting of shareholders of NAVA to be held on June 15, 2000, and any adjournment of the special meeting.

   This proxy statement/prospectus is first being furnished to NAVA shareholders on or about May 16, 2000. This proxy statement/prospectus is also furnished to NAVA shareholders as a prospectus in connection with the issuance by Baxter of shares of Baxter common stock as contemplated by the share exchange agreement, as amended.

Date, Time and Place

   The special meeting will be held on June 15, 2000 at 9:00 a.m., eastern standard time, at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada.

Matters to be Considered at the Special Meeting

   At the special meeting and any adjournment of the special meeting, NAVA shareholders will be asked:

  . to consider and vote upon the approval of the arrangement resolution and the arrangement; and

  . to transact such other business as may properly come before the meeting.

   The full text of the arrangement resolution is attached hereto as Annex A.

Record Date

   NAVA has fixed the close of business on May 8, 2000 as the record date for determining the NAVA shareholders entitled to notice of, and to vote at, the special meeting. Each NAVA shareholder is entitled to one vote at the meeting for each share registered in the shareholder's name as at the close of business on the record date, except that a transferee of NAVA shares after the record date will be entitled to vote at the meeting if the transferee produces properly endorsed certificates for its shares or otherwise establishes that the transferee owns these shares, and has demanded not later than ten days before the meeting, or any adjournment of the meeting, that the transferee's name be included in the list of NAVA shareholders entitled to vote at the meeting, such list having been prepared as of the record date.

Voting of Proxies

   We request that NAVA shareholders complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to NAVA. To be effective, the proxy must be received not later than 5:00 p.m., eastern standard time, two business days preceding the special meeting, or if the special meeting is adjourned, not later than 48 hours (excluding Saturdays, Sunday and holidays) before the time the adjourned special meeting is to be reconvened, or deposited with the chairman of the special meeting at the commencement of the special meeting or any adjournment of the special meeting. Brokers holding shares in "street name" may vote the shares only if the beneficial shareholder provides instructions on how to vote. Brokers will provide beneficial owners instructions on how to direct the brokers to vote the shares. All properly executed and effective proxies that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the arrangement resolution and the arrangement. NAVA's board of directors does not currently intend to bring any other business before the special meeting and, so far as NAVA's board of directors knows, no other matters, including amendments or variations to the matters set out in the notice of meeting, are to be brought before the special meeting. If other business, including amendments or variations to the matters set out in the notice of meeting, properly comes before the special meeting or any adjournment of the special meeting, the proxies will vote in accordance with their own judgment.

   The persons designated on the enclosed form of proxy are directors of NAVA. A NAVA shareholder has the right to appoint a proxy to represent the shareholder at the meeting other than the persons whose names appear as proxies in the accompanying form of proxy, by striking out the printed names and inserting the name of the shareholder's chosen proxy (who need not be a NAVA shareholder) in the blank space provided for that purpose in the form of proxy or by completing another proper form of proxy.

   The execution or exercise of a proxy does not constitute written objection for the purposes of the right to dissent.

Revocation of Proxies

   Shareholders may revoke their proxies at any time prior to their use:

  . by delivering to the secretary of NAVA a notice of revocation signed by the shareholder or his attorney authorized in writing or a later-dated, signed proxy; or

  . by attending the special meeting and voting in person.

   For any written notice of revocation to be effective, it must be delivered to NAVA's registered office at any time up to and including the last business day preceding the day of the special meeting, or any adjournment of the special meeting, or, prior to the meeting, to the chairman of the special meeting on the day of the special meeting, or any adjournment of the special meeting, or in any other manner permitted by law. NAVA's registered office is 1 Place Ville Marie, 40th Floor, Montreal, Quebec H3B 4M4, Canada. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

Votes Required

   As of May 8, 2000, there were 32,870,350 NAVA common shares outstanding. The arrangement resolution must be approved by at least 66 2/3% of the votes cast by NAVA common shareholders in person or by proxy and entitled to vote at the meeting (and for this purpose, any spoiled votes, illegible votes, defective votes and abstentions shall not be considered as votes cast). NAVA common shareholders have one vote per NAVA common share owned on the record date.

   As of May 8, 2000 there were 2,000,000 NAVA preferred shares outstanding. The arrangement resolution must be approved by at least 66 2/3% of the votes cast by the NAVA preferred shareholders in person or by proxy and entitled to vote at the special meeting (and for this purpose, any spoiled votes, illegible votes, defective votes and abstentions shall not be considered as votes cast). NAVA preferred shareholders will have one vote per NAVA preferred share owned on the record date.

   The following table sets forth as of May 8, 2000 each person who, to the knowledge of the directors or officers of NAVA, beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the votes attached to any class of NAVA shares entitled to vote at the meeting (other than NAVA shares issuable upon exercise of options or warrants or conversion of preferred stock or debt):

                                      Number and class of securities  Percentage
      Name                                        owned                of class
      ----                           -------------------------------- ----------
      BioChem Pharma Inc............ 10,522,640 NAVA common shares       32%
      BioChem Pharma Inc............  1,000,000 NAVA preferred shares    50%
      Dr. Phillip Frost.............  3,785,278 NAVA common shares       12%
      Dr. Phillip Frost.............  1,000,000 NAVA preferred shares    50%

   As of May 8, 2000, directors and officers of NAVA beneficially owned an aggregate of 4,538,996 NAVA common shares or approximately 14% of the NAVA common shares outstanding on that date. The directors and officers of NAVA have indicated their intention to vote their NAVA common shares in favor of the arrangement resolution and the arrangement. As of May 8, 2000, directors and officers of NAVA beneficially owned an aggregate of 1,000,000 NAVA preferred shares or approximately 50% of the NAVA preferred shares outstanding on that date. The directors and officers of NAVA have indicated their intention to vote the NAVA preferred shares in favor of the arrangement resolution and the arrangement. Under a shareholder agreement, as amended by amendment No. 1, each in the form attached as Annex G to this proxy statement/prospectus, NAVA shareholders owning an aggregate of 14,307,918 common shares or approximately 44% of NAVA's common shares outstanding as of May 8, 2000 (other than NAVA shares issuable upon exercise of options or warrants or conversion of preferred stock or debt) and 2,000,000 preferred shares or 100% of NAVA's preferred shares outstanding as of May 8, 2000, have agreed to vote all of their NAVA shares for approval of the arrangement resolution and the arrangement. As of May 8, 2000 Baxter owned 714,286 NAVA common shares which it intends to vote in favor of the arrangement resolution and the arrangement.

Quorum; Abstentions and Broker Non-Votes

   The required quorum for the transaction of business at the special meeting is 10% of each of the NAVA common shares and NAVA preferred shares issued and outstanding on the record date.

   Broker non-votes represent shares held by brokers or nominees as to which
(i) the broker or nominee does not have discretionary voting power under the applicable exchange rules and (ii) instructions have not been received from the beneficial owners or the persons entitled to vote these shares. Abstentions and broker non-votes will not be counted as votes actually cast at the meeting on any matter to which they relate. Abstentions will, and broker non-votes will not, be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Brokers holding shares for beneficial owners cannot vote on the actions proposed in this proxy statement/prospectus without the owners' specific instructions. Accordingly, NAVA shareholders are urged to return the enclosed proxy card marked to indicate their vote.

Solicitation of Proxies and Expenses

   The solicitation of proxies is made by or on behalf of the board of directors and management of NAVA.

   NAVA will bear its own expenses in connection with the solicitation of proxies for the special meeting of NAVA shareholders, except that each of NAVA and Baxter will pay one-half of all printing and filing costs and expenses incurred in connection with the registration statement and this proxy statement/prospectus.

   In addition to solicitation by mail, the directors, officers and employees of NAVA may solicit proxies from NAVA shareholders by telephone, facsimile, e-mail or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

Board of Directors Recommendation

   The NAVA board of directors has determined that the share exchange agreement, as amended, and the arrangement are fair to, and in the best interests of, NAVA and its shareholders. Accordingly, the board of directors has approved the share exchange agreement, as amended, and recommends that shareholders approve the arrangement and vote in favor of the arrangement resolution. In considering this recommendation, NAVA shareholders should be aware that NAVA's directors and officers have interests in the arrangement that are different from, or in addition to, those of NAVA's shareholders, and that Baxter has agreed to provide indemnification arrangements to the directors and officers of NAVA. See "The Arrangement--Interests of NAVA's Officers and Directors in the Arrangement."

   The matters to be considered at the special meeting are of great importance to the shareholders of NAVA. Accordingly, NAVA shareholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

   NAVA shareholders should not send any share certificates with their proxy cards. A transmittal form with instructions for the surrender of NAVA share certificates will be mailed to NAVA shareholders promptly after completion of the arrangement.

                                THE ARRANGEMENT

   This section of the proxy statement/prospectus describes material aspects of the proposed arrangement, including the share exchange agreement, as amended. While we believe that the description covers the material terms of the arrangement and the related transactions, this summary may not contain all of the information that is important to NAVA shareholders. Shareholders should read the entire share exchange agreement, as amended by amendment no. 1, and the other documents we refer to carefully and in their entirety for a more complete understanding of the arrangement.

Background of the Arrangement

   In February, 1999, the NAVA board of directors met to consider NAVA's liquidity needs, its product development efforts and potential, its collaborative opportunities, its prospects for continuing to operate as an independent company, and developments in the company's marketplace in general. The board of directors determined that it would be appropriate to explore the strategic alternatives available to NAVA, ranging from product collaborations, to sale or licenses of various products, to a sale of the entire company. Management was authorized to engage Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its investment banking firm and to initiate discussions with third parties regarding these strategic alternatives. NAVA entered into an engagement letter with Morgan Stanley, dated March 17, 1999, to advise NAVA regarding strategic alternatives.

   Beginning in March of 1999, Morgan Stanley initiated contact with twelve companies having operations or interests in the vaccine marketplace to determine their interest in pursuing a strategic transaction with NAVA. As a result of these contacts, nine companies entered into confidentiality agreements with NAVA in the Spring of 1999 to undertake due diligence activities regarding NAVA's business and operations. Baxter entered into a confidentiality agreement with NAVA as of May 7, 1999 and attended a management presentation at NAVA's facilities on that day.

   From May through August, each of these companies, including Baxter, conducted due diligence activities regarding various strategic initiatives involving NAVA. On July 1, 1999, NAVA received a preliminary, non-binding expression of interest from Baxter to acquire all of NAVA's shares, indicating a preliminary value range and flexibility as to the form of consideration. In light of this development and the expectation of receiving other indications of interest, including a potential indication from an affiliated party, the NAVA board of directors met on July 6, 1999 and authorized the creation of a special committee to consider all proposals for strategic transactions and to make recommendations to the full board of directors. The special committee was comprised of Neil W. Flanzraich, Dr. Phillip Frost, Denis Dionne and Jonathan Deitcher.

   At the first meeting on July 6, 1999, the special committee reviewed with Morgan Stanley the status of possible collaborative and acquisition transactions with Baxter and one other interested party. The special committee instructed Morgan Stanley to pursue any other potential bidders and also decided to retain independent U.S. and Canadian counsel to advise it.

   The special committee next met on July 21, 1999. Morgan Stanley informed the special committee that a third-party had submitted preliminary proposals for collaborative arrangements, as well as an indication of interest to acquire NAVA's shares at a price that was substantially below Baxter's preliminary indication of interest. The special committee determined that the third party's bid was too low, but instructed Morgan Stanley to seek an increase in the bid price and to pursue the collaborative arrangements. Management reviewed for the special committee NAVA's current financial condition and informed the special committee of NAVA's initial draw down under a line of credit guaranteed by BioChem Pharma. The special committee also appointed Neil Flanzraich chairman of the special committee to lead negotiations with potential bidders, in consultation with the other committee members and with its outside counsel and financial advisors.

   On July 23, 1999 the special committee met and was informed by Morgan Stanley that the third party bidder was not interested in raising its bid to purchase the entire company. The special committee directed special counsel to draft definitive acquisition agreements for this bidder and Baxter. It also asked Morgan Stanley to set a deadline of August 2, 1999 for submission of bids.

   On August 2, 1999, the special committee met to review the bids received by Morgan Stanley. Morgan Stanley reported that Baxter had proposed to purchase all of the outstanding shares of NAVA and had also offered one contingent value right for each share. The special committee reviewed the other terms of Baxter's offering, including the proposed interim financing and a request for exclusive negotiations. Morgan Stanley also reported that the other bidder had proposed a series of licensing transactions, in combination with the acquisition of under 20% of the outstanding NAVA shares.

   During the first week of August, 1999 the special committee met to review the combination of licensing proposal and share purchase and the Baxter proposal. The special committee determined that based upon proposals received to date and the needs and prospects of NAVA, the best interests of NAVA would be served through a sale of the entire company rather than through the licensing of various potential products. The special committee determined to focus its efforts on a sale of the entire company. In addition, the committee determined, based upon its review and the advice of its advisors, to advise Baxter that its proposal to acquire the company was inadequate.

   On August 18, 1999, Baxter submitted to NAVA a revised proposal in which the value of the stock component of the proposal was increased and the value of the contingent value right component of the proposal was decreased, with an overall increase in the value of the proposal. During the latter part of August, 1999 the special committee met to consider the revised proposal from Baxter. After consideration of the proposal and discussions of the potential long-term value of NAVA, the special committee again determined to advise Baxter that its proposal was inadequate.

   After being notified that its revised proposal was inadequate, Baxter continued to conduct due diligence activities regarding NAVA and to evaluate changes to its proposal. Based upon its continuing due diligence review and discussions during this period with Neil Flanzraich, the chairman of the special committee, Baxter submitted a further revised non-binding proposal to NAVA on September 13 in which it offered the same value in Baxter stock, but increased the potential value for the contingent value right.

   On September 15, 1999 the special committee met to review the latest proposal from Baxter. Based upon all of the information available to it, including presentations by its advisors, the special committee determined to recommend to the board of directors that it proceed with a sale of the entire company and that negotiations should continue with Baxter to determine whether an acquisition transaction could be completed consistent with the terms of the September 13 proposal. On September 16, the full board of directors met and approved the recommendation of the special committee.

   During the latter part of September, 1999, representatives of Baxter and NAVA met to review developments concerning NAVA, including Abbott Laboratories' termination of its distributorship arrangement, revisions to NAVA's financial projections, and NAVA's interim financing needs. As a result of these discussions and its review of NAVA's revised financial projections, on October 4, 1999, Baxter made a revised non-binding proposal to NAVA that reflected a downward adjustment in the value of the Baxter stock component of the proposal while maintaining the value of the contingent value right.

   The special committee subsequently met to review the latest changes in the Baxter proposal and authorized Mr. Flanzraich to continue direct discussions with principals of Baxter to seek to increase the value of the Baxter stock included as part of the proposal. As a result of these discussions, on October 7, 1999, Baxter agreed to further revisions to its non-binding proposal to increase the value of the Baxter stock component of its proposal above that contained in the October 4 proposal, but below that contained in the September 13 proposal.

   The special committee subsequently considered the latest revisions to the Baxter proposal and authorized management to explore with Baxter the key provisions of an acquisition transaction. During the ensuing two weeks, representatives of Baxter and NAVA met to review and evaluate the key aspects of an acquisition transaction, principally including adverse tax effects associated with NAVA's organization as a Canadian corporation with substantially all of its assets held and operations conducted through a branch or subsidiaries in the United States, as well as NAVA's interim financing needs.

   Based upon its consideration of these and other matters, the board of directors was informed at a meeting held on October 26, 1999 that Baxter's non-binding proposal had been further revised to reduce the value of the Baxter stock component to $7.00 per share and to eliminate the contingent value right in exchange for Baxter agreeing to absorb certain tax costs associated with an acquisition transaction and Baxter agreeing to provide interim funding in an acceptable amount. At the same meeting, the board of directors were presented with an interim funding proposal by its principal shareholder, Biochem Pharma, pursuant to which Biochem offered to provide funding to NAVA under certain conditions, including the commencement of a rights offering by NAVA. After a review of NAVA's prospects to remain independent, its cash requirements to develop its products, and developments in the marketplace, the board of directors determined to proceed with the Baxter proposal if the proposal was confirmed in writing. On October 29, Baxter presented to NAVA a formal written, non-binding offer for interim financing and an acquisition transaction.

   On October 29, 1999 the board of directors met to review the written proposal from Baxter for interim funding and an acquisition transaction consistent with the October 26, 1999 discussions. After review of the proposal, it was approved by the board of directors.

   On November 1, 1999 NAVA entered into a financing agreement with the Bank of America, N.A., guaranteed by Baxter, pursuant to which Bank of America agreed to lend NAVA $5 million immediately and up to an additional $25 million if NAVA and Baxter entered into a definitive acquisition agreement by November 15, 1999.

   Between November 1 and November 15, Baxter and NAVA negotiated the terms of a definitive acquisition agreement, but were unable to complete these negotiations by November 15. On November 15, Bank of America and Baxter agreed to extend the November 15 deadline to permit negotiations to be completed.

   On November 17, 1999 the board of directors met to consider a final form of the share exchange agreement. After receiving advice from its financial and legal advisors, and based upon an assessment of the long-term interests of the shareholders, the board of directors determined to approve the share exchange agreement and the arrangement. The special committee met immediately following the board of directors meeting and approved, and consented to a release from the standstill agreement with Baxter to allow, the sale by BioChem Pharma of 714,286 NAVA common shares to Baxter for approximately $5,000,000 in return for an offer by BioChem Pharma to replace the line of credit which it guaranteed in the event it was terminated at the end of 1999.

   On November 18, 1999 the share exchange agreement was executed and a press release was issued announcing the transaction.

   During the period between November, 1999 and February, 2000, Baxter and NAVA discussed developments concerning NAVA, including the status of NAVA obtaining regulatory approval for NeisVac-C(TM) in the U.K.

   On February 23, 2000, Baxter received a letter from Kirkpatrick & Lockhart LLP on behalf of NAVA, describing, among other things, the status of the regulatory approval process for NeisVac-C(TM) and indicating to Baxter that there was a likelihood that receipt of this regulatory approval and certain other conditions to closing the transaction relating to the production of the NeisVac-C(TM) vaccine would not occur by April 1, 2000, as required by the share exchange agreement. In addition, NAVA requested, among other things, that Baxter confirm to NAVA that it would close the transaction notwithstanding the failure by NAVA to satisfy these closing conditions.

   On March 3, 2000, Baxter delivered a response to the February 23, 2000 letter stating that Baxter was committed to closing the transaction if all closing conditions could be fully satisfied by NAVA in accordance with the share exchange agreement, but that Baxter was not prepared to waive any failure to satisfy the closing conditions contained in the share exchange agreement. In addition, Baxter proposed, as a contingency in the event that the conditions to closing the transaction would not be satisfied by NAVA, certain terms under which Baxter was prepared to complete the transaction given the factual circumstances Baxter believed to exist at the time. This proposal included, among other things, a reduction of the purchase price from $7.00 per share to $6.00 per share, a one-month extension of certain deadlines contained in the share exchange agreement, including an extension until April 30, 2000 to satisfy the closing conditions contained in the share exchange agreement relating to the production and distribution of the NeisVac-C(TM) vaccine, and a requirement that NAVA obtain additional financing to repay all outstanding indebtedness with Bank of America, which indebtedness was guaranteed by Baxter.

   On March 9, 2000, Baxter received a letter from NAVA in which NAVA disputed certain factual assertions made by Baxter and requested that Baxter waive the restrictions contained in the share exchange agreement regarding solicitation of other transactions in order to permit NAVA to discuss alternative financing and transaction issues with third parties.

   During the week of March 13, 2000, representatives of NAVA and Baxter discussed the issues raised by the aforementioned letters, the status of NAVA's operations and the terms of the transaction.

   On March 23, 2000, Baxter received a written counterproposal from NAVA which included, among other things, (i) an extension of the date under which NAVA was required to perform certain closing conditions relating to the production and distribution of the NeisVac-C vaccine from April 1, 2000 to May 31, 2000, (ii) a requirement that Baxter provide additional financing to fund the operations of NAVA until such date, and (iii) no change to the purchase price contained in the share exchange agreement.

   On March 30, 2000, Baxter provided a written response to NAVA stating that NAVA's proposal was inadequate and that Baxter remained willing to discuss proposals that would permit NAVA to obtain sources of financing to permit it to repay its debt obligations to Bank of America, and to obtain additional financing to fund its operations prior to closing the transaction.

   On April 5, 2000, representatives from Baxter and NAVA met at Baxter's headquarters to discuss various proposals to modify the share exchange agreement. During such discussions, Baxter agreed to permit NAVA to discuss the terms upon which NAVA would seek to obtain financing from BioChem Pharma.

   On April 7, 2000, after receipt of a financing request from NAVA, NAVA received a proposal from BioChem Pharma to provide up to $40.0 million of financing to repay the Bank of America credit facility and to provide financing for interim operations. The special committee and the board of directors voted to approve the amount of financing and directed management to negotiate with BioChem Pharma on the interest rate, deferred compensation and other material terms of the financing.

   Subsequently, in order to facilitate preparation of final financing terms for BioChem Pharma and to complete negotiations with Baxter regarding an acceptable amendment to the share exchange agreement, the special committee granted a limited waiver of the standstill and confidentiality agreements with Baxter to permit representatives of Baxter and BioChem Pharma to discuss financing and related matters.

   On the morning of April 10, 2000 representatives of BioChem Pharma and Baxter met to discuss these matters. On the afternoon of April 10, 2000 representatives of Baxter and NAVA met at NAVA's headquarters. At that meeting, Baxter proposed that the share exchange agreement be modified to provide, among other things, that (i) the purchase price be reduced by approximately $.27 per share, (ii) NAVA obtain additional financing to eliminate its indebtedness to Bank of America, and obtain additional financing to fund its operations through June 30, 2000, and (iii) the termination date contained in the share exchange agreement be extended until June 30, 2000. Later that day, NAVA received a final proposal from BioChem Pharma regarding the proposed financing.

   On April 12, 2000, a joint meeting of the special committee and the board of directors of NAVA was held to review the latest proposal from Baxter. Based upon all of the information available to it, including presentations by its advisors, the special committee determined to recommend to the board of directors that it proceed with the modifications to the share exchange agreement and enter into the financing arrangements with BioChem Pharma and Dr. Phillip Frost. The full board of directors approved the recommendation of the special committee.

   Thereafter, representatives of Baxter, NAVA and their respective counsel negotiated the terms of an amendment to the share exchange agreement, as well as amendments to certain other agreements that were executed in connection with the share exchange agreement, including an amendment to the shareholder agreement in which BioChem Pharma and Dr. Phillip Frost agreed to vote for the transaction as amended. During this period, NAVA requested and received extensions to the maturity of its indebtedness to Bank of America. In addition, representatives of NAVA, Baxter, BioChem Pharma, Dr. Phillip Frost and Bank of America negotiated the terms under which BioChem Pharma assumed Bank of America's obligations under NAVA's line of credit, BioChem Pharma and Dr. Phillip Frost agreed to provide additional financing to NAVA and Baxter was released from its guaranty.

   On April 14, 2000 the board of directors of NAVA met jointly with the special committee to consider a final form of the amendment to the share exchange agreement and the terms of the proposed financing with BioChem Pharma and Dr. Phillip Frost. After receiving advice from its financial and legal advisers, and based upon an assessment of the long-term interests of NAVA's shareholders, the board of directors determined to approve the amended share exchange agreement and the arrangement and the proposed financing.

   On April 17, 2000, the parties executed amendment no. 1 to the share exchange agreement and NAVA issued a press release announcing the modified terms of the transaction. Simultaneously with the execution of the amendment to the share exchange agreement, BioChem Pharma agreed to assume the obligations of Bank of America under its line of credit with NAVA, and Baxter's guarantee of this indebtedness was terminated. In addition, BioChem Pharma increased the amount of NAVA's line of credit to a total of $45 million, including a $5 million line of credit from Dr. Phillip Frost.

NAVA's Reasons for the Arrangement; Recommendation of Board of Directors

   The NAVA board of directors determined to enter into the share exchange agreement, as amended, and to recommend that NAVA shareholders approve the arrangement resolution in pursuit of its strategy to acquire the financial resources necessary to develop the products in its pipeline and to promote long-term shareholder value.

   The original decision of the NAVA board of directors to enter into the share exchange agreement was the result of its careful consideration of a range of strategic alternatives, including joint development ventures, product collaborations, licensing or sales of individual products and a sale of the company to other potential buyers. The decision of the NAVA board of directors to amend the share exchange agreement was the result of its careful consideration of its obligations under the share exchange agreement, the financing needs of NAVA, Baxter's expressed continuing interest in completing the arrangement with NAVA, and the fact that no unsolicited superior proposal for an acquisition transaction had been received from any third party.

   The NAVA board of directors determined the Baxter proposal represents the best transaction among several alternatives considered by the NAVA board of directors. In reaching this determination, the NAVA board of directors considered the following factors:

  . Baxter was the only company among several companies originally pursuing strategic transactions with NAVA interested in acquiring control of NAVA at an acceptable valuation;

  . the price per share implied by the assumed exchange ratio as of April 17, 2000 which, together with the cash consideration, represents a premium of more than 134% over the closing price of NAVA common shares as of April 17, 2000;

  . the exchange formula, and implied price per share used by Morgan Stanley, compares favorably according to a number of applicable valuation methodologies used in connection with providing its fairness opinion to the NAVA board of directors; and

  . the opinion of Morgan Stanley that as of April 17, 2000, and based upon and subject to the considerations described in its written opinion, the consideration to be received by the holders of the NAVA common shares under the arrangement pursuant to the share exchange agreement, as amended, is fair from a financial point of view to NAVA's common shareholders.

   The NAVA board of directors also believes that the arrangement will:

  . provide NAVA with the financial resources and global infrastructure to support the commercialization of its product portfolio; and

  . enable NAVA to take advantage of complementary capabilities in the combined operation's product portfolio, technology, markets, and facilities.

   In reviewing its alternatives and making its determination, the NAVA board of directors reviewed:

  . the results of the due diligence review by NAVA's management and financial advisors regarding Baxter's business, operations, technology, and competitive position;

  . complimentary capabilities of the combined operations;

  . the current and prospective business environment in which NAVA operates;
    and

  . the competitive environment for developing and marketing vaccines.

   The NAVA board also reviewed with its legal advisors:

  . the terms and conditions of the financing arrangements with Bank of America and related Baxter guaranty, which were assumed and amended by BioChem Pharma and Dr. Phillip Frost, including the interest rate, the deferred funding fee, the maturity date and the release of the Baxter guaranty.

  . the terms and conditions of the share exchange agreement including the amended and restated plan of arrangement attached as Annex C hereto;

  . the shareholder agreement, as amended by amendment no. 1, each attached as Annex G hereto;

  . the stock purchase agreement between Baxter and BioChem Pharma;

  . the events triggering payment of the termination fee; and

  . the limitations on the ability of NAVA to negotiate with other companies regarding an alternative transaction, and the potential effect these provisions could have on NAVA's receiving alternative proposals that could be superior to the proposed arrangement with Baxter.

   The NAVA board also considered a number of potentially negative factors in its deliberations concerning the arrangement, including:

  . the risk that because the exchange ratio, when determined in accordance with the share exchange agreement, as amended, will not be adjusted for changes in the market price of either NAVA common shares, or Baxter common stock, the per share value of the consideration to be received by NAVA shareholders might be significantly less than the price per share implied by the exchange ratio;

  . the risk that the arrangement might not be completed, including that Baxter will have the option but not the obligation to complete the arrangement;

  . the possibility of management disruption associated with the arrangement and integrating the operations of the companies, and the risk that, despite efforts by NAVA, key management and technical personnel of NAVA might not continue with NAVA;

  . the risk that the benefits sought to be achieved by the arrangement will not be realized; and

  . other applicable risks described in this proxy statement/prospectus under "Risk Factors."

   After carefully evaluating these factors, both positive and negative, the board of directors of NAVA has determined that the arrangement is fair to and in the best interests of NAVA and its shareholders and has approved the share exchange agreement, as amended, and the arrangement. The NAVA board recommends that NAVA shareholders approve the arrangement and vote in favor of the arrangement resolution.

   In considering the recommendation of NAVA's board with respect to the arrangement, NAVA shareholders should be aware that NAVA's directors and officers have interests in the arrangement that are different from, or are in addition to, the interests of NAVA shareholders generally. Please see "The Arrangement--Interests of NAVA's Officers and Directors in the Arrangement."

Baxter's Reasons for the Arrangement

   Baxter's Hyland-Immuno Group is implementing a business strategy to become a global leader in biotechnology, including vaccines. The vaccines industry is growing rapidly. Baxter is currently a regional niche player, with vaccine sales generated primarily in Germany and Austria.

   The acquisition of NAVA will offer Baxter:

  . access to a pipeline of potential future vaccine products that complement
    Baxter's current and future product developments;

  . geographic extension of the vaccine business to the U.S.; and

  . potential production and development synergies, including a potential platform for the development of hyperimmunes, a high-value element of the plasma business, and significant initial development efforts in certain cancer therapies.

   The acquisition of NAVA is expected to significantly improve the potential of the Baxter Hyland-Immuno business for long-term sales growth and profitability, although there can be no assurance that such improvements will be realized.

Opinion of Financial Advisor to NAVA

   Pursuant to a letter agreement dated as of March 17, 1999, Morgan Stanley was engaged to provide financial advisory services and a financial fairness opinion for the arrangement. Morgan Stanley was selected by the NAVA board of directors to act as its financial advisor based on Morgan Stanley's qualifications, expertise, reputation and knowledge of the business and affairs of NAVA. At the meeting of the board of directors of NAVA on November 17, 1999, Morgan Stanley delivered its oral opinion, which was subsequently confirmed in writing, that as of November 18, and based upon and subject to the considerations described in the written opinion, the original consideration to be received by the holders of NAVA common shares pursuant to the share exchange agreement was fair from a financial point of view to those holders.

   In light of developments at NAVA during the period subsequent to November, 1999, Morgan Stanley was invited to deliver a financial fairness opinion regarding the consideration to be received by NAVA's common stockholders under the revised arrangement.

   In connection with the NAVA board of directors' approval of the share exchange agreement, as amended, and the amended and restated plan of arrangement, Morgan Stanley delivered a written opinion that, as of

April 17, 2000, and based upon and subject to the considerations described in the written opinion, the consideration to be received by the holders of NAVA common shares under the arrangement pursuant to the share exchange agreement, as amended, was fair from a financial point of view to those holders.

   The full text of the written opinion of Morgan Stanley, dated April 17, 2000, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex F to this proxy statement/prospectus. Morgan Stanley's opinion is directed to the NAVA board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of NAVA common shares under the arrangement pursuant to the share exchange agreement, as amended, as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the arrangement and does not constitute a recommendation to any holder of NAVA common shares as to how to vote at the special meeting. The following is only a summary of the Morgan Stanley opinion and is qualified in its entirety by reference to the full text of that opinion. NAVA shareholders are urged to read the entire opinion.

   In arriving at its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of NAVA and Baxter;

  . reviewed certain internal financial statements and other financial and operating data concerning NAVA prepared by the management of NAVA;

  . analyzed certain financial projections prepared by the management of NAVA;

  . discussed the past and current operations and financial condition and the prospects of NAVA and Baxter, including information relating to certain strategic, financial and operational benefits anticipated from the arrangement, the prospects of NAVA's business on a stand-alone basis and other available alternatives, with senior executives of NAVA and Baxter;

  . analyzed the pro forma impact of the arrangement on the publicly available estimates of certain research analysts of Baxter's earnings per share;

  . reviewed the reported prices and trading activity for NAVA common shares and Baxter common stock;

  . compared the financial performance of NAVA and Baxter and the prices and trading activity of NAVA common shares and Baxter common stock with that of certain other publicly traded companies comparable with NAVA and Baxter, respectively, and their securities;

  . discussed with the management of NAVA its strategic, financial and operational rationale for the arrangement;

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  . participated in certain discussions and negotiations among representatives of NAVA and Baxter and their financial and legal advisors;

  . reviewed the share exchange agreement, as amended, and certain related documents;

  . performed other analyses and considered other factors as Morgan Stanley deemed appropriate.

   In giving its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the arrangement and the prospects of NAVA's business on a stand-alone basis and other available alternatives, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of NAVA. As NAVA was aware, Baxter did not make available to Morgan Stanley its internal financial statements or financial projections. Instead, for purposes of its analysis, Morgan Stanley relied with NAVA's consent on the publicly available estimates of certain research analysts for Baxter. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of NAVA or Baxter, nor was it furnished with any such appraisals. Morgan Stanley assumed that the arrangement would be completed according to the terms set forth in the share exchange agreement, as amended, without any waiver of any material terms or conditions by any party thereto and that obtaining the necessary regulatory approvals for the transactions contemplated by the share exchange agreement, as amended, would not have an adverse effect on Baxter or the trading value of Baxter common stock. Morgan Stanley has assumed, however, that Baxter will waive its condition to closing, contained in the share exchange agreement, as amended, that NAVA obtain certain regulatory approvals and manufacturing milestones related to Neis Vac-C(TM) prior to April 1, 2000. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, April 17, 2000.

   The following is a summary of the material analyses performed by Morgan Stanley in preparing its opinion dated November 18, 1999 as updated and revised in connection with its opinion, dated April 17, 2000. Morgan Stanley's analyses are based on closing prices as of the dates specified in each analysis.

   These summaries include information presented in tabular format. In order to fully understand the analyses, you must read the tables together with the text of each summary. The tables alone do not completely describe the analyses.

   Historical and Comparative Stock Price Performance. Morgan Stanley analyzed NAVA common shares and Baxter common stock closing prices and trading volumes over periods from April 17, 1997 to April 17, 2000. In addition, Morgan Stanley reviewed the recent stock price performance of NAVA and Baxter and compared this performance with that of comparable stock indexes for the same three-year period as well as for the twelve-month period of April 17, 1999 to April 17, 2000. Morgan Stanley's analysis of NAVA consisted of a comparison of NAVA's historical common share price performance with that of: (1) the Russell 2000; and (2) an index of selected biotechnology companies consisting of:

  . Celgene Corp.

  . Cephalon Inc.

  . Enzon Inc.

  . Geltex Pharmaceuticals, Inc.

  . Gilead Sciences, Inc.

  . Guilford Pharmaceuticals Inc.

  . Pathogenesis Corp.

  . Sangstat Medical Corp.

  . Vertex Pharmaceuticals Inc.

   Morgan Stanley observed that the price of NAVA common shares, for the period of April 17, 1997 to April 17, 2000, had declined 85.7%. During the same period, the Russell 2000 Index increased 34.9% and the index of selected biotechnology companies increased 264.7%. For the twelve-month period of April 17, 1999 to April 17, 2000, NAVA common shares declined 55.8% During the same period the Russell 2000 Index increased 8.9% and the index of selected biotechnology companies increased 132.9%.

   Morgan Stanley's analysis of Baxter consisted of a comparison of Baxter's historical common stock price performance with that of: (1) the S&P 500; and
(2) an index of selected medical technology companies consisting of:

  . Arrow International;

  . C.R. Bard, Inc.;

  . Beckman Coulter;

  . Becton, Dickinson & Company;

  . Boston Scientific;

  . Guidant Corporation;

  . Johnson & Johnson;

  . Medtronic, Inc.;

  . St. Jude Medical; and

  . Sulzer Medica.

   Morgan Stanley observed that Baxter, for the period of April 17, 1997 to April 17, 2000, underperformed the S&P 500 and underperformed the comparable medical technology index. For the twelve-month period of April 17, 1999 to April 17, 2000, Baxter underperformed all of the relevant indices.

   Peer Group Comparison. Morgan Stanley compared estimated price-to-earnings multiples and aggregate value-to-revenue multiples of NAVA and Baxter to those of selected companies that share certain characteristics with NAVA and Baxter. Specifically, as part of its analysis, Morgan Stanley compared publicly available financial information of NAVA with publicly available financial information of selected biotechnology companies. Morgan Stanley also compared publicly available financial information of Baxter with publicly available financial information of selected medical technology companies. The following are the companies included in the respective analyses:

       Selected Biotechnology                      Selected Medical Technology
             Companies                                      Companies
      ----------------------------                 ---------------------------
      Celgene Corp.                                Abbott Laboratories
      Cephalon Inc.                                C.R. Bard
      Enzon Inc.                                   Becton, Dickinson & Company
      Geltex Pharmaceuticals, Inc.                 Johnson & Johnson
      Gilead Sciences, Inc.
      Guilford Pharmaceuticals
       Inc.
      Pathogenesis Corp.
      Sangstat Medical Corp
      Vertex Pharmaceuticals, Inc.

   For its analysis of NAVA, Morgan Stanley compared management's revenue estimates for 2001 to the 2001 revenue estimates for the selected biotechnology companies based on a consensus of selected securities research analysts. For its analysis of Baxter, Morgan Stanley examined a range of estimates for 2000 and 2001 based on a consensus of selected securities research analysts. The following table presents, as of April 17, 2000, the mean and median price-to-earnings and aggregate value-to-revenue multiples of the selected biotechnology companies and selected medical technology companies and the trading multiples of NAVA and Baxter for the periods specified:

                                                             Price/Earnings
                                                            -------------------
                                                            2000E  2001E  2002E
                                                            -----  -----  -----
      Selected Medical Technology Mean..................... 18.7x  16.5x  14.6x
      Selected Medical Technology Median................... 18.4   16.2   14.4
      Baxter............................................... 18.6   16.2   14.4

                                                                    Aggregate
                                                                  Value/Revenues
                                                                  --------------
                                                                      2001E
                                                                  --------------
      Selected Biotechnology Mean................................       7.9x
      Selected Biotechnology Median..............................       8.5x
      NAVA.......................................................      12.2

                                                                Aggregate
                                                             Value/Revenues
                                                             -----------------
                                                              2000E     2001E
                                                             -------   -------
      Selected Medical Technology Mean......................      3.0x      2.8x
      Selected Medical Technology Median....................      2.9       2.7
      Baxter................................................      2.6       2.4

   No company used in the peer group comparison analysis is identical to NAVA or Baxter. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NAVA or Baxter, such as the impact of competition on the business of NAVA, Baxter or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of NAVA, Baxter or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using peer group data.

   Analysis of Selected Precedent Transactions. Using publicly available information, Morgan Stanley reviewed the terms of selected completed comparable biotechnology acquisition transactions. Its review focused on, among other transactions:

     Elan Corp/Liposome Inc.
     Millennium Pharmaceuticals, Inc./LeukoSite, Inc.
     MedImmune, Inc./U.S. Bioscience, Inc.
     Johnson & Johnson/Centocor, Inc.
     Abbott Laboratories/Alza Corp
     Pharmacia & Upjohn, Inc./Sugen, Inc.
     Celltech plc/Chiroscience Group plc
     Gilead Sciences, Inc./NeXstar Pharmaceuticals, Inc. Warner-Lambert Company/Agouron Pharmaceuticals, Inc.
     Watson Pharmaceuticals, Inc./TheraTech, Inc.
     ALZA Corporation/SEQUUS Pharmaceuticals, Inc.
     Elan Corporation, plc/Neurex Corporation
     Baxter International Inc./Somatogen, Inc.
     Arris Pharmaceutical Corporation/Sequana Therapeutics, Inc. Elan Corporation, plc/Athena Neurosciences, Inc.
     North American Biologicals, Inc. (Nabi)/Univax Biologics, Inc. Sandoz Ltd. (Novartis AG)/Genetic Therapy, Inc.
     Chiron Corporation/Viagene, Inc.
     Ligand Pharmaceuticals Incorporated/Glycomed Incorporated Glaxo Holdings p.l.c./Affymax N.V.
     Ciba-Geigy Limited Group/Chiron Corporation
     Amgen Inc./Synergen, Inc.
     NeXagen, Inc./Vestar, Inc.
     Eli Lilly and Company/Sphinx Pharmaceuticals Corporation Rhone-Poulenc S.A. (Aventis S.A.)/Applied Immune Sciences Scios Inc./Nova Pharmaceutical Corporation
     Sandoz Ltd. (Novartis AG)/SyStemix, Inc.
     American Home Products Corporation/Genetics Institute, Inc. Chiron Corporation/Cetus Corporation

   Morgan Stanley compared the publicly available statistics for the transactions listed above to the relevant financial statistics for NAVA based on the value of NAVA implied by the closing share price for NAVA common shares on April 17, 2000. The following table presents the average one-month implied premiums paid, compared to the premium paid implied by the arrangement as if it occurred on July 2, 1999, the last trading day prior to NAVA's announcement that it was reviewing strategic alternatives.

      Implied Offer Price Premium to Unaffected Price:
        Range of precedent transactions................................. 20%-75%
        NAVA............................................................   32.9%

   No transaction used in this analysis is identical to the proposed arrangement. In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NAVA or Baxter, such as the impact of competition on NAVA, Baxter or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of NAVA, Baxter or the industry or in the financial markets in general. Mathematical analysis, is not in itself a meaningful method of using comparable transaction data.

   Discounted Cash Flow Equity Value. Morgan Stanley performed a discounted cash flow analysis of NAVA to determine a range of present values for NAVA based on financial projections prepared by the management of NAVA. Morgan Stanley based its analysis on projected unlevered free cash flows. Unlevered free cash flow was calculated as the after-tax operating earnings of NAVA, excluding any interest income and interest expense, plus depreciation and amortization, plus deferred taxes, plus (or minus) net changes in non-cash working capital, minus capital expenditures. Morgan Stanley calculated terminal values by applying a range of perpetuity growth rates to estimated unlevered free cash flow in fiscal year 2008 from -10% to 0%. The unlevered free cash flows and terminal values were then discounted to present values estimated as of June 30, 2000 using a range of discount rates of 20.0% to 22.0%. Based on this analysis and the assumptions set forth above, Morgan Stanley calculated per share equity value estimates of NAVA ranging from approximately $3.29 to approximately $7.92, excluding any potential operational benefits to be realized from the arrangement. Morgan Stanley noted that NAVA common shares closed at $2.875 on April 17, 2000 and that the implied offer price of NAVA common shares was $6.73 per share.

   Exchange Ratio Analysis. Morgan Stanley analyzed the ratios of the closing prices of NAVA common shares to the corresponding prices of Baxter common stock over various periods during the one-year period ending April 17, 2000. The following table presents the range of implied exchange ratios over the periods covered adjusted to reflect the 99.6% stock and 0.4% cash consideration of the offer.

      Period Ending April 17, 2000                        Implied Exchange Ratio
      ----------------------------                        ----------------------
      As of April 17, 2000...............................         0.0507
      One-Month Average..................................         0.0545
      Three-Month Average................................         0.0829
      Six-Month Average..................................         0.0839
      One-Year Average...................................         0.0925

   Morgan Stanley noted that based on the consideration under the Share Exchange Agreement, as amended, of $6.73 per share, of which $0.03 will be paid in cash, the implied exchange ratio was 0.1187x.

   Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the arrangement on Baxter's pro forma projected earnings per share for the calendar years 2000, 2001 and 2002. This analysis was based on consensus earnings projections by securities research analysts for Baxter and on management earnings projections for NAVA as of April 17, 2000. Based on this analysis, Morgan Stanley observed that, assuming that the arrangement was accounted for as a purchase, the arrangement would result in earnings per share dilution for Baxter shareholders of 3.2%, 7.0% and 5.1% for calendar years 2000, 2001 and 2002, respectively, before taking into account any synergies or one-time charges. According to this analysis, the pre-tax revenue and cost synergies required for the combined entity to realize no earnings dilution in calendar years 2000, 2001 and 2002 is $44.3 million, $111.6 million and $99.3 million, respectively.

   In connection with its written opinion dated as of April 17, 2000, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its November 18, 1999 opinion by performing procedures to update and revise some of these analyses and by reviewing the assumptions on which the analyses were based and the factors considered in the analyses.

   As part of the review of the arrangement by the NAVA board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its fairness opinion. Preparing a fairness opinion is complex and not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole. It did not attribute any particular weight to any analysis or factor. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than others and may have considered various assumptions more or less probable than others. Consequently, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of NAVA or Baxter.

   In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NAVA or Baxter. Estimates contained in Morgan Stanley's analysis do not necessarily indicate future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. Morgan Stanley prepared its analyses solely as part of its analysis of the fairness from a financial point of view of the consideration to be received pursuant to the share exchange agreement, as amended, by the holders of NAVA's common shares. Morgan Stanley conducted these analyses in connection with the delivery of its opinion to the board of directors of NAVA. The analyses do not purport to be appraisals or to reflect the prices at which NAVA common shares or Baxter common stock might actually trade.

   The consideration to be received by the holders of NAVA's common shares according to the share exchange agreement, as amended, and other terms of the share exchange agreement, as amended, were determined through arm's-length negotiations and were approved by the NAVA board of directors. Morgan Stanley provided advice to NAVA during some of these negotiations. However, Morgan Stanley did not recommend any specific consideration to NAVA or that any specific consideration constituted the only appropriate consideration for the arrangement. Morgan Stanley did not participate in negotiating with any party other than Baxter. In addition, as described above, Morgan Stanley's opinion was one of many factors considered by the NAVA board of directors in deciding whether to approve the arrangement, as amended. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the NAVA board of directors with respect to the value of NAVA or of whether the NAVA board of directors would have been willing to agree to a different consideration.

   Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of NAVA or Baxter.

   Under an engagement letter dated March 17, 1999, Morgan Stanley provided financial advisory services and a financial opinion in connection with the arrangement, and NAVA agreed to pay Morgan Stanley a customary fee for these services. NAVA has also agreed, among other things, to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, NAVA has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. Except with respect to the arrangement, Morgan Stanley has at no time in the last two years been engaged to represent either NAVA or Baxter in an investment banking or other financial advisory capacity.

Interests of NAVA's Officers and Directors in the Arrangement

   When considering the recommendation of the NAVA board of directors, NAVA shareholders should be aware that NAVA's officers and directors have interests in the arrangement that differ from, or are in addition to, those of NAVA shareholders.

   As of May 8, 2000, the executive officers and directors of NAVA owned an aggregate of 4,538,996 NAVA common shares and 1,000,000 NAVA preferred shares (other than shares issuable upon exercise of options or warrants or conversion of preferred stock or debt).

   NAVA has entered into retention agreements with 13 key employees, including officers (other than the Chief Executive Officer), for bonus payments equal to $635,000 in the aggregate. $140,000 of these payments were made upon signing of the share exchange agreement, $165,000 will be paid upon completion of the arrangement and $330,000 is payable upon the first anniversary of the signing of the share exchange agreement, in each case contingent upon continued employment, satisfactory performance, successful completion of key milestones and other customary conditions. Randal Chase, the Chief Executive Officer and President of NAVA, has a retention package with NAVA that provides for payments of $50,000 upon signing of the share exchange agreement, $25,000 per month for the months of December, 1999 through April, 2000 and $175,000 upon completion of the arrangement.

   The share exchange agreement, as amended, provides that Baxter will not amend, repeal or modify the indemnification provisions set forth in NAVA's bylaws for a period of six years after the date of completion of the arrangement. Baxter has further agreed to maintain, for a period of five years after the date of completion of the arrangement, the directors' and officers' liability insurance policies which were maintained by NAVA, or to provide substantially similar coverage.

   Certain directors, including Dr. Phillip Frost and certain directors affiliated with BioChem Pharma have interests in the financing arrangements between NAVA, BioChem Pharma and Dr. Phillip Frost. If the arrangement is completed, the obligations of NAVA to BioChem Pharma and Dr. Phillip Frost under the financing arrangements will become obligations of a Baxter subsidiary.

   As a result, these directors and executive officers may be more likely to vote to approve the arrangement resolution than NAVA shareholders generally.

Applicable Waiting Periods and Regulatory Approvals

   The arrangement is subject to U.S. antitrust laws. Baxter and NAVA have made the required filings with the Department of Justice and the Federal Trade Commission. Baxter and NAVA are not, however, permitted to complete the arrangement until the applicable waiting period has expired or terminated. At the end of December 1999, Baxter and NAVA received notice of early termination of the waiting period. The Department of Justice and the Federal Trade Commission, as well as a state or private person, may challenge the arrangement at any time before or after its completion.

Court Approval

   An arrangement under the CBCA requires approval by a Canadian court. Prior to the mailing of this proxy statement/prospectus, NAVA obtained an interim order from the Quebec Superior Court providing for the calling and holding of the special meeting and other procedural matters. A copy of the form of interim order is attached hereto as Annex H.

   Subject to the approval of the arrangement resolution by the NAVA shareholders at the special meeting, the hearing in respect of the final order is scheduled to take place following the special meeting on a date to be determined in the Quebec Superior Court at 1 Notre-Dame Street East, Montreal, Canada. Any NAVA shareholder who wishes to present evidence or argument at that hearing must file and deliver an appearance, and all materials on which it relies, in accordance with the rules of the court and the provisions of the interim order. The court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit.

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

U.S. and Canadian Income Tax Considerations

   U.S. Federal Income Tax Considerations. The following discussion summarizes the federal income tax considerations anticipated to be material to a NAVA shareholder who is a citizen or resident of the United States or who holds NAVA shares in connection with the conduct of a trade or business in the United States ("U.S. NAVA Shareholder") in connection with the arrangement. The discussion does not intend to be exhaustive of all possible tax considerations. For example, the discussion does not contain a description of any state, local, or foreign tax considerations. In addition, the summary discussion is intended to address only those federal income tax considerations that are generally applicable to a U.S. NAVA Shareholder who holds NAVA shares as a capital asset, and it does not discuss all aspects of federal income taxation that might be relevant to a specific U.S. NAVA Shareholder in light of particular investment or tax circumstances.

   In particular, the discussion does not purport to deal with all aspects of taxation that may be relevant to U.S. NAVA Shareholders subject to special treatment under the federal income tax laws, including, without limitation: individual retirement and other tax-deferred accounts; banks; insurance companies; tax-exempt organizations; dealers or brokers in securities or currencies; persons subject to the alternative minimum tax; persons who hold their common shares as part of a straddle, hedging, or conversion transaction; persons whose functional currency is other than the U.S. dollar; persons who received their shares as compensation in connection with the performance of services or upon exercise of options received as compensation in connection with the performance of services; persons eligible for tax treaty benefits; and foreign corporations, foreign partnerships, other foreign entities, and individuals who are not citizens or residents of the United States.

   There will be different tax consequences for NAVA shareholders who are not U.S. NAVA Shareholders. The tax consequences to these NAVA shareholders involve tax considerations that are beyond the scope of this discussion. It is therefore advised that such NAVA shareholders consult their own tax advisors to determine the tax consequences of the arrangement applicable to such NAVA shareholders.

   The following discussion is a general summary of the material United States federal income tax consequences of the transaction. The information in the discussion is based on the Federal Income Tax Laws (which means, collectively, (i) the Internal Revenue Code of 1986, as amended, (ii) current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code,
(iii) the legislative history of the Code, (iv) current administrative interpretations and practices of the Internal Revenue Service (including its practices and policies as expressed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and (v) court decisions, all as of the date of this document). No assurance can be given that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of the Federal Income Tax Laws. Any such change could apply retroactively to transactions preceding the date of the change, and neither Baxter nor NAVA will undertake to inform the NAVA shareholders of any such change. No assurance can be provided that the statements set forth in the following summary discussion (which do not bind the IRS or the courts) would not be challenged by the IRS or would be sustained by a court if so challenged.

   The discussion is not intended to be, and should not be construed by the U.S. NAVA Shareholders as, tax advice. U.S. NAVA Shareholders are urged to consult with their own tax advisors to determine the federal, state, local, and foreign tax consequences of the arrangement.

   For federal income tax purposes, the arrangement will be a taxable transaction. The arrangement will be treated as a taxable stock sale by the U.S. NAVA Shareholders. Assuming such treatment, the arrangement will be treated as a fully taxable disposition by the U.S. NAVA Shareholders of the NAVA shares on which gain or loss will be recognized. Such gain or loss will equal the difference between the amount realized from such disposition and the U.S. NAVA Shareholder's adjusted tax basis in the NAVA shares disposed of. A U.S. NAVA Shareholder's amount realized equals the sum of (i) the amount of cash received by such shareholder in the arrangement and (ii) the fair market value of the Baxter common stock received by such shareholder in the transaction.

   The Federal Income Tax Laws do not provide definitive guidance regarding the determination of the fair market value of publicly traded securities, but in computing the amount realized by a U.S. NAVA Shareholder, Baxter and NAVA intend to compute the fair market value of the Baxter common stock as the average of the high and low sales prices of Baxter common stock on the New York Stock Exchange for the date on which the arrangement occurs. There can be no assurance, however, that the IRS will not seek to establish a different fair market value for the Baxter common stock comprising part of the arrangement consideration (e.g., by using the closing sales price of Baxter common stock on the New York Stock Exchange on such date).

   Canadian Federal Income Tax Considerations. The following discussion summarizes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") generally applicable to registered holders of NAVA common shares and/or NAVA preferred shares who will receive Baxter common stock pursuant to the arrangement and who, for purposes of the Canadian Tax Act and at all relevant times, hold their NAVA common shares and/or, NAVA preferred shares and will hold their Baxter common stock as capital property and deal at arm's length and are not and will not be affiliated with NAVA, Baxter or Neptune Acquisition Corp.

   NAVA common shares, NAVA preferred shares and Baxter common stock will generally be considered to be capital property to NAVA shareholders unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act. NAVA shareholders who are resident in Canada for purposes of the Canadian Tax Act and whose NAVA common shares and/or NAVA preferred shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act. NAVA shareholders who do not hold their NAVA common shares and/or NAVA preferred shares or who will not hold their Baxter common stock as capital property should consult their own tax advisors regarding their particular circumstances as this summary does not apply to such holders. This summary does not apply to a "financial institution" as defined in subsection 142.2(1) of the Canadian Tax Act nor to NAVA shareholders with respect to whom Baxter is or will be a foreign affiliate within the meaning of the Canadian Tax Act.

   This summary is based on the current provisions of the Canadian Tax Act and the regulations issued thereunder, all specific proposals (the "Proposed Amendments") to amend the Canadian Tax Act and the Regulations publicly announced by the Minister of Finance prior to the date of this proxy statement/prospectus and counsel's understanding of the current published administrative policies and assessing practices of the Canada Customs and Revenue Agency (the "CCRA"). No assurance can be provided that the Proposed Amendments will be enacted in the form proposed, or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been sought or obtained from the CCRA to confirm the tax consequences described herein.

   This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular NAVA shareholders. NAVA shareholders should consult their own tax advisors as to the tax consequences of the described transactions in their particular circumstances.

   For the purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of NAVA common shares, NAVA preferred shares and Baxter common stock (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars; amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time such amounts arise. In computing a NAVA shareholder's liability for tax under the Canadian Tax Act, any cash amounts received by such holder in United States dollars must be converted into the Canadian dollar equivalent, and the amount of any non-cash consideration received by such holder must be expressed in Canadian dollars at the time such consideration is received.

 NAVA Shareholders Resident In Canada.

   The following portion of the summary is applicable to a NAVA shareholder who, for purposes of the Canadian Tax Act, is or is deemed to be a resident of Canada at all relevant times.

   A NAVA shareholder who exchanges NAVA common shares for consideration comprised of Baxter common stock and United States currency as contemplated under the arrangement will be considered to have disposed of the NAVA common shares exchanged for proceeds of disposition equal to the sum of (i) the fair market value at the time of the exchange of the Baxter common stock (expressed in Canadian dollars) acquired by such holder on the exchange, and (ii) the Canadian dollar equivalent at the time of the exchange of the cash component of the consideration including any cash received by such holder in respect of a fractional NAVA common share. As a result, such holder will, in general, realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the NAVA common shares immediately before the exchange. See "Taxation of Capital Gain or Capital Loss" below. The cost to a NAVA shareholder of Baxter common stock acquired on the exchange of NAVA common shares will be equal to the fair market value of the Baxter common stock (expressed in Canadian dollars) at the time of the exchange, to be averaged with the adjusted cost base to such holder of other Baxter common stock held by such holder as capital property.

   A NAVA shareholder who exchanges NAVA preferred shares for consideration comprised of Baxter common stock and United States currency as contemplated under the arrangement will be considered to have disposed of the NAVA preferred shares exchanged for proceeds of disposition equal to the sum of (i) the fair market value at the time of exchange of the Baxter common stock (expressed in Canadian dollars) acquired by such holder on the exchange, and (ii) the Canadian dollar equivalent at the time of the exchange of the cash component of the consideration including any cash received by such holder in respect of a fractional NAVA preferred share. As a result, such holder will, in general, realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the NAVA preferred shares immediately before the exchange. See "Taxation of Capital Gain or Capital Loss" below. The cost to a NAVA shareholder of Baxter common stock acquired on the exchange of NAVA preferred shares will be equal to the fair market value of the Baxter common stock (expressed in Canadian dollars) at the time of the exchange, to be averaged with the adjusted cost base to such holder of other Baxter common stock held by such holder as capital property.

   Taxation of Capital Gain or Loss. Under the Proposed Amendments, two-thirds of any capital gain (the "taxable capital gain") realized by a NAVA shareholder will be included in the NAVA shareholder's income for the year of disposition. Under the Proposed Amendments, two-thirds of any capital loss so realized (the "allowable capital loss") may be deducted by the NAVA shareholder against taxable capital gains for the year of disposition in accordance with the provisions of the Proposed Amendments. An excess of allowable capital losses over taxable capital gains for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Tax Act and the Proposed Amendments.

   Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A "Canadian-controlled private corporation" as defined in the Canadian Tax Act may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

   If the holder of a NAVA common share or a NAVA preferred share is a corporation, the amount of any capital loss arising on a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by the holder of the NAVA common share or NAVA preferred share as the case may be to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns a NAVA common share and/or NAVA preferred share or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such share.

   Baxter Common Stock. In the case of a holder of Baxter common stock who is an individual, dividends received or deemed to be received by the holder on Baxter common stock will be included in computing the holder's income and will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. In the case of a holder of Baxter common stock that is a corporation, dividends received or deemed to be received by the holder on Baxter common stock will be included in computing the holder's income and generally will not be deductible in computing the holder's taxable income. A holder of Baxter common stock that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends. United States non-resident withholding tax on dividends generally will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act.

   A disposition or deemed disposition of Baxter common stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder immediately before the disposition. See "Taxation of Capital Gain or Loss" above.

   Foreign-Property Information Reporting. In general, a "specified Canadian entity", as defined in the Canadian Tax Act, for a taxation year or fiscal period whose total cost amount of "specified foreign property", as defined in the Canadian Tax Act, at any time in the year or fiscal period exceeds Cdn. $100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of such property. With some exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Baxter common stock will be specified foreign property to a holder. Accordingly, holders of Baxter common stock should consult with their own advisors regarding compliance with these rules.

   Qualified Investments. Provided that the Baxter common stock remains listed on the New York Stock Exchange (or are listed on another stock exchange prescribed under the Canadian Tax Act) such stock will be a "qualified investments" under the Canadian Tax Act for trusts governed by "registered retirement savings plans" ("RRSPs"), "registered retirement income funds" ("RRIFs"), "deferred profit sharing plans" ("DPSPs") and "registered education savings plans" ("RESPs") as those terms are defined in the Canadian Tax Act (collectively "Registered Plans"). Cash in a currency other than Canadian dollars will not be a qualified investment under the Canadian Tax Act for Registered Plans. However, the CCRA takes the position that such foreign currency will not be considered to be a non-qualified instrument for an RRSP or RRIF if it is converted into a qualified investment within a reasonable period of time (usually one month).

   Foreign Property. The Baxter common stock will be foreign property under the Canadian Tax Act for trusts governed by RRSPs, RRIFs, DPSPs, registered pension plans and certain other persons to whom Part XI of the Canadian Tax Act applies.

   Dissenting Shareholders. A NAVA shareholder who holds NAVA common shares who complies with the dissent procedures is entitled, if the arrangement becomes effective, to receive the fair market value of the NAVA common shares held by such dissenting shareholder. The dissenting shareholder will be considered to have disposed of the NAVA common shares for proceeds of disposition equal to the amount received by the dissenting shareholder less the amount of any deemed dividend referred to below and any interest awarded by the court. See "Taxation of Capital Gain or Capital Loss" above. Where the amount is received from NAVA, the NAVA shareholder will also be deemed to receive a taxable dividend equal to the amount by which the amount received (other than in respect of interest awarded by the court) exceeds the paid-up capital of such shareholder's NAVA common shares. In the case of a holder of NAVA common shares that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. Any interest awarded to a dissenting shareholder by the Court will be included in the dissenting shareholder's income for the purposes of the Canadian Tax Act. Pursuant to proposed amendments to the Canadian Tax Act, a dissenting shareholder will not be entitled to the benefit of the "replacement property" provisions of the Canadian Tax Act.

 NAVA Shareholders Not Resident In Canada.

   The following portion of the summary is applicable to a NAVA shareholder holding NAVA common shares who, for purposes of the Canadian Tax Act, has not been and will not be a resident (or deemed resident) in Canada at any time while such NAVA shareholder has held NAVA common shares and to whom such shares are not "taxable Canadian property" as defined in the Canadian Tax Act. Special rules which are not described in this summary may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere. This portion of the summary does not describe the Canadian tax consequences to a holder of NAVA preferred shares who, for purposes of the Canadian Tax Act, has not been and will not be resident in (or deemed resident) in Canada. Such holders should consult their own tax advisors as to the tax consequences in their particular circumstances including the need to obtain a certificate pursuant to section 116 of the Canadian Tax Act with respect to the exchange of NAVA preferred shares for Baxter common stock and cash as contemplated under the arrangement.

   Generally, NAVA common shares will not be "taxable Canadian property" as defined in the Canadian Tax Act at a particular time that such shares are listed on a prescribed stock exchange (which currently includes the American Stock Exchange), the holder does not use or hold, and is not deemed to use or hold, such shares in carrying on a business in Canada and the holder, persons with whom the holder does not deal at arm's length, or the holder together with all such persons has not owned (or had the right to acquire) 25% or more of the issued shares of any class or series of the capital stock of NAVA at any time during the 60-month period that ends at the particular time.

   Exchange of NAVA Common Shares for Baxter Common Stock and Cash. A NAVA shareholder will not be subject to tax under the Canadian Tax Act on the exchange of NAVA common shares for Baxter common stock and cash in United States currency as contemplated by the arrangement.

   Dissenting Shareholders. Where a holder of NAVA common shares who is not resident in Canada for purposes of the Canadian Tax Act and who complies with the dissent procedures is deemed to have received a taxable dividend or receives interest as described under "NAVA Shareholders Resident in Canada-- Dissenting Shareholders", any such deemed dividend or interest will be subject to Canadian withholding tax at the rate of 25% unless reduced by the provisions of an applicable tax treaty.

Accounting Treatment

   Baxter will account for the acquisition of NAVA using the purchase method of accounting. It is expected that a substantial portion of the purchase price will be allocated to NAVA's in-process research and development which, under generally accepted accounting principles, will be expensed by Baxter immediately following completion of the arrangement.

Dissenters' Rights

   Section 190 of the CBCA provides shareholders with a right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. The interim order expressly provides NAVA registered shareholders with the right to dissent from the arrangement resolution pursuant to section 190 of the CBCA and the amended and restated plan of arrangement. Any NAVA registered shareholder who dissents from the arrangement resolution in compliance with section 190 of the CBCA and the amended and restated plan of arrangement will be entitled, in the event the arrangement becomes effective, to be paid by NAVA the fair value of the NAVA shares held by such dissenting shareholder determined as of the close of business on the day before the arrangement resolution is adopted.

   Section 190 provides that a shareholder may only make a claim under that section with respect to all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. One consequence of this provision is that a holder of NAVA shares may only exercise the right to dissent under section 190 in respect of NAVA shares which are registered in that holder's name. In many cases, shares beneficially owned by a person are registered either: (a) in the name of an intermediary that the non-registered holder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators); or (b) in the name of a clearing agency of which the intermediary is a participant. Accordingly, a non-registered holder will not be entitled to exercise the right to dissent under section 190 directly unless the NAVA shares are re-registered in the non-registered holder's name. A non-registered holder who wishes to exercise the right to dissent should immediately contact the intermediary with whom the non-registered holder deals in respect of his or her NAVA shares and either: (i) instruct the intermediary to exercise the right to dissent on the non-registered holder's behalf (which, if the NAVA shares are registered in the name of a clearing agency, would require that the NAVA shares first be re-registered in the name of the intermediary); or (ii) instruct the intermediary to re-register the NAVA shares in the name of the non-registered holder, in which case the non-registered holder would have to exercise the right to dissent directly.

   A NAVA registered shareholder who wishes to dissent must provide to the corporate secretary of NAVA at 10150 Old Columbia Road, Columbia, Maryland, 21046 prior to 5:00 p.m., eastern standard time, on the business day preceding the special meeting, a notice of dissent. It is important that NAVA registered shareholders strictly comply with this requirement which is different from the statutory dissent provisions of the CBCA which would permit a notice of dissent to be provided at or prior to the meeting. The filing of a notice of dissent does not deprive a NAVA registered shareholder of the right to vote at the meeting; however, the CBCA provides, in effect, that a NAVA registered shareholder who has submitted a notice of dissent and who votes in favor of the arrangement resolution will no longer be considered a dissenting shareholder with respect to that class of shares voted in favor of the arrangement resolution. The CBCA does not provide, and NAVA will not assume, that a vote against the arrangement resolution or an abstention constitutes a notice of dissent but a NAVA registered shareholder need not vote his or her NAVA shares against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the arrangement resolution does not constitute a notice of dissent; however, any proxy granted by a NAVA registered shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the arrangement resolution, should be validly revoked in order to prevent the proxy holder from voting such NAVA shares in favor of the arrangement resolution and thereby causing the NAVA registered shareholder to forfeit his or her right to dissent.

   NAVA is required, within 10 days after the NAVA shareholders adopt the arrangement resolution, to notify each dissenting shareholder that the arrangement resolution has been adopted. Such notice is not required to be sent to any NAVA shareholder who has withdrawn his or her notice of dissent nor to any shareholder who voted in favor of the arrangement resolution.

   A dissenting shareholder who has not withdrawn his or her notice of dissent must then, within 20 days after receipt of notice that the arrangement resolution has been adopted or, if the dissenting shareholder does not receive such notice, within 20 days after he or she learns that the arrangement resolution has been adopted, send to NAVA a demand for payment, containing his or her name and address, the number of NAVA shares in respect of which he or she dissents, and a demand for payment of the fair value of such NAVA shares. Within 30 days after sending a demand for payment, the dissenting shareholder must send to NAVA or its transfer agent the certificates representing the NAVA shares in respect of which he or she dissents. A dissenting shareholder who fails to send certificates representing the NAVA shares in respect of which he or she dissents forfeits his or her right to dissent. NAVA or its transfer agent will endorse on any share certificate received from a dissenting shareholder a notice that the holder is a dissenting shareholder and will forthwith return the share certificates to the dissenting shareholder.

   After sending a demand for payment, a dissenting shareholder ceases to have any rights as a holder of the NAVA shares in respect of which the shareholder has dissented other than the right to be paid the fair value of such shares as determined under section 190 unless: (i) the dissenting shareholder withdraws the demand for payment before NAVA makes an offer to pay; (ii) NAVA fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws his or her demand for payment; or (iii) the directors of NAVA revoke the arrangement resolution, in all of which cases the dissenting shareholder's rights as a shareholder are reinstated.

   In addition, pursuant to the plan of arrangement, NAVA registered shareholders who duly exercise such rights of dissent and who:

  . are ultimately determined to be entitled to be paid fair value for their NAVA shares shall be deemed to have transferred such NAVA shares to NAVA for cancellation as of the effective date; or

  . are ultimately determined not to be entitled, for any reason, to be paid fair value for their NAVA shares shall be deemed to have participated in the arrangement on the same basis as a non-dissenting holder of NAVA shares as at and from the effective date and shall receive consideration on the basis determined in accordance with Article 3 of the amended and restated plan of arrangement.

   NAVA is required, not later than 7 days after the later of the effective date and the date on which NAVA receives a demand for payment from a dissenting shareholder, to send such dissenting shareholder an offer to pay for his or her NAVA shares in an amount considered by the board of directors to be the fair value thereof, accompanied by a statement showing the manner in which such fair value was determined. Every offer to pay must be on the same terms. NAVA must pay for the NAVA shares of a dissenting shareholder within 10 days after an offer to pay has been accepted by such dissenting shareholder, but any such offer lapses if NAVA does not receive an acceptance thereof within 30 days after the offer to pay has been made.

   If NAVA fails to make an offer to pay for a dissenting shareholder's NAVA shares, or if a dissenting shareholder fails to accept an offer which has been made, NAVA may, within 50 days after the effective date or within such further period as the court may allow, apply to the court to fix a fair value for the NAVA shares of dissenting shareholders. If NAVA fails to apply to the court, a dissenting shareholder may apply to the court for the same purpose within a further period of 20 days or within such further period as the court may allow. A dissenting shareholder is not required to give security for costs in such an application.

   Upon an application to the court, all dissenting shareholders whose NAVA shares have not been purchased by NAVA will be joined as parties and bound by the decision of the court, and NAVA will be required to notify each affected dissenting shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to the court, the court may determine whether any person is a dissenting shareholder who should be joined as a party, and the court will then fix a fair value for the NAVA shares of all dissenting shareholders. The final order of the court will be rendered against NAVA in favor of each dissenting shareholder and for the amount of the fair value of his or her NAVA shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the effective date until the date of payment. An application by either NAVA or a dissenting shareholder must be made to the Quebec Superior Court.

   The foregoing is only a summary of the dissenting shareholder provisions of the CBCA and the amended and restated plan of arrangement, which are technical and complex. A complete copy of section 190 of the CBCA is attached hereto as Annex B. It is recommended that any NAVA registered shareholder wishing to avail himself or herself of his or her dissent rights under those provisions seek legal advice as failure to comply strictly with the provisions of the CBCA and the amended and restated plan of arrangement may prejudice the right of dissent.

Delisting and Deregistration of NAVA's Common Shares Following the Arrangement

   If the arrangement is completed, NAVA's common shares will be delisted from the American Stock Exchange and will be deregistered under the Exchange Act.

Listing of Baxter Common Stock to be Issued in the Arrangement

   The listing on the New York Stock Exchange of the shares of Baxter common stock to be issued in the arrangement is a condition to the completion of the arrangement.

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

Restrictions on Sale of Shares By Affiliates of Baxter and NAVA

   The shares of Baxter common stock to be issued in connection with the arrangement will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Baxter common stock issued to any person who is deemed to be an affiliate of either Baxter or NAVA under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Baxter or NAVA and may include some of the officers, directors, or principal shareholders of Baxter or NAVA. Affiliates may not sell their shares of Baxter common stock acquired in connection with the arrangement except under:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  . an exemption under paragraph (d) of Rule 145 under the Securities Act; or

  . another applicable exemption under the Securities Act.

   Baxter's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Baxter common stock to be received by affiliates in the arrangement.

Operations Following the Arrangement

   After completion of the arrangement, NAVA will be operated as part of Baxter's Hyland Immuno business group.

                          THE SHARE EXCHANGE AGREEMENT
                             AND RELATED AGREEMENTS

   The following is a brief summary of the material provisions of the share exchange agreement, a copy of which is attached as Annex D to this proxy statement/prospectus and hereby incorporated by reference in this proxy statements/ prospectus, as amended by amendment no. 1 to the share exchange agreement, a copy of which is attached as Annex E to this proxy statement/prospectus and hereby incorporated by reference. We urge you to read the share exchange agreement, as amended, in its entirety for a more complete description of the arrangement. In the event of any discrepancy between the terms of the share exchange agreement, as amended, or other agreements and the following summary, the applicable agreement will control.

The Arrangement

   Pursuant to the terms of the amended and restated plan of arrangement, each outstanding share of NAVA will be exchanged for cash and Baxter common stock, following:

  . the approval and adoption of the arrangement by the NAVA shareholders;

  . the grant of the final order by the Quebec Superior Court; and

  . the satisfaction or waiver of the other conditions to the arrangement.

   NAVA will become a wholly owned subsidiary of Neptune Acquisition Corp., a wholly owned subsidiary of Baxter, following completion of the arrangement.

   In accordance with the amended and restated plan of arrangement, immediately following the exchange of shares on the effective date of the arrangement, NAVA shall pay a stock dividend on the NAVA common shares and the NAVA preferred shares in an amount that will be sufficient to increase the paid-up capital of the NAVA common shares and the NAVA preferred shares to their respective fair market values.

Effective Time

   Since NAVA has failed to satisfy certain conditions to closing, Baxter is under no obligation to complete the arrangement. Nevertheless, Baxter has not terminated the transaction and has requested that we hold the special meeting to approve the transaction. If Baxter decides to waive these conditions to closing, and assuming all other conditions to closing are either waived or satisfied, then as soon as reasonably practicable after the final order has been obtained from the Quebec Superior Court, the parties will cause the arrangement to become effective by filing articles of arrangement with the director appointed under the CBCA. Because the arrangement is subject to governmental, court and other regulatory approvals, however, we cannot predict the exact timing. Furthermore, there can be no assurance that Baxter will decide to waive the conditions to closing and complete the arrangement.

Conversion of NAVA Shares in the Arrangement

   Pursuant to the terms of the amended and restated plan of arrangement, at the effective time, each outstanding NAVA common share will automatically be exchanged for (A) a cash payment of $0.03 and (B) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Baxter common stock, the numerator of which fraction will be $6.70 and the denominator of which shall be the average closing sale price of Baxter common stock on the New York Stock Exchange as reported in The Wall Street Journal for the ten consecutive trading days ending on and including the fifth trading day prior to the effective time.

   At the effective time, each outstanding NAVA preferred share will automatically be exchanged for (A) a cash payment equal to the product of $0.03 multiplied by the number of NAVA common shares issuable upon conversion of one NAVA preferred share and (B) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Baxter common stock, the numerator of which fraction will be $6.70 multiplied by the number of NAVA common shares issuable upon conversion of one NAVA preferred share and the denominator of which shall be the average closing sale price of Baxter common stock on the New York Stock Exchange as reported in The Wall Street Journal for the ten consecutive trading days ending on and including the fifth trading day prior to the effective time.

   The number of shares of Baxter common stock issuable in the arrangement will be proportionately adjusted as appropriate

  . for any reclassification, recapitalization, split-up, combination or exchange of shares or any dividend payable in stock or other securities with respect to NAVA common and/or preferred shares between the date of this proxy statement/prospectus and the completion of the arrangement;

  . if prior to the completion of the arrangement, the sum of the number of issued and outstanding NAVA common shares plus the number of NAVA common shares issuable pursuant to stock options or warrants with an exercise price not greater than $7.00 per share plus the number of NAVA common shares issuable upon conversion of the NAVA preferred shares differs by more than 10,000 common shares from the number disclosed by NAVA to Baxter as of the date of the share exchange agreement; or

  . if the number of shares of Baxter common stock issued and outstanding changes as a result of a stock split, stock dividend, distribution, recapitalization, reclassification, reorganization or similar transaction.

   Following determination of the Baxter common stock price on the fifth trading day prior to the effective date, NAVA's shareholders can obtain the Baxter stock price and the specific fraction of a share of Baxter common stock into which each NAVA common share, or each NAVA common share issuable upon conversion of a NAVA preferred share, will be converted by contacting Baxter Investor Relations at (847) 948-4550.

NAVA Stock Plans

   Pursuant to the terms of the amended and restated plan of arrangement immediately prior to the effective time, each outstanding option to purchase NAVA common shares will be cancelled. A holder of an option for NAVA common shares will receive a cash payment by Baxter for each NAVA common share issuable upon exercise of his or her option in an amount equal to difference between $6.73 and the exercise price of their option. If the exercise price of a holder's option to purchase NAVA common shares exceeds $6.73, then the holder will not receive any payment for the cancellation of his or her option.

No Fractional Shares

   No fractional shares of Baxter common stock will be issued in connection with the arrangement. Instead, NAVA shareholders will receive an amount of cash, in lieu of a fraction of a share of Baxter common stock, equal to the product of (A) such fraction multiplied by (B) the Baxter common stock price, calculated as described above.

The Exchange Agent

   At the effective time, Baxter is required to deposit with a bank or trust company, cash and certificates representing the shares of Baxter common stock to be exchanged for NAVA shares and sufficient funds to pay for fractional shares and any dividends or distributions that holders of NAVA shares may be entitled to receive under the share exchange agreement, as amended.

Exchange of NAVA Share Certificates for Baxter Stock Certificates

   As soon as practicable after the effective time, the exchange agent will mail to you a letter of transmittal and instructions for surrendering your NAVA share certificates in exchange for cash and stock certificates and cash in lieu of fractional shares.

   You should not submit your share certificates for exchange until you have received the letter of transmittal and instructions referred to above.

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

Lost Certificates

   If any certificates representing NAVA shares prior to the effective date are lost, stolen or destroyed, the exchange agent will issue to the owner of such certificates the consideration for the shares represented by such certificates as set forth above, but Baxter may, in its discretion, require the owner to indemnify Baxter and/or the exchange agent against any claim that may be made with respect to such certificates.

Failure to Surrender Certificates

   After the effective time, if holders of certificates formerly representing NAVA shares are not surrendered to the exchange agent by the sixth anniversary of the effective date the holder of such certificate will no longer be entitled to receive cash and Baxter common stock as provided by the share exchange agreement, as amended. Accordingly, on the sixth anniversary of the effective date, all cash and Baxter common stock held by the exchange agent for distribution to the former NAVA shareholders will be delivered to Baxter.

Representations and Warranties

   Baxter, Neptune and NAVA each made a number of representations and warranties in the share exchange agreement, as amended, about their authority to enter into the share exchange agreement, as amended, and to complete the arrangement and the other transactions contemplated by the share exchange agreement, as amended, and about aspects of their businesses, financial condition, structure and other facts pertinent to the arrangement.

   NAVA made representations about the following topics:

  . NAVA's organization, qualification to do business, good standing and subsidiaries;

  . validity of their organizational documents;

  . NAVA's capitalization;

  . NAVA's corporate power to enter into, and its authorization of, the share exchange agreement, as amended, and the transactions contemplated by the share exchange agreement, as amended;

  . the effect of the share exchange agreement, as amended, and the arrangement on NAVA's obligations;

  . NAVA's possession of consents and permits required in connection with the share exchange agreement, as amended, and transactions contemplated by the share exchange agreement, as amended;

  . possession of and compliance with permits required to conduct NAVA's business;

  . NAVA's compliance with applicable laws, rules and regulations of governmental entities;

  . NAVA's filings and reports with the SEC;

  . NAVA's financial statements;

  . changes in NAVA's business since June 30, 1999;

  . NAVA's employee benefit plans;

  . matters relating to NAVA's employees and labor relations;

  . NAVA's material contracts and obligations;

  . litigation involving NAVA;

  . environmental laws that apply to NAVA;

  . intellectual property used or owned by NAVA;

  . the effect of the Year 2000 on NAVA's business, products and services;

  . NAVA's taxes;

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

  . NAVA's insurance;

  . NAVA's title to the properties it owns and leases;

  . NAVA's affiliates;

  . the opinion of its financial advisors;

  . NAVA's brokers' and finders' fees in connection with the arrangement;

  . NAVA's political contributions and compliance with anti-corruption laws;

  . restrictions on NAVA's business.

  . matters relating to the United States Food and Drug Administration.

   Baxter and Neptune made representations about the following topics:

  . organization, qualification to do business, good standing and their subsidiaries;

  . validity of their organizational documents;

  . their capitalization;

  . Baxter and Neptune's corporate power to enter into, and their authorization of, the share exchange agreement, as amended, and the transactions contemplated by the share exchange agreement, as amended;

  . the effect of the share exchange agreement, as amended, and the arrangement on obligations of each of Baxter and Neptune;

  . Baxter and Neptune's possession of consents and permits required in connection with the share exchange agreement, as amended, and transactions contemplated by the share exchange agreement, as amended;

  . Baxter's filings and reports with the SEC;

  . Baxter's financial statements;

  . Changes in Baxter's business since September 30, 1999;

  . Baxter's brokers' and finders' fees in connection with the arrangement;

  . activities of Neptune prior to the date of the share exchange agreement, as amended.

   The representations and warranties in the share exchange agreement, as amended, are complicated and not easily summarized. We urge you to read carefully the articles in the share exchange agreement, as amended, entitled "Representations and Warranties of Company" and "Representations and Warranties of Parent and Acquireco."

NAVA's Conduct of Business Before Completion of the Arrangement

   NAVA has agreed that, until the completion of the arrangement or unless Baxter consents in writing or as otherwise permitted by the share exchange agreement, as amended, NAVA and its subsidiaries will conduct their businesses in the ordinary course of business consistent with past practices and shall use reasonable efforts:

  . to keep available the services of their current officers, significant employees and consultants; and

  . to preserve their relationships with corporate partners, customers, suppliers and other persons with which they have significant business relations in order to preserve substantially intact their business organization.

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

   NAVA has also agreed that, until the completion of the arrangement or unless Baxter consents in writing, NAVA and its subsidiaries will conduct their business in compliance with specific restrictions which prohibit:

  . amending or modifying its certificate of incorporation or bylaws;

  . issuing shares of its capital stock or securities convertible into its capital stock, except for limited issuances of securities in connection with outstanding options or warrants;

  . disposing of any material properties or assets other than in connection with existing contracts or dispositions in the ordinary course of business consistent with past practice;

  . acquiring interests in other entities;

  . incurring indebtedness;

  . assuming indebtedness of any person other than a subsidiary;

  . making any loans or advances;

  . entering into or modifying or terminating material contracts;

  . making capital expenditures, other than those that do not exceed in the aggregate a specified amount for NAVA and its subsidiaries;

  . declaring, setting aside or issuing dividends or other distributions, except by NAVA's subsidiaries to NAVA or other subsidiaries;

  . reclassifying or otherwise modifying any of its capital stock;

  . modifying stock options or authorizing cash payments in exchange for stock options;

  . amending, repurchasing or redeeming any securities of NAVA or its subsidiaries;

  . increasing the compensation payable to directors, officers, consultants or employees, except for certain permitted expenditures for employee retention purposes;

  . granting any severance arrangements or entering into any agreement providing benefits upon a change of control that would be triggered by the arrangement;

  . adopting, entering into or amending any plan, agreement, policy or arrangement for the benefit of any director, officer, consultant or employee except to the extent required by applicable law or an existing collective-bargaining agreement;

  . entering into or amending of any contract, commitment or arrangement with any of NAVA's directors, officers, consultants or employees, except for certain permitted expenditures for employee retention purposes;

  . paying claims or liabilities other than in the ordinary course consistent with past practice or reserved against on NAVA's consolidated balance sheet;

  . modifying its accounting policies and procedures;

  . making material tax elections, settlements or compromises; and

  . authorizing or taking any action that would make untrue any of the representations or warranties of NAVA in the share exchange agreement, as amended.

   NAVA and Baxter have also agreed:

  . to notify the other promptly of material events affecting the arrangement or the parties' rights under the share exchange agreement, as amended;

  . to provide reasonable access to the other to its facilities and records;

  . to use reasonable efforts to make all necessary filings and obtain any consents and approvals as may be required in connection with the share exchange agreement, as amended, and the arrangement;

  . to cooperate and provide information to obtain a favorable ruling from the Canada Customs and Revenue Agency regarding eligibility for credit of U.S. taxes paid in connection with the arrangement. A favorable ruling was obtained on January 11, 2000;

  . to use reasonable efforts to make regulatory filings and to obtain regulatory approvals within agreed time periods in the United Kingdom regarding NAVA's NeisVac-C(TM) product;

  . to use reasonable efforts to obtain an agreement from certain affiliates of NAVA regarding tax matters incorporating the terms attached as an exhibit to the share exchange agreement, as amended;

  . to use reasonable efforts to assist Rockefeller University in perfecting its title to the rPorB invention;

  . to purchase NAVA's outstanding indebtedness promptly after the effective date;

  . to provide the other copies of its filings with the SEC.

   The agreements related to the conduct of NAVA's business in the share exchange agreement, as amended, are complicated and not easily summarized. We urge shareholders to carefully read the articles in the share exchange agreement, as amended, entitled "Covenants" and "Additional Agreements."

Restrictions on Alternative Transactions

   Until the arrangement is completed or the share exchange agreement, as amended, is terminated NAVA has agreed not to take any of the following actions, directly or indirectly:

  . solicit, initiate, encourage or agree to any takeover proposal or other extraordinary transaction proposal by a third party; or

  . negotiate with, enter into or maintain discussions with any person regarding a takeover or extraordinary transaction proposal, or permit any of its representatives to take such action.

   An "extraordinary transaction" includes:

  . a merger, consolidation or similar transaction;

  . a proposal to acquire 10% or more of its outstanding capital stock or assets; or

  . a license, sublicense or sale of NAVA's intellectual property.

   The NAVA board is not prohibited, however, from taking and disclosing to NAVA's shareholders a position with respect to a tender or exchange offer pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act not made in violation of the share exchange agreement, as amended.

   NAVA has agreed to provide Baxter with prompt notice of any extraordinary transaction proposal it receives. NAVA may, however, engage in any of these otherwise prohibited acts, other than solicitation, initiation or encouragement of any extraordinary transaction proposal, if:

  . the NAVA board concludes in good faith after advice from outside legal counsel that failure to take such action would reasonably be expected to be a breach of the board's fiduciary duties under applicable law;

  . any cash consideration is involved, and such consideration is not subject to a financing contingency, and the board determines based upon advice of its independent financial advisors in the exercise of its fiduciary duties that the acquiring party is capable of consummating the competing extraordinary transaction as proposed; and

  . the NAVA board has determined in the exercise of its fiduciary duties that the competing extraordinary transaction provides greater value (based on the opinion of its financial advisors) to NAVA's shareholders than the arrangement.

Director and Officer Indemnification and Insurance

   The share exchange agreement, as amended, provides that, after the completion of the arrangement, all rights of indemnification existing in favor of present and former officers, directors, employees and agents of NAVA as set forth in its bylaws shall survive the arrangement and shall continue for six years from the effective time. The share exchange agreement, as amended, also provides that, for five years after the completion of the arrangement, Baxter will either:

  . maintain the directors' and officers' liability insurance currently maintained by NAVA; or

  . if not available, maintain directors' and officers' liability insurance with coverage and terms substantially as favorable to the directors and officers as the NAVA directors' and officers' liability insurance policy in effect on the date of the share exchange agreement.

Baxter is not required to pay premiums in excess of 150% of the annual amount NAVA currently pays for its insurance.

   As of May 8, 2000 (i) NAVA's annual premiums in respect of directors' and officers' liability insurance equal approximately $401,000 in the aggregate,
(ii) no officer or director paid premiums individually, (iii) the total liability coverage for directors' and officers' was $30 million in the aggregate and (iv) such insurance did not have any deductibility or co-insurance provisions.

Conditions to the Arrangement

   Baxter and NAVA's respective obligations to complete the arrangement and the related transactions are subject to the satisfaction or waiver of each of the following conditions before completion of the arrangement:

  . the registration statement relating to the issuance of shares of Baxter common stock as contemplated by the share exchange agreement, as amended, must be declared effective by the SEC;

  . the arrangement resolution must be approved by at least 66 2/3% of each of the NAVA common shares and NAVA preferred shares represented at the special meeting;

  . no court or governmental entity has issued or entered any order, statute, rule, regulation, executive order, stay, decree or judgment or injunction prohibiting or preventing its completion;

  . any waiting period under the antitrust laws that applies to the completion of the arrangement must have expired or been terminated;

  . all consents, approvals and authorizations legally required to complete the arrangement must have been obtained from all governmental entities, except where no material adverse effect may reasonably be expected to occur;

  . the final order of the Quebec Superior Court must have been obtained;

  . the board of directors of NAVA shall not have revised, amended or modified, in any adverse respect, its approval of the arrangement or recommendation to NAVA shareholders; and

  . the shares of Baxter common stock to be issued in connection with the arrangement must be approved for listing with the New York Stock Exchange.

   NAVA's obligations to complete the arrangement and the other transactions contemplated by the share exchange agreement, as amended, are subject to the satisfaction or waiver of each of the following additional conditions before completion of the arrangement:

  . Baxter's representations and warranties must be true and correct in all material respects when made and as of the effective time;

  . Baxter must have complied in all material respects with all of its covenants in the share exchange agreement, as amended;

  . no change in or effect on the business of Baxter and its subsidiaries exists that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Baxter and its subsidiaries, taken as a whole; and

  . NAVA must have received the opinion of counsel to Baxter and Neptune regarding certain U.S. and Canadian corporate matters.

   Baxter's obligations to complete the arrangement and the other transactions contemplated by the share exchange agreement, as amended, are subject to the satisfaction or waiver of each of the following additional conditions before completion of the arrangement:

  . NAVA's representations and warranties must be true and correct in all material respects when made and as of the effective time;

  . NAVA must have complied in all material respects with all of its covenants in the share exchange agreement, as amended;

  . no change in or effect on the business of NAVA and its subsidiaries exists that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of NAVA and its subsidiaries, taken as a whole;

  . Baxter must have received an opinion from NAVA's patent counsel relating to patent matters and from UK counsel regarding infringement from the sale of NeisVac-C(TM) in the United Kingdom of a valid third party patent;

  . Baxter must have received an opinion from NAVA's counsel relating to U.S.
    and Canadian corporate matters;

  . NAVA must not have had a significant loss of personnel which loss cannot be remedied or mitigated so as to avoid a change in NAVA's performance or prospects;

  . NAVA must (i) obtain the regulatory approvals for NeisVac-C(TM), necessary for NAVA to perform its obligations under its agreement with the U.K. government; (ii) manufacture, fill and prepare a two-month supply of NeisVac-C(TM), and (iii) ensure that it will not be prohibited by U.S. governmental authorities from exporting NeisVac-C(TM), in each case prior to April 1, 2000. NAVA has failed to satisfy this condition to closing and neither this condition, nor any other condition, has been waived by Baxter. Even if the transaction is approved by NAVA shareholders, Baxter will have no obligation to complete the arrangement. Nevertheless, Baxter has not terminated the transaction and has requested that we hold the special meeting to approve the transaction. If the NAVA shareholders approve the transaction, Baxter will have the option, exercisable in its sole discretion prior to June 30, 2000, to waive any non-compliance with the conditions to closing or to not close the transaction;

  . the number of NAVA shares held by persons who have exercised dissenters' rights must be less than five percent of the outstanding NAVA shares;

  . NAVA must obtain the third-party consents required as a result of the arrangement under certain contracts specified by Baxter;

  . NAVA must not be in default under its financing agreements with BioChem
    Pharma and Dr. Phillip Frost;

  . Frost-Nevada Limited Partnership and IVAX Corporation must have entered into an agreement incorporating the terms attached as an exhibit to the share exchange agreement, as amended; and

  . NAVA must have provided written evidence that Rockefeller University has taken steps to retain title to the rPorB invention and that Rockefeller University has not received any correspondence from the U.S. government requesting title to such invention in accordance with federal regulations.

  . Baxter must have received a favorable ruling from the Canada Customs and Revenue Agency. The favorable ruling was obtained by NAVA on January 11, 2000.

Termination of the Amended Share Exchange Agreement

   The share exchange agreement, as amended, may be terminated under certain circumstances at any time before the completion of the arrangement, as summarized below:

  . the share exchange agreement, as amended, may be terminated by the mutual consent of Baxter and NAVA; or

  . the share exchange agreement, as amended, may be terminated by either
    NAVA or Baxter if the conditions to completion of the arrangement would not be satisfied because of either (A) a breach of a covenant in the share exchange agreement, as amended, by the other party or (B) a breach of a representation or warranty of the other party in the share exchange agreement, as amended, and within ten days after the breaching party receives notice of such breach, the breaching or defaulting party does not take reasonable steps to cure the breach.

   In addition, the share exchange agreement, as amended, may be terminated by either Baxter or NAVA under any of the following circumstances:

  . if the arrangement is not completed, without the fault of the terminating party, by June 30, 2000;

  . if a final court order prohibiting the arrangement is issued and is not appealable,

  . if the NAVA shareholders do not approve the arrangement resolution at the special meeting; or

  . if Baxter receives an unfavorable tax ruling from the Canada Customs and Revenue Agency and Baxter and NAVA cannot agree on an alternative structure for the transaction within thirty days of the receipt of such ruling. The favorable tax ruling was obtained January 11, 2000.

   Furthermore, the share exchange agreement, as amended, may be terminated by Baxter if any of the following occur:

  . NAVA's board withdraws or modifies in a manner adverse to Baxter its recommendation as to the share exchange agreement, as amended, or the arrangement resolution, or resolves to do so;

  . NAVA fails to comply with the nonsolicitation provisions contained in the share exchange agreement, as amended, which are discussed in more detail in "--Restrictions on Alternative Transactions" above;

  . with respect to an extraordinary transaction as described in more detail in "--Restrictions on Alternative Transactions" above, NAVA's board recommends such transaction to its shareholders, fails to recommend against its acceptance by its shareholders, fails to reconfirm its approval and recommendation of the arrangement resolution or determines that such extraordinary transaction is superior and takes certain permitted actions in furtherance of negotiating such transaction, or resolves to do any of these; or

  . a default occurs under NAVA's financing documents with BioChem Pharma and Dr. Phillip Frost, NAVA does not exercise reasonable efforts to cure this default within ten days after receiving written notice of the default and such lenders exercise remedies under the financing arrangements.

Termination Fees and Expenses

   Whether or not the arrangement is completed, all costs and expenses incurred in connection with the share exchange agreement, as amended, and the arrangement will be paid by the party incurring the expense, except that expenses incurred in connection with printing, filing and mailing the proxy statement/prospectus and the registration statement, other than attorneys' and accountants' fees and expenses, shall be shared equally.

   NAVA has agreed to pay Baxter a cash termination fee of $14 million in addition to reimbursing Baxter for its out-of-pocket expenses up to $1 million in the following circumstances:

  . Baxter terminates the share exchange agreement, as amended, as a result of NAVA's board's withdrawing, modifying or changing its recommendation in favor of the arrangement or arrangement resolution in a manner adverse to Baxter;

  . Baxter terminates the share exchange agreement, as amended, as a result of NAVA's board's recommendation of a competing extraordinary transaction;

  . Baxter terminates the share exchange agreement, as amended, as a result of NAVA's failure to comply with the prohibitions on solicitations of transactions, as more fully described in "--No Solicitation of Transactions" above;

  . Baxter terminates the share exchange agreement, as amended, as a result of a competing extraordinary transaction's being publicly announced or otherwise publicly known and the NAVA board:

    . fails to recommend against the competing extraordinary transaction;

    . fails to reconfirm its approval and recommendation of the arrangement resolution within a specified period; or

    . determines that the competing extraordinary transaction is a superior proposal and provides information in connection with or negotiates the competing extraordinary transaction;

  . Baxter terminates the share exchange agreement, as amended, as a result of NAVA's board's resolving to take any of the actions described above;

  . Baxter or NAVA terminates the share exchange agreement, as amended, as a result of the effective time not occurring on or before June 30, 2000 and at or prior to the termination, a competing extraordinary transaction existed or was proposed;

  . Baxter or NAVA terminates the share exchange agreement, as amended, as a result of the failure of the arrangement resolution to receive the requisite votes of the NAVA shareholders and at or prior to the termination, a competing extraordinary transaction existed; and

  . Baxter terminates the share exchange agreement, as amended, because the conditions to completion of the arrangement would not be satisfied a result of either (A) a breach by NAVA of a covenant in the share exchange agreement, as amended, or (B) an intentional breach by NAVA of a representation or warranty contained in the share exchange agreement, as amended, and at termination an extraordinary transaction existed or had been proposed or within 12 months after termination NAVA enters into a definitive agreement with respect to an extraordinary transaction or consummates any extraordinary transaction.

Extension, Waiver and Amendment of the Amended Share Exchange Agreement

   Baxter and NAVA may amend the share exchange agreement, as amended, before completion of the arrangement; provided, however, after the NAVA shareholders approve the arrangement resolution, no amendment shall be effective which by law requires further approval by such shareholders without such further approval.

   Either Baxter or NAVA may, in writing, extend the other's time for the performance of any of the obligations or other acts under the share exchange agreement, as amended, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the covenants or conditions contained in the share exchange agreement, as amended.

Related Agreements

Amended Shareholder Agreement

   In connection with the share exchange agreement, as amended, BioChem Pharma, Frost Nevada Limited Partnership, IVAX Corporation and Dr. Phillip Frost have entered into a shareholder agreement, as amended by amendment no. 1 to the shareholder agreement, with Baxter. The terms of the shareholder agreement, as amended, provide that such shareholders will vote NAVA shares beneficially owned by them, or any new shares of NAVA they may acquire, in favor of the approval of the arrangement resolution and the arrangement. In connection with the shareholder agreements, as amended, each of the shareholders has executed or has agreed to execute an irrevocable proxy appointing the members of the Baxter's board of directors or their designee to vote the shareholder's shares in favor of the approval of the arrangement resolution and the arrangement. As of May 8, 2000, the NAVA shareholders who entered into the shareholder agreement, as amended, collectively held approximately 14,307,000 NAVA common shares which represented approximately 44% of the outstanding NAVA common shares and 2,000,000 NAVA preferred shares which represented 100% of the outstanding NAVA preferred shares (other than NAVA shares issuable upon exercise of options or warrants or conversion of preferred stock or debt).

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Stock Purchase Agreement

   Pursuant to a stock purchase agreement between Baxter and BioChem Pharma, Baxter purchased 714,286 of NAVA common shares from BioChem Pharma on December 1, 1999 for a cash purchase price of $7.00 per share. As of May 8, 2000, BioChem Pharma owned approximately 32% of the outstanding NAVA common shares and 50% of the outstanding NAVA preferred shares (other than NAVA shares issuable upon exercise of options or warrants or conversion of preferred stock or debt).

Warrant Termination Letter

   Baxter, NAVA and BioChem Pharma entered into a warrant termination letter concurrent with the share exchange agreement, and entered into an amended and restated warrant termination letter in connection with amendment no. 1 to the share exchange agreement, pursuant to which BioChem Pharma agreed that the warrants held by BioChem Pharma to purchase 750,000 NAVA common shares would be terminated at the effective time of the arrangement in exchange for a cash payment by Baxter to BioChem in an amount equal to the difference between $6.73 and the exercise price of these warrants for each NAVA common share issuable upon exercise of such warrants, equal to approximately $1,200,000 in the aggregate.

Financing Documents

   On November 1, 1999 NAVA obtained a $30 million secured line of credit from Bank of America. Baxter was the guarantor of NAVA's obligations under the loan agreement with Bank of America. Concurrent with the execution of amendment no. 1 to the share exchange agreement, Baxter, NAVA, Bank of America, BioChem Pharma and Dr. Phillip Frost entered into an assignment, acceptance and amendment agreement dated as of April 17, 2000 pursuant to which Bank of America assigned its interest in the line of credit to BioChem, BioChem increased the amount available to NAVA under the line of credit to $40 million, Dr. Frost agreed to lend up to an additional $5 million to NAVA, and Baxter was released from its guaranty. The terms of the financing, as amended, include a maturity date of June 30, 2000, a rate of interest equal to 15% per annum of each loan under the financing arrangements, a deferred funding fee of up to $11,250,000 and a commitment fee of $50,000.

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                    COMPARISON OF RIGHTS OF HOLDERS OF NAVA
                     COMMON SHARES AND BAXTER COMMON STOCK

   This section of the proxy statement/prospectus describes certain differences between the rights of holders of Baxter common stock and NAVA common shares. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a shareholder of NAVA and being a stockholder of Baxter.

   NAVA is incorporated under the CBCA and, accordingly, the rights of the shareholders of NAVA are governed by the laws of Canada, NAVA's Articles of Incorporation, as currently in effect, and NAVA's Restated By-Law No. 2 as of May 18, 1990. Baxter is incorporated under the laws of the State of Delaware and, accordingly, is governed by the laws of the State of Delaware, by Baxter's Restated Certificate of Incorporation and its Bylaws. After completion of the arrangement, NAVA shareholders will become stockholders of Baxter and their rights will be governed by the Delaware General Corporation Law.

Classes of Common Stock of Baxter and NAVA

   Both Baxter and NAVA have one class of common stock issued and outstanding. Holders of Baxter common stock and NAVA common shares are each entitled to one vote for each share held.

Classified Board of Directors

   Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Baxter's board of directors is divided into three classes, as nearly equal in size as possible, with each class being elected annually for a three-year term, serving until each director's successors are elected and qualified.

   Canadian law provides that directors may be elected for staggered terms although there is no provision for classified boards of directors. NAVA's directors are elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors are elected and qualified.

Number of Directors

   Baxter's board of directors may consist of not fewer than twelve nor more than twenty directors. No person who is older than 72 is eligible for reelection or appointment to the board. The range for the minimum and maximum number of directors on Baxter's board may be changed only by a vote of at least two-thirds of all the outstanding shares of the capital stock of Baxter entitled to vote. In the case that Baxter has failed to pay a dividend to the series B junior participating preferred stock at the time of an annual meeting, the series B junior participating preferred stock, voting as a series, may elect two additional directors to the board to serve through the end of the term during which the delinquent dividend payments are made.

   NAVA's board of directors may consist of not fewer than three nor more than eleven directors, and currently consists of eleven directors. The minimum and maximum number of directors on NAVA's board may be increased or decreased by vote of at least two-thirds of the votes cast by the shareholders at a shareholders meeting. The number of directors within the minimum and maximum range may be determined by resolution of the Board of Directors or by the shareholders through the amendment of the articles of incorporation.

Removal of Directors

   Under Delaware law, a director of a corporation, such as Baxter, with a classified board of directors may be removed only for cause by a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise. The Baxter certificate does not provide for any other means of removal.


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

   In accordance with the CBCA, NAVA directors may be removed by a majority of the votes cast by the shareholders at a meeting specially called for that purpose.

Filling Vacancies on the Board of Directors

   Any newly created directorships in Baxter's board resulting from any increase in the number of authorized directors may be filled by a majority of the directors then in office. In the case of any other vacancy, a directorship may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

   In the case of a new directorship resulting from an increase in the number of directors, the new director will serve the same term as the other members of his board class. A director elected to fill any other vacancy will have the same remaining term as that of his predecessor.

   A quorum of the board may fill any vacancy on the NAVA board, except those arising from an increase in the number or minimum number of directors or from a failure of the shareholders to elect the number or minimum number of directors as required by the articles. In the case of a directorship resulting from an increase in the number or minimum number of directors, a majority of the votes of the shareholders entitled to vote at an annual meeting in which a quorum is present may elect the new director. In the case that there is not a quorum of the board or that the shareholders fail to elect the minimum number of directors, the directors then in office must call a special meeting of the shareholders to fill the vacancy.

Ability to Call Special Meetings

   Special meetings of the stockholders of Baxter may be called only by the chairman of the board, the chief executive officer or the corporate secretary upon a written request by a majority of the board of directors or by resolution of the directors.

   Special meetings of NAVA shareholders may be called at any time but only by the board of directors, the chairman of the board, the managing director, the president or by shareholders holding at least 5% of the outstanding NAVA common shares in the aggregate.

Advance Notice Provisions for Stockholder Nominations and Proposals

   Under the Baxter Bylaws, nominations of persons for election may be made at a meeting of stockholders by any stockholder entitled to vote. In the case of an annual meeting, the secretary of Baxter must receive written notice not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If, however, the annual meeting is called for a date that is not within thirty days before or after the annual meeting anniversary date, the secretary must receive notice from the stockholder not later than the close of business on the tenth day following either the day notice of the annual meeting date was mailed or the day public disclosure of the annual meeting date was made, whichever occurs first.

   In the case of a special meeting of stockholders called for the purpose of electing directors, the secretary of Baxter must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or the day public disclosure of the date of the special meeting was made, whichever occurs first.

   Stockholder notices must state, among other things:

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  . the name and record address of the stockholder proposing the business;

  . the class and number of shares of Baxter stock beneficially owned by the stockholder;

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

  . a description of all the arrangements or understandings between the stockholder and any other person (including their names) in connection with the proposal and any material interest of the stockholder in such business; and

  . a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

   Nominations for directors of Baxter may be made by any stockholder of the corporation who is a stockholder of record on the date notice of the proposal is given to the corporation and on the record date for determination of stockholders entitled to vote at the stockholder meeting.

   NAVA's Bylaws are silent as to the matter of shareholder proposals. Under the CBCA, a shareholder entitled to vote at an annual meeting of shareholders may submit to the corporation a proposal of any matter the shareholder proposes to raise at the next annual meeting along with the shareholder's name and address. The proposal must be submitted to the corporation at least 90 days before the anniversary date of the previous annual meeting of shareholders. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders holding not less than five percent of the shares entitled to vote at the meeting.

Amendment of Certificate of Incorporation and Articles of Incorporation

   Under Delaware law, a certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

   Baxter's certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote are required to amend or repeal any provision of Baxter's certificate of incorporation that deals with (a) the classification of the board of directors and terms of directors, or (b) the rights of holders of classes or series of preferred stock to elect non-classified directors at annual or special meetings of the stockholders. Baxter's certificate of incorporation also provides that the provisions relating to the rights of holders of the series B junior participating preferred stock cannot be amended in a way that would adversely affect the rights of these holders without the affirmative vote of at least a majority of these holders.

   NAVA's articles of incorporation may be amended in accordance with the CBCA. Under the CBCA, the articles of incorporation of a Canadian corporation may be amended by the affirmative vote of not less than two-thirds of the votes cast by the shareholders at a meeting called for that purpose.

Amendment of Bylaws

   Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated this power.

   The Baxter Bylaws may be altered or amended by the affirmative vote of (a) the holders of a majority of the common stock issued and outstanding or (b) a majority of the directors present at any meeting, provided the substance of the proposed amendment was stated in the notice of the meeting.

   The NAVA Bylaws may be amended in accordance with the CBCA. Under the CBCA, the board of directors may make, amend or repeal bylaws, subject to the confirmation by a majority of the votes cast by the shareholders at the next meeting of shareholders.

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

Rights Plan

   On November 17, 1998 the board of directors of Baxter declared a dividend distribution of one right for each outstanding share of Baxter common stock. Each right entitles the holder to purchase from Baxter one one-hundredth of a share of series B junior participating preferred stock at a price of $275 per one one-hundredth of a share, subject to adjustment. Initially, the rights are attached to all certificates representing Baxter common stock and no separate rights certificate has been issued. The rights will separate from the Baxter common stock upon the earlier of:

  . ten days following the public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Baxter common stock; or

  . ten days following the commencement of a tender or an exchange offer that would result in a person or group owning 15% or more of the outstanding shares of Baxter commons stock;

unless the person or group has offered to acquire all of the outstanding Baxter common stock and the independent directors of Baxter have determined that such offer is in Baxter's best interests.

   The rights are not exercisable until one of the two events listed in the first paragraph above has occurred and will expire on March 23, 2009.

   Upon the happening of one of the two events listed in the first paragraph above, each right (other than rights held by the acquiring person) will be exercisable for Baxter common stock having a value equal to two times the exercise price of the right. If Baxter is acquired or sells 50% or more of its assets, then each right will be exercisable for common stock in the surviving or transferee corporation having a value equal to two times the exercise price of the right.

   At any time up to ten days after the happening of one of the two events listed in the first paragraph above, Baxter may redeem the rights at a price of $.01 per right.

   NAVA has not adopted a rights plan.

Indemnification of Directors and Officers

   The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

   The Baxter certificate of incorporation provides that, to the fullest extent permitted under the laws of Delaware, a director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Baxter will indemnify and advance expenses to each person who serves as an officer or director of Baxter or one of its subsidiaries and each person who serves or may have served at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by Delaware law. A director or officer will not be indemnified for actions taken by the director or officer against the corporation or as a derivative action by or in the right of the corporation. The indemnification rights conferred by Baxter are not exclusive of any other right to which persons seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   Baxter may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as one of the above of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him, whether or not Baxter would have the power to indemnify this person against such liability under the certificate of incorporation or Delaware law.

   The CBCA permits a corporation to indemnify officers and directors, former directors and officers, and those who act as a director or officer at the request of a corporation for actions taken honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative proceeding, in which the director or officer had reasonable grounds for believing that the action taken was lawful.

   NAVA's bylaws provide that, subject to the limitations contained in the CBCA, NAVA will indemnify a director or officer, or former director or officer, or a person who acts or acted at NAVA's request as a director or officer of a corporation of which NAVA is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of NAVA or the other corporation, if (a) he or she acted honestly and in good faith with a view to the best interests of NAVA, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. NAVA will also indemnify any of the above people in those circumstances that are permitted or required by the CBCA.

Vote Required for Extraordinary Transactions

   Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by the court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights. Under the CBCA, shareholder approval is not required for an amalgamation between a corporation and its subsidiary.

   The Delaware General Corporation Law requires the affirmative vote of a majority of the outstanding stock entitled to vote to authorize any merger or consolidation of a corporation, except that, unless required by its certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving the merger if (a) such corporation's certificate of incorporation is not amended in any respect by the merger; (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (c) the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger. The Baxter certificate of incorporation does not require a greater percentage vote for such actions. Shareholder approval is also not required under the Delaware General Corporation Law for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

Dissenters' and Appraisal Rights

   The CBCA provides that shareholders of a CBCA corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The CBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include: (a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to a corporation's articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares; (c) an amendment to a corporation's articles to add, change or remove any restriction upon the business or businesses that a corporation may carry on; (d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business; or (f) certain amendments to the articles of a corporation which require a separate class or series vote. In addition, in connection with an application to a court for an order approving an arrangement proposed by a corporation, the court may grant an order permitting a shareholder to dissent.

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

   Under the Delaware General Corporation Law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights which may entitle the dissenting shareholder to receive cash equal to the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under the Delaware General Corporation Law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under the Delaware General Corporation Law.

Oppression Remedy

   The CBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that:
(i) any act or omission of a corporation or an affiliate effects a result; (ii) the business or affairs of a corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of a corporation or an affiliate are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. A complainant includes: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of a corporation or any of its affiliates; (c) the Director under the CBCA; and (d) any other person who in the discretion of the court is a proper person to make such application. A complainant is not required to give security for costs in any such application under the CBCA.

   The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect "reasonable expectations" of shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court's jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim costs of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint.

   The Delaware General Corporation Law does not provide for an oppression remedy.

Derivative Action

   Under the CBCA, a complainant may apply to the court for leave to bring an action in the name and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. However, no action may be brought and no intervention in an action may be made unless the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if (i) the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to give security for costs in a derivative action under the CBCA.

   Under the CBCA, the court in a derivative action may make any order it thinks fit. In addition, under the CBCA, the court may order a corporation or its subsidiary to pay the complainant's interim costs, although the complainant may be held accountable for the interim costs on final disposition of the complaint.

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   Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The Delaware law provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

                                    EXPERTS

   The consolidated financial statements of Baxter incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Baxter for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

   The consolidated financial statements of NAVA incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of NAVA for the year ended December 31, 1999 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NAVA's ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements.

                                 LEGAL MATTERS

   The validity of the shares of Baxter common stock offered by this proxy statement/prospectus will be passed upon for Baxter by Thomas J. Sabatino, Jr., Corporate Vice President and General Counsel of Baxter. Mr. Sabatino is a full-time employee of Baxter and as of May 1, 2000, beneficially owned 80,514 shares of Baxter common stock and had options to acquire an additional 112,295 shares of Baxter common stock, including 37,982 shares which may be acquired within sixty days of May 1, 2000.

                                 OTHER BUSINESS

   At the date of this proxy statement/prospectus, management of NAVA knows of no amendments, variations or other matters that may be brought before the meeting other than the matters referred to in the notice of meeting. However, if matters not now known to management should properly come before the meeting, NAVA shares represented by proxies solicited by management will be voted on each such matter in accordance with the best judgment of the persons named therein.

   Information in this proxy statement/prospectus is given as of May 12, 2000, except as otherwise indicated therein.

                      WHERE YOU CAN FIND MORE INFORMATION

   Baxter and NAVA file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Shareholders may read and copy any reports, statements or other information filed by Baxter and NAVA at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Baxter's and NAVA's filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http//www.sec.gov.

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   Baxter has filed a registration statement with the Commission to register the Baxter common stock to be issued to NAVA shareholders in the arrangement. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Baxter in addition to being a proxy statement of NAVA for use at its special meeting.

   As allowed by the Commission's rules, this proxy statement/prospectus does not contain all of the information relating to Baxter and NAVA included in the registration statement or the exhibits to the registration statement. Some of the important business and financial information relating to Baxter and NAVA that may be important in deciding how to vote is not included in this proxy statement/prospectus, but rather is "incorporated by reference" to documents that have been previously filed by Baxter and NAVA with the Commission. The information incorporated by reference is deemed to be a part of this statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. See "Incorporation of Documents by Reference."

   Baxter has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Baxter, and NAVA has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to NAVA.

   Shareholders can obtain any of the documents incorporated by reference through Baxter and NAVA or the Commission. Documents incorporated by reference are available from Baxter and NAVA without charge, excluding all exhibits. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them orally or in writing to the following addresses or by telephone:

     Baxter                                       NAVA:
     Baxter International Inc.                    North American Vaccine, Inc.
     Investor Relations                           Investor Relations
     One Baxter Parkway                           10150 Old Columbia Road
     Deerfield, IL 60015-4633                     Columbia, MD 21046
     (847) 948-4550                               (410) 309-7121

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JUNE 8, 2000 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

   Pursuant to American Stock Exchange listing standards, policies and requirements, included in the mailing of the proxy statement/prospectus to NAVA shareholders is an Annual Report of NAVA on Form 10-K for the year ended December 31, 1999.

   Neither Baxter nor NAVA has authorized anyone to provide information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated May 12, 2000. Shareholders should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Baxter common stock in the arrangement shall create any implication to the contrary.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and later information filed with the Commission will update and supersede this information. This proxy statement/prospectus incorporates by reference the documents set forth below that Baxter and NAVA have previously filed with the Commission. The documents contain important information about Baxter and NAVA and their finances.

   We incorporate by reference Baxter's:

  . Annual Report on Form 10-K for the year ended December 31, 1999;

  . Report on Form 8-K dated March 31, 2000; and

  . The description of Baxter common stock contained in Baxter's Registration
    Statement on Form 8-A dated March 21, 1989.

   We also incorporate by reference NAVA's:

  . Annual Report on Form 10-K for the year ended December 31, 1999;

  . Reports on Form 8-K dated March 16, 2000 and March 30, 2000; and

  . The description of NAVA's common shares contained in NAVA's Registration
    Statement on Form 8-A dated February 1, 1990.

   In addition, all of Baxter's and NAVA's filings with the Commission after the date of this proxy statement/prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference until the arrangement becomes effective.

   Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this or in any other later filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

                 APPROVAL OF PROXY STATEMENT/PROSPECTUS BY NAVA

   The contents and the sending of this proxy statement/prospectus have been approved by the board of directors of NAVA.

   Baxter has provided the information contained in this proxy statement/prospectus concerning Baxter, including information incorporated by reference in its financial information and financial statements. The board of directors of NAVA has relied upon this information without having made any independent inquiry as to the accuracy thereof. NAVA assumes no responsibility for the accuracy or completeness of such information, nor for any omission on the part of Baxter to disclose facts or events which may affect the accuracy of any such information.

                                          By Order of the Board of
                                           Directors of North American
                                           Vaccine, Inc.

                                          By:/s/ Randal Chase
                                            ___________________________________

                                            Randal Chase, Ph.D.
                                            Chief Executive Officer and
                                            President

May 12, 2000

                                                                         ANNEX A

                 SPECIAL RESOLUTION TO APPROVE THE ARRANGEMENT
                   AT THE SPECIAL MEETING OF SHAREHOLDERS OF
                          NORTH AMERICAN VACCINE, INC.

                             ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

   1. The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving North American Vaccine, Inc. (the "Corporation"), as more particularly described and set forth in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") of the Corporation accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

   2. The amended and restated plan of arrangement (the "Plan of Arrangement") involving the Corporation, the full text of which is set out as Exhibit E to Amendment No. 1 dated as of April 17, 2000 to the Share Exchange Agreement dated as of November 17, 1999 between the Corporation, Baxter International Inc. and Neptune Acquisition Corp. (as amended, the "Share Exchange Agreement"), (as the Plan of Arrangement may be modified or amended) is hereby approved and adopted.

   3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Corporation or that the Arrangement has been approved by the Quebec Superior Court, the directors of the Corporation are hereby authorized and empowered (i) to amend the Share Exchange Agreement or the Plan of Arrangement to the extent permitted by the Share Exchange Agreement, and (ii) not to proceed with the Arrangement at any time prior to the issuance of a certificate of arrangement giving effect to the Arrangement, without the further approval of the shareholders of the Corporation, but only if the Share Exchange Agreement is terminated in accordance with Article IX thereof.

   4. Any officer or director of the Corporation is hereby authorized, acting for, in the name of and on behalf of the Corporation, to execute, under the seal of the Corporation or otherwise, and to deliver for filing articles of arrangement, and such other documents as are necessary or desirable, to the Director under the Canada Business Corporations Act in accordance with the Share Exchange Agreement.

   5. Any officer or director of the Corporation is hereby authorized, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such officer or director determines to be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                                                         ANNEX B

       SELECTED PROVISIONS OF THE CANADIAN BUSINESS CORPORATIONS ACT

Amendment of articles

   173. (1) Subject to sections 176 and 177, the articles of a corporation may by special resolution be amended to

     (a) change its name;

     (b) change the place in which its registered office is situated;

     (c) add, change or remove any restriction on the business or businesses that the corporation may carry on;

     (d) change any maximum number of shares that the corporation is authorized to issue;

     (e) create new classes of shares;

     (f) reduce or increase its stated capital, if its stated capital is set out in the articles;

     (g) change the designation of all or any of its shares, and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued;

     (h) change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

     (i) divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

     (j) authorize the directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

     (k) authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

     (l) revoke, diminish or enlarge any authority conferred under paragraphs
  (j) and (k);

     (m) increase or decrease the number of directors or the minimum or maximum number of directors, subject to sections 107 and 112;

     (n) add, change or remove restrictions on the issue, transfer or ownership of shares; or

     (o) add, change or remove any other provision that is permitted by this Act to be set out in the articles.

 Termination

   (2) The directors of a corporation may, if authorized by the shareholders in the special resolution effecting an amendment under this section, revoke the resolution before it is acted on without further approval of the shareholders.

 Amendment of number name

   (3) Notwithstanding subsection (1), where a corporation has a designating number as a name, the directors may amend its articles to change that name to a verbal name.

R.S., 1995, c. C-44, s. 173; 1994, c. 24, s. 19.

Constraints on shares

   174. (1) Subject to sections 176 and 177, a corporation any of the issued shares of which are or were part of a distribution to the public and remain outstanding and are held by more than one person may by special resolution amend its articles in accordance with the regulations to constrain

     (a) the issue or transfer of shares of any class or series to persons who are not resident Canadians;

     (b) the issue or transfer of shares of any class or series to enable the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province

       (i) to obtain a licence to carry on any business,

       (ii) to become a publisher of a Canadian newspaper or periodical, or

       (iii) to acquire shares of a financial intermediary as defined in the regulations;

     (c) the issue, transfer or ownership of shares of any class or series in order to assist the corporation or any of its affiliates or associates to qualify under any prescribed law of Canada or a province to receive licences, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control;

     (d) the issue, transfer or ownership of shares of any class or series in order to assist the corporation to comply with

       (i) section 379 of the Trust and Loan Companies Act, or

       (ii) section 411 of the Insurance Companies Act, or

     (e) the issue, transfer or ownership of shares of any class or series to enable the corporation to be a registered labour-sponsored venture capital corporation under Part X.3 of the Income Tax Act.

 Exception in respect of paragraph (1)(c)

   (2) Paragraph (1)(c) does not permit a constraint on the issue, transfer or ownership of shares of any class or series of which any shares are outstanding unless

     (a) in the case of a constraint in respect of a class, the shares of the class, or

     (b) in the case of a constraint in respect of a series, the shares of the series are already subject to a constraint permitted under that paragraph.

 Limitation on ownership of shares

   (3) A corporation may, pursuant to paragraph (1)(c), limit the number of shares of that corporation that may be owned, or prohibit the ownership of shares, by any person whose ownership would adversely affect the ability of the corporation or any of its affiliates or associates to attain or maintain a level of Canadian ownership or control specified in its articles that equals or exceeds a specified level referred to in paragraph (1)(c).

 Change or removal of constraint

   (4) A corporation referred to in subsection (1) may by special resolution amend its articles to change or remove any constraint on the issue, transfer or ownership of its shares.

 Termination

   (5) The directors of a corporation may, if authorized by the shareholders in the special resolution effecting an amendment under subsection (1) or (4), revoke the resolution before it is acted on without further approval of the shareholders.

 Regulations

   (6) Subject to subsections 261(2) and (3), the Governor in Council may make regulations with respect to a corporation that constrains the issue, transfer or ownership of its shares prescribing

     (a) the disclosure required of the constraints in documents issued or published by the corporation;

     (b) the duties and powers of the directors to refuse to issue or register transfers of shares in accordance with the articles of the corporation;

     (c) the limitations on voting rights of any shares held contrary to the articles of the corporation;

     (d) the powers of the directors to require disclosure of beneficial ownership of shares of the corporation and the right of the corporation and its directors, employees and agents to rely on such disclosure and the effects of such reliance; and

     (e) the rights of any person owning shares of the corporation at the time of an amendment to its articles constraining share issues or transfers.

 Validity of acts

   (7) An issue or a transfer of a share or an act of a corporation is valid notwithstanding any failure to comply with this section or the regulations.

R.S., 1985, c. C-44, s. 174; 1991, c. 45, s. 554, c. 47, s. 722; 1994, c. 21,
s. 125.

Proposal to amend

   175. (1) Subject to subsection (2), a director or a shareholder who is entitled to vote at an annual meeting of shareholders may, in accordance with section 137, make a proposal to amend the articles.

 Notice of amendment

   (2) Notice of a meeting of shareholders at which a proposal to amend the articles is to be considered shall set out the proposed amendment and, where applicable, shall state that a dissenting shareholder is entitled to be paid the fair value of his shares in accordance with section 190, but failure to make that statement does not invalidate an amendment.

1974-75-76, c. 33, s. 169; 1978-79, c. 9, s. 54.

Class vote

   176. (1) The holders of shares of a class or, subject to subsection (4), of a series are, unless the articles otherwise provide in the case of an amendment referred to in paragraphs (a), (b) and (e), entitled to vote separately as a class or series on a proposal to amend the articles to

     (a) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

     (b) effect an exchange, reclassification or cancellation of all or part of the shares of such class;

     (c) add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing,

       (i) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends,

       (ii) add, remove or change prejudicially redemption rights,

       (iii) reduce or remove a dividend preference or a liquidation preference, or

       (iv) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions;

     (d) increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class;

     (e) create a new class of shares equal or superior to the shares of such class;

     (f) make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class;

     (g) effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class; or

     (h) constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint.

 Exception

   (2) Subsection (1) does not apply in respect of a proposal to amend the articles to add a right or privilege for a holder to convert shares of a class or series into shares of another class or series that is subject to a constraint permitted under paragraph 174(l)(c) but is otherwise equal to the class or series first mentioned.

 Deeming provision

   (3) For the purpose of paragraph (1)(e), a new class of shares, the issue, transfer or ownership of which is to be constrained by an amendment to the articles pursuant to paragraph 174(l)(c), that is otherwise equal to an existing class of shares shall be deemed not to be equal or superior to the existing class of shares.

 Limitation

   (4) The holders of a series of shares of a class are entitled to vote separately as a series under subsection (1) only if such series is affected by an amendment in a manner different from other shares of the same class.

 Right to vote

   (5) Subsection (1) applies whether or not shares of a class or series otherwise carry the right to vote.

 Separate resolutions

   (6) A proposed amendment to the articles referred to in subsection (1) is adopted when the holders of the shares of each class or series entitled to vote separately thereon as a class or series have approved such amendment by a special resolution.

1974-75-76, c. 33, s. 170; 1978-79, c. 9, s. 55; 1980-81-82-83, c. 115, s. 9.

Delivery of articles

   177. (1) Subject to any revocation under subsection 173(2) or 174(5), after an amendment has been adopted under section 173, 174 or 176 articles of amendment in prescribed form shall be sent to the Director.

 Reduction of stated capital

   (2) If an amendment effects or requires a reduction of stated capital, subsections 38(3) and (4) apply.

1974-75-76, c. 33, s. 171; 1978-79, c. 9, s. 56.

Certificate of amendment

   178. On receipt of articles of amendment, the Director shall issue a certificate of amendment in accordance with section 262.

1974-75-76, c. 33, s. 172.

Effect of certificate

   179. (1) An amendment becomes effective on the date shown in the certificate of amendment and the articles are amended accordingly.

 Rights preserved

   (2) No amendment to the articles affects an existing cause of action or claim or liability to prosecution in favour of or against the corporation or its directors or officers, or any civil, criminal or administrative action or proceeding to which a corporation or its directors or officers is a party,

1974-75-76, c. 33, s. 173.

 Restated articles

   180. (1) The directors may at any time, and shall when reasonably so directed by the Director, restate the articles of incorporation as amended.

 Delivery of articles

   (2) Restated articles of incorporation in prescribed form shall be sent to the Director.

 Restated certificate

   (3) On receipt of restated articles of incorporation, the Director shall issue a restated certificate of incorporation in accordance with section 262.

 Effect of certificate

   (4) Restated articles of incorporation are effective on the date shown in the restated certificate of incorporation and supersede the original articles of incorporation and all amendments thereto.

1974-75-76, c. 33, s. 174.

Amalgamation

   181. Two or more corporations, including holding and subsidiary corporations, may amalgamate and continue as one corporation.

1974-75-76, c. 33, s. 175.

Amalgamation agreement

   182. (1) Each corporation proposing to amalgamate shall enter into an agreement setting out the terms and means of effecting the amalgamation and, in particular, setting out

     (a) the provisions that are required to be included in articles of incorporation under section 6;

     (b) the name and address of each proposed director of the amalgamated corporation;

     (c) the manner in which the shares of each amalgamating corporation are to be converted into shares or other securities of the amalgamated corporation;

     (d) if any shares of an amalgamating corporation are not to be converted into securities of the amalgamated corporation, the amount of money or securities of any body corporate that the holders of such shares are to receive in addition to or instead of securities of the amalgamated corporation;

     (e) the manner of payment of money instead of the issue of fractional shares of the amalgamated corporation or of any other body corporate the securities of which are to be received in the amalgamation;

     (f) whether the by-laws of the amalgamated corporation are to be those of one of the amalgamating corporations and, if not, a copy of the proposed by-laws; and

     (g) details of any arrangements necessary to perfect the amalgamation and to provide for the subsequent management and operation of the amalgamated corporation.

 Cancellation

   (2) If shares of one of the amalgamating corporations are held by or on behalf of another of the amalgamating corporations, the amalgamation agreement shall provide for the cancellation of such shares when the amalgamation becomes effective without any repayment of capital in respect thereof, and no provision shall be made in the agreement for the conversion of such shares into shares of the amalgamated corporation.

1974-75-76, c. 33, s. 176.

Shareholder approval

   183. (1) The directors of each amalgamating corporation shall submit the amalgamation agreement for approval to a meeting of the holders of shares of the amalgamating corporation of which they are directors and, subject to subsection (4), to the holders of each class or series of such shares.

 Notice of meeting

   (2) A notice of a meeting of shareholders complying with section 135 shall be sent in accordance with that section to each shareholder of each amalgamating corporation, and shall

     (a) include or be accompanied by a copy or summary of the amalgamation agreement; and

     (b) state that a dissenting shareholder is entitled to be paid the fair value of his shares in accordance with section 190, but failure to make that statement does not invalidate an amalgamation.

 Right to vote

   (3) Each share of an amalgamating corporation carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote.

 Class vote

   (4) The holders of shares of a class or series of shares of an amalgamating corporation are entitled to vote separately as a class or series in respect of an amalgamation if the amalgamation agreement contains a provision that, if contained in a proposed amendment to the articles, would entitle such holders to vote as a class or series under section 176.

 Shareholder approval

   (5) Subject to subsection (4), an amalgamation agreement is adopted when the shareholders of each amalgamating corporation have approved of the amalgamation by special resolutions.

 Termination

   (6) An amalgamation agreement may provide that at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating corporation, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating corporations.

1974-75-76, c. 33, s. 177; 1978-79, c. 9, s. 56.1.

Vertical short-form amalgamation

   184. (1) A holding corporation and one or more of its subsidiary corporations may amalgamate and continue as one corporation without complying with sections 182 and 183 if

     (a) the amalgamation is approved by a resolution of the directors of each amalgamating corporation;

     (a.1) all of the issued shares of each amalgamating subsidiary corporation are held by one or more of the other amalgamating corporations; and

     (b) the resolutions provide that

       (i) the shares of each amalgamating subsidiary corporation shall be cancelled without any repayment of capital in respect thereof,

       (ii) except as may be prescribed, the articles of amalgamation shall be the same as the articles of incorporation of the amalgamating holding corporation, and

       (iii) no securities shall be issued by the amalgamated corporation in connection with the amalgamation and the stated capital of the amalgamated corporation shall be the same as the stated capital of the amalgamating holding corporation.

 Horizontal short-form amalgamation

   (2) Two or more wholly-owned subsidiary corporations of the same holding body corporate may amalgamate and continue as one corporation without complying with sections 182 and 183 if

     (a) the amalgamation is approved by a resolution of the directors of each amalgamating corporation; and

     (b) the resolutions provide that

       (i) the shares of all but one of the amalgamating subsidiary corporations shall be cancelled without any repayment of capital in respect thereof,

       (ii) except as may be prescribed, the articles of amalgamation shall be the same as the articles of incorporation of the amalgamating subsidiary corporation whose shares are not cancelled, and

       (iii) the stated capital of the amalgamating subsidiary corporations whose shares are cancelled shall be added to the stated capital of the amalgamating subsidiary corporation whose shares are not cancelled.

R.S., 185, c. C-44, s. 184; 1994, c. 24, s. 20.

Sending of articles

   185. (1) Subject to subsection 183(6), after an amalgamation has been adopted under section 183 or approved under section 184, articles of amalgamation in prescribed form shall be sent to the Director together with the documents required by sections 19 and 106.

 Attached declarations

   (2) The articles of amalgamation shall have attached thereto a statutory declaration of a director or an officer of each amalgamating corporation that establishes to the satisfaction of the Director that

     (a) there are reasonable grounds for believing that

       (i) each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due, and

       (ii) the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

     (b) there are reasonable grounds for believing that

       (i) no creditor will be prejudiced by the amalgamation, or

       (ii) adequate notice has been given to all known creditors of the amalgamating corporations and no creditor objects to the amalgamation otherwise than on grounds that are frivolous or vexatious.

 Adequate notice

   (3) For the purposes of subsection (2), adequate notice is given if

     (a) a notice in writing is sent to each known creditor having a claim against the corporation that exceeds one thousand dollars;

     (b) a notice is published once in a newspaper published or distributed in the place where the corporation has its registered office and reasonable notice thereof is given in each province where the corporation carries on business, and

     (c) each notice states that the corporation intends to amalgamate with one or more specified corporations in accordance with this Act and that a creditor of the corporation may object to the amalgamation within thirty days from the date of the notice.

 Certificate of amalgamation

   (4) On receipt of articles of amalgamation, the Director shall issue a certificate of amalgamation in accordance with section 262.

1974-75-76, c. 33, s. 179.

Effect of certificate

   186. On the date shown in a certificate of amalgamation

     (a) the amalgamation of the amalgamating corporations and their continuance as one corporation become effective;

     (b) the property of each amalgamating corporation continues to be the property of the amalgamated corporation;

     (c) the amalgamated corporation continues to be liable for the obligations of each amalgamating corporation;

     (d) an existing cause of action, claim or liability to prosecution is unaffected;

     (e) a civil, criminal or administrative action or proceeding pending by or against an amalgamating corporation may be continued to be prosecuted by or against the amalgamated corporation;

     (f) a conviction against, or ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against the amalgamated corporation; and

     (g) the articles of amalgamation are deemed to be the articles of incorporation of the amalgamated corporation and the certificate of amalgamation is deemed to be the certificate of incorporation of the amalgamated corporation.

1974-75-76, c. 33, s. 180.

Amalgamation under other federal Acts

   186.1 (1) Subject to subsection (2), a corporation may not amalgamate with one or more bodies corporate pursuant to the Bank Act, the Canada Cooperative Associations Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act unless the corporation is first authorized to do so by the shareholders in accordance with section 183.

 Short-form amalgamations

   (2) A corporation may not amalgamate with one or more bodies corporate pursuant to the provisions of one of the Acts referred to in subsection (1) respecting short-form amalgamations unless the corporation is first authorized to do so by the directors in accordance with section 184.

 Discontinuance

   (3) On receipt of a notice satisfactory to the Director that a corporation has amalgamated pursuant to one of the Acts referred to in subsection (1), the Director shall file the notice and issue a certificate of discontinuance in accordance with section 262.

 Notice deemed to be articles

   (4) For the purposes of section 262, a notice referred to in subsection (3) is deemed to be articles that are in the prescribed form.

 Act ceases to apply

   (5) This Act ceases to apply to the corporation on the date shown in the certificate of discontinuance.

 Non-application

   (6) For greater certainty, section 185 does not apply to a corporation that amalgamates pursuant to one of the Acts referred to in subsection (1).

1994, c. 24, s. 21.

Continuance (import)

   187. (1) A body corporate incorporated otherwise than by or under an Act of Parliament may, if so authorized by the laws of the jurisdiction where it is incorporated, apply to the Director for a certificate of continuance.

 Amendments in articles of continuance

   (2) A body corporate that applies for continuance under subsection (1) may, without so stating in its articles of continuance, effect by those articles any amendment to its Act of incorporation, articles, letters patent or memorandum or articles of association if the amendment is an amendment a corporation incorporated under this Act may make to its articles.

 Articles of continuance

   (3) Articles of continuance in prescribed form shall be sent to the Director together with the documents required by sections 19 and 106.

 Certificate of continuance

   (4) On receipt of articles of continuance, the Director shall issue a certificate of continuance in accordance with section 262.

 Effect of certificate

   (5) On the date shown in the certificate of continuance

     (a) the body corporate becomes a corporation to which this Act applies as if it had been incorporated under this Act;

     (b) the articles of continuance are deemed to be the articles of incorporation of the continued corporation; and

     (c) the certificate of continuance is deemed to be the certificate of incorporation of the continued corporation.

 Copy of certificate

   (6) The Director shall forthwith send a copy of the certificate of continuance to the appropriate official or public body in the jurisdiction in which continuance under this Act was authorized.

 Rights Reserved

   (7) When a body corporate is continued as a corporation under this Act,

     (a) the property of the body corporate continues to be the property of the corporation;

     (b) the corporation continues to be liable for the obligations of the body corporate;

     (c) an existing cause of action, claim or liability to prosecution is unaffected;

     (d) a civil, criminal or administrative action or proceeding pending by or against the body corporate may be continued to be prosecuted by or against the corporation; and

     (e) a conviction against, or ruling, order or judgment in favour of or against, the body corporate may be enforced by or against the corporation.

 Issued shares

   (8) Subject to subsection 49(8), a share of a body corporate issued before the body corporate was continued under this Act is deemed to have been issued in compliance with this Act and with the provisions of the articles of continuance irrespective of whether the share is fully paid and irrespective of any designation, rights, privileges, restrictions or conditions set out on or referred to in the certificate representing the share; and continuance under this section does not deprive a holder of any right or privilege that he claims under, or relieve him of any liability in respect of, an issued share.

 Exception in case of convertible shares

   (9) Where a corporation continued under this Act had, before it was so continued, issued a share certificate in registered form that is convertible to bearer form, the corporation may, if a holder of such a share certificate exercises the conversion privilege attached thereto, issue a share certificate in bearer form for the same number of shares to the holder.

 Definition of "share"

   (10) For the purposes of subsections (8) and (9), "share" includes an instrument referred to in subsection 29(l), a share warrant as defined in the Canada Corporations Act, chapter C-32 of the Revised Statutes of Canada, 1970, or a like instrument.

 Where continued reference to par value shares permissible

   (11) Where the Director determines, on the application of a body corporate, that it is not practicable to change a reference to the nominal or par value of shares of a class or series that the body corporate was authorized to issue before it was continued under this Act, the Director may, notwithstanding subsection 24(l), permit the body corporate to continue to refer in its articles to those shares, whether issued or unissued, as shares having a nominal or par value.

 Limitation

   (12) A corporation shall set out in its articles the maximum number of shares of a class or series referred to in subsection (11) and may not amend its articles to increase that maximum number of shares or to change the nominal or par value of those shares.

1974-75-76, c. 33, s. 1.81; 1978-79, c. 9, s. 57.

Continuance (other jurisdictions)

   188. (1) Subject to subsections (2) and (10), a corporation

     (a) that is authorized by the shareholders in accordance with this section, and

     (b) that establishes to the satisfaction of the Director that its proposed continuance in another jurisdiction will not adversely affect creditors or shareholders of the corporation may apply to the appropriate official or public body of the other jurisdiction requesting that the corporation be continued as if it had been incorporated under the laws of that other jurisdiction.

 Continuance (export) of investment company

   (2) A corporation to which the Investment Companies Act applies shall not apply for continuance in another jurisdiction without the prior consent of the Minister of Finance.

 Continuance (other federal Acts)

   (2.1) A corporation that is authorized by the shareholders in accordance with this section may apply to the appropriate Minister for its continuance under the Bank Act, the Canada Cooperative Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act.

 Notice of meeting

   (3) A notice of a meeting of shareholders complying with section 135 shall be sent in accordance with that section to each shareholder and shall state that a dissenting shareholder is entitled to be paid the fair value of his shares in accordance with section 190, but failure to make that statement does not invalidate a discontinuance under this Act.

 Right to vote

   (4) Each share of the corporation carries the right to vote in respect of a continuance whether or not it otherwise carries the right to vote.

 Shareholder approval

   (5) An application for continuance becomes authorized when the shareholders voting thereon have approved of the continuance by a special resolution.

 Termination

   (6) The directors of a corporation may, if authorized by the shareholders at the time of approving an application for continuance under this section, abandon the application without further approval of the shareholders.

 Discontinuance

   (7) On receipt of a notice satisfactory to the Director that the corporation has been continued under the laws of another jurisdiction or under one of the Acts referred to in subsection (2.1), the Director shall file the notice and issue a certificate of discontinuance in accordance with section 262.

 Notice deemed to be articles

   (8) For the purposes of section 262, a notice referred to in subsection (7) is deemed to be articles that are in the prescribed form.

 Rights preserved

   (9) This Act ceases to apply to the corporation on the date shown in the certificate of discontinuance.

 Prohibition

   (10) A corporation shall not be continued as a body corporate under the laws of another jurisdiction unless those laws provide in effect that

     (a) the property of the corporation continues to be the property of the body corporate;

     (b) the body corporate continues to be liable for the obligations of the corporation;

     (c) an existing cause of action, claim or liability to prosecution is unaffected;

     (d) a civil, criminal or administrative action or proceeding pending by or against the corporation may be continued to be prosecuted by or against the body corporate; and

     (e) a conviction against, or ruling, order or judgment in favour of or against, the corporation may be enforced by or against the body corporate.

R.S., 1985, c. C-44, s. 188; 1991, c. 45, s. 555, c. 46, s. 596, c. 47, s. 723;
1994, c. 24, a. 22.

Borrowing powers

   189. (1) Unless the articles or by-laws of or a unanimous shareholder agreement relating to a corporation otherwise provide, the articles of a corporation are deemed to state that the directors of a corporation may, without authorization of the shareholders,

     (a) borrow money on the credit of the corporation;

     (b) issue, reissue, sell or pledge debt obligations of the corporation;

     (c) subject to section 44, give a guarantee on behalf of the corporation to secure performance of an obligation of any person; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

 Delegation of borrowing powers

   (2) Notwithstanding subsection 115(3) and paragraph 121(a), unless the articles or by-laws of or a unanimous shareholder agreement relating to a corporation otherwise provide, the directors may, by resolution, delegate the powers referred to in subsection (1) to a director, a committee of directors or an officer.

 Extraordinary sale, lease or exchange

   (3) A sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business of the corporation requires the approval of the shareholders in accordance with subsections (4) to
(8).

 Notice of meeting

   (4) A notice of a meeting of shareholders complying with section 135 shall be sent in accordance with that section to each shareholder and shall

     (a) include or be accompanied by a copy or summary of the agreement of sale, lease or exchange; and

     (b) state that a dissenting shareholder is entitled to be paid the fair value of his shares in accordance with section 190, but failure to make that statement does not invalidate a sale, lease or exchange referred to in subsection (3).

 Shareholder approval

   (5) At the meeting referred to in subsection (4), the shareholders may authorize the sale, lease or exchange and may fix or authorize the directors to fix any of the terms and conditions thereof.

 Right to vote

   (6) Each share of the corporation carries the right to vote in respect of a sale, lease or exchange referred to in subsection (3) whether or not it otherwise carries the right to vote.

 Class vote

   (7) The holders of shares of a class or series of shares of the corporation are entitled to vote separately as a class or series in respect of a sale, lease or exchange referred to in subsection (3) only if such class or series is affected by the sale, lease or exchange in a manner different from the shares of another class or series.

 Shareholder approval

   (8) A sale, lease or exchange referred to in subsection (3) is adopted when the holders of each class or series entitled to vote thereon have approved of the sale, lease or exchange by a special resolution.

 Termination

   (9) The directors of a corporation may, if authorized by the shareholders approving a proposed sale, lease or exchange, and subject to the rights of third parties, abandon the sale~, lease or exchange without further approval of the shareholders.

1974-75-76, c. 33, s. 183; 1978-79, c. 9, s. 59.

Right to dissent

   190. (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

     (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

     (b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

     (c) amalgamate otherwise than under section 184;

     (d) be continued under section 188; or

     (e) sell, lease or exchange all or substantially all its property under subsection 189(3).

 Further right

   (2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

 Payment for shares

   (3) In addition to any other right he may have, but subject to subsection
(26), a shareholder who complies with this section is entitled~ when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

 No partial dissent

   (4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

 Objection

   (5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or
(2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of his right to dissent.

 Notice of resolution

   (6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

 Demand for payment

   (7) A dissenting shareholder shall, within twenty days after he receives a notice under subsection (6) or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing

     (a) his name and address;

     (b) the number and class of shares in respect of which he dissents; and

     (c) a demand for payment of the fair value of such shares.

 Share certificate

   (8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

 Forfeiture

   (9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

 Endorsing certificate

   (10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

 Suspension of rights

   (11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

     (a) the dissenting shareholder withdraws his notice before the corporation makes an offer under subsection (12),

     (b) the corporation fails to make an offer in accordance with subsection
  (12) and the dissenting shareholder withdraws his notice, or

     (c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case his rights as a shareholder are reinstated as of the date he sent the notice referred to in subsection (7).

 Offer to pay

   (12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

     (a) a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

     (b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

 Same terms

   (13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

 Payment

   (14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection
(12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

 Corporation may apply to court

   (15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

 Shareholder application to court

   (16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

 Venue

   (17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

 No security for costs

   (18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

 Parties

   (19) On an application to a court under subsection (15) or (16),

     (a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

     (b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel.

 Powers of court

   (20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

 Appraisers

   (21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

 Final order

   (22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares a fixed by the court.

 Interest

   (23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

 Notice that subsection (26) applies

   (24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

 Effect where subsection (26) applies

   (25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

     (a) withdraw his notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, or

     (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

 Limitation

   (26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

     (a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

R.S., 1985, c. C-44, s. 190; 1994, c. 24, s. 23.

Definition of "reorganization"

   191. (1) In this section, "reorganization" means a court order made under

     (a) section 241;

     (b) the Bankruptcy and Insolvency Act approving a proposal; or

     (c) any other Act of Parliament that affects the rights among the corporation, its shareholders and creditors.

 Powers of court

   (2) If a corporation is subject to an order referred to in subsection (1), its articles may be amended by such order to effect any change that might lawfully be made by an amendment under section 173.

 Further powers

   (3) If a court makes an order referred to in subsection (1), the court may also

     (a) authorize the issue of debt obligations of the corporation, whether or not convertible into shares of any class or having attached any rights or options to acquire shares of any class, and fix the terms thereof; and

     (b) appoint directors in place of or in addition to all or any of the directors then in office.

 Articles of reorganization

   (4) After an order referred to in subsection (1) has been made, articles of reorganization in prescribed form shall be sent to the Director together with the documents required by sections 19 and 113, if applicable.

 Certificate of reorganization

   (5) On receipt of articles of reorganization, the Director shall issue a certificate of amendment in accordance with section 262.

 Effect of certificate

   (6) A reorganization becomes effective on the date shown in the certificate of amendment and the articles of incorporation are amended accordingly.

 No dissent

   (7) A shareholder is not entitled to dissent under section 190 if an amendment to the articles of incorporation is affected under this section.

R.S., 1985, c. C-44, s. 191; 1992, c. 27, s. 90.

Definition of "arrangement"

   192. (1) In this section, "arrangement" includes

     (a) an amendment to the articles of a corporation;

     (b) an amalgamation of two or more corporations;

     (c) an amalgamation of a body corporate with a corporation that results in an amalgamated corporation subject to this Act;

     (d) a division of the business carried on by a corporation;

     (e) a transfer of all or substantially all the property of a corporation to another body corporate in exchange for property, money or securities of the body corporate;

     (f) an exchange of securities of a corporation held by security holders for property, money or other securities of the corporation or property, money or securities of another body corporate that is not a take-over bid as defined in section 194;

     (g) a liquidation and dissolution of a corporation; and

     (h) any combination of the, foregoing.

 Where corporation insolvent

   (2) For the purposes of this section, a corporation is insolvent

     (a) where it is unable to pay its liabilities as they become due; or

     (b) where the realizable value of the assets of the corporation are less than the aggregate of its liabilities and stated capital of all classes.

 Application to court for approval of arrangement

   (3) Where it is not practicable for a corporation that is not insolvent to effect a fundamental change in the nature of an arrangement under any other provision of this Act, the corporation may apply to a court for an order approving an arrangement proposed by the corporation.

 Powers of court

   (4) In connection with an application under this section, the court may make any interim or final order it thinks fit including, without limiting the generality of the foregoing,

     (a) an order determining the notice to be given to any interested person or dispensing with notice to any person other than the Director;

     (b) an order appointing counsel, at the expense of the corporation, to represent the interests of the shareholders;

     (c) an order requiring a corporation to call, hold and conduct a meeting of holders of securities or options or rights to acquire securities in such manner as the court directs;

     (d) an order permitting a shareholder to dissent under section 190; and

     (e) an order approving an arrangement as proposed by the corporation or as amended in any manner the court may direct.

 Notice to Director

   (5) An applicant for any interim or final order under this section shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

 Articles of arrangement

   (6) After an order referred to in paragraph (4)(e) has been made, articles of arrangement in prescribed form shall be sent to the Director together with the documents required by sections 19 and 113, if applicable.

 Certificate of arrangement

   (7) On receipt of articles of arrangement, the Director shall issue a certificate of arrangement in accordance with section 262.

 Effect of certificate

   (8) An arrangement becomes effective on the date shown in the certificate of arrangement.

R.S., 1985, c. C-44, s. 192; 1994, c. 24, s. 24.

                                    PART XVI
                            PROSPECTUS QUALIFICATION

Distribution document

   193. A corporation that files or distributes in any jurisdiction a prospectus, statement of material facts, registration statement, securities exchange take-over bid circular or similar document relating to the distribution to the public of the securities of the corporation shall forthwith send to the Director a copy of any such document.

1974-75-76, c. 33, s. 186.

                                   PART XVII
                                 TAKE-OVER BIDS

Definitions

   194. In this Part,

   "exempt offer" ((offre franche))

   "exempt offer" means an offer

     (a) to fewer than fifteen shareholders to purchase shares by way of separate agreements,

     (b) to purchase shares through a stock exchange or in the over-the-counter market in such circumstances as may be prescribed,

     (c) to purchase shares of a corporation that has fewer than fifteen shareholders, two or more joint holders being counted as one shareholder,

     (d) exempted under section 204, or

     (e) by a corporation to repurchase its own shares to be held under section 32;

   "offer" ((pollicitation))

   "offer" includes an invitation to make an offer;

   "offeree" ((pollicite))

   "offeree" means a person to whom a take-over bid is made;

   "offeree corporation" ((societe pollicitee))

   "offeree corporation" means a corporation whose shares are the object of a take-over bid;

   "offeror" ((pollicitant))

   "offeror" means a person, other than an agent, who makes a take-over bid, and includes two or more persons who, directly or indirectly,

     (a) make take-over bids jointly or in concert, or

     (b) intend to exercise jointly or in concert voting rights attached to shares for which a take-over bid is made;

   "share" ((action))

   "share" means a share carrying voting rights under all circumstances or by reason of the occurrence of an event that his occurred and that is continuing, and includes

     (a) a security currently convertible into such a share, and

     (b) currently exercisable options and rights to acquire such a share or such a convertible security;

   "take-over bid" ((offre d'achat visant a la mainmise))

   "take-over bid" means an offer, other than an exempt offer, made by an offeror to shareholders at approximately the same time to acquire shares that, if combined with shares already beneficially owned or controlled, directly or indirectly, by the offeror or an affiliate or associate of the offeror on the date of the take-over bid, would exceed ten per cent of any class of issued shares of an offeree corporation and includes every offer, other than an exempt offer, by an issuer to repurchase its own shares.

1974-75-76, c. 33, s. 187; 1978-79, c. 9, s. 62; 1980-81-82-83, c. 115, s. 11.

Bid for all shares

   195. Where a take-over bid is for all the shares of any class,

     (a) shares deposited pursuant to the take-over bid, if not taken up by the offeror, may be withdrawn by or on behalf of an offeree at any time after sixty days following the date of the take-over bid;

     (b) the offeror shall not take up shares deposited pursuant thereto until ten days after the date of the take-over bid; and

     (c) the offeror, if he so intends, shall state in the take-over bid circular that he intends to invoke the right under section 206 to acquire the shares of offerees who do not accept the take-over bid and that the offeree is entitled to dissent and to demand the fair value of his shares.

1974-75-76, c. 33, S. 188.

Bid for less than all shares

   196. (1) Where a take-over bid is for less than all the shares of any class,

     (a) the offeror shall not take up shares deposited pursuant thereto until twenty-one days after the date of the take-over bid;

     (b) the period of time within which shares may be deposited pursuant to the take-over bid or any extension thereof shall not exceed thirty-five days from the date of the take-over bid; and

     (c) if a greater number of shares is deposited pursuant to the take-over bid than the offeror is bound or willing to take up and pay for, the shares taken up by the offeror shall be taken up rateably, disregarding fractions, according to the number of shares deposited by each offeree.

 Amendment by bid

   (2) Where a take-over bid for all the shares of any class is converted by amendment or otherwise to a bid for less than all the shares of a class, the take-over bid is deemed to be a take-over bid to which subsection (1) applies.

1974-75-76, c. 33, s. 189.

Every bid for shares

   197. Whether a take-over bid is for all or less than all the shares of any class,

     (a) shares deposited pursuant to the take-over bid may be withdrawn by or on behalf of an offeree at any time within ten days after the date of the take-over bid;

     (b) shares deposited pursuant to the take-over bid shall, if the terms stipulated by the offeror and not subsequently waived by him have been complied with, be taken up and paid for within fourteen days after the last day within which shares may be deposited pursuant to the take-over bid;

     (c) the period of time within which shares may be deposited pursuant to a take-over bid shall not be less than twenty-one days after the date of the take-over bid;

     (d) if the terms of the take-over bid are amended by increasing the consideration offered for the shares, the offeror shall pay the increased consideration to each offeree whose shares are taken up pursuant to the take-over bid whether or not such shares have been taken up by the offeror before the amendment of the take-over bid;

     (e) if the offeror intends to purchase shares to which the take-over bid relates in the market during the period of time within which shares may be deposited pursuant to the take-over bid, the offeror shall so state in the take-over bid circular; and

     (f) if the offeror purchases shares to which a take-over bid relates other than pursuant to the take~-over bid during the period of time within which shares may be deposited pursuant to the take-over bid,

       (i) the payment other than pursuant to the take-over bid of an amount for a share that is greater than the amount offered in the take-over bid is deemed to be an amendment of the take-over bid to which paragraph (d) applies,

       (ii) the offeror shall immediately notify the offerees of the increased consideration being offered for the shares,

       (iii) the shares acquired other than pursuant to the take-over bid shall be counted to determine whether a condition as to minimum acceptance has been fulfilled, and

       (iv) the shares acquired other than pursuant to the take-over bid shall not be counted among the shares taken up rateably under paragraph 196(1)(c).

1974-75-76, c. 33, s. 190.

Sending bid

   198. (1) A take-over bid, including a copy of the take-over bid circular in prescribed form and any amendment of the take-over bid, shall be sent concurrently to each director of the offeree corporation, to each shareholder of the offeree corporation resident in Canada and to the Director.

 Date of bid

   (2) A take-over bid is deemed to be dated as of the date on which it is sent.

 Shareholders in Canada

   (3) For the purposes of this section and section 201, a shareholder of an offeree corporation is deemed to be resident in Canada if his latest address as shown in the securities register of the offeree corporation is an address within Canada.

1974-75-76, c. 33, s. 191.

Arrangements for funds

   199. Where a take-over bid states that the consideration for the shares deposited pursuant thereto is to be paid in money or partly in money, the offeror shall make adequate arrangements to ensure that funds are available to make the required money payment for such shares.

1974-75-76, c. 33, s. 192.

Share-for-share bids

   200. Where a take-over bid~ states that the consideration for the shares of the offeree corporation is to be, in whole or in part, securities of the offeror or any other body corporate~, the take-over bid circular shall be in prescribed form.

1974-75-76, c. 33, s. 193.

Directors' circular

   201. (1) The directors of an offeree corporation shall send a directors' circular in prescribed form to each director of the offeree corporation, to each shareholder of the offeree corporation resident in Canada, to the offeror and to the Director.

 Notice

   (2) Unless the directors of an offeree corporation send a directors' circular under subsection (1) within ten days of the date of the take-over bid, the directors shall forthwith notify offerees and the Director that a directors' circular will be sent and may recommend that the offerees do not tender their shares pursuant to the take-over bid until they receive the directors' circular.

 Contents of notice

   (3) The notice required by subsection (2) shall be in prescribed form.

 Time of notice

   (4) The directors shall send the directors' circular required by subsection
(1) to each offeree and to the Director at least seven days before the date the take-over bid terminates or before the sixtieth day of the take-over bid, whichever is earlier.

 Dissent of director

   (5) Where a director of an offeree corporation is of the opinion that a take-over bid is not advantageous to the shareholders of the offeree corporation or where a director disagrees with any statement in a directors' circular, he is entitled to indicate his opinion or disagreement in the directors' circular required by subsection (1) and, if he indicates his opinion or disagreement, he shall include in that circular a statement setting out the reasons for his opinion or disagreement.

1974-75-76, c. 33, s. 194.

Expert's Consent

   202. (1) A report, opinion statement of a solicitor, auditor, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by him shall not be included in a take-over bid circular or a directors' circular unless that person has consented in writing to the use of the report, opinion or statement.

 Copy to Director

   (2) On the demand of the Director, a person referred to in subsection (1) shall forthwith send to the Director a copy of any report, opinion or statement referred to in that subsection that is made by that person together with a copy of his consent.

1974-75-76, c. 33, s. 195.

                                    PART XX
                       REMEDIES, OFFENCES AND PUNISHMENT

Definitions

   238. In this Part,

   "action" ((action))

   "action" means an action under this Act;

   "complainant" ((plaignant))

   "complainant" means

     (a) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates,

     (b) a director or an officer or a former director or officer of a corporation or any of its affiliates,

     (c) the Director, or

     (d) any other person who, in the discretion of a court, is a proper person to make an application under this Part.

1974-75-76, c. 33, s. 231.

Commencing derivative action

   239. (1) Subject to subsection (2), a complainant may apply to a court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party,~ for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate.

 Conditions precedent

   (2) No action may be brought and no intervention in an action may be made under subsection (1) unless the court is satisfied that

     (a) the complainant has given reasonable notice to the directors of the corporation or its subsidiary of his intention to apply to the court under subsection (1) if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action;

     (b) the complainant is acting in good faith; and

     (c) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

1974-75-76, c. 33, s. 232.

Powers of court

   240. In connection with an action brought or intervened in under section 239, the court may at any time make any order it thinks fit including, without limiting the generality of the foregoing,

     (a) an order authorizing the complainant or any other person to control the conduct of the action;

     (b) an order giving directions for the conduct of the action;

     (c) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and

     (d) an order requiring the corporation or its subsidiary to pay reasonable legal fees incurred by the complainant in connection with the action.

1974-75-76, c. 33, s. 233.

Application to court re oppression

   241. (1) A complainant may apply to a court for an order under this section.

 Grounds

   (2) If, on an application under subsection (1), the court is satisfied that in respect of a corporation or any of its affiliates

     (a) any act or omission of the corporation or any of its affiliates effects a result,

     (b) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or

     (c) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer, the court may make an order to rectify the matters complained of.

 Powers of Court

   (3) In connection with an application under this section, the court may make any interim or final order it thinks fit including, without limiting the generality of the foregoing,

     (a) an order restraining the conduct complained of;

     (b) an order appointing a receiver or receiver-manager;

     (c) an order to regulate a corporation's affairs by amending the articles or by-laws or creating or amending a unanimous shareholder agreement;

     (d) an order directing an issue or exchange of securities;

     (e) an order appointing directors in place of or in addition to all or any of the directors then in office;

     (f) an order directing a corporation, subject to subsection (6), or any other person, to purchase securities of a security holder;

     (g) an order directing a corporation, subject to subsection (6), or any other person, to pay to a security holder any part of the moneys paid by him for securities;

     (h) an order varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party to the transaction or contract;

     (i) an order requiring a corporation, within a time specified by the court, to produce to the court or an interested person financial statements in the form required by section 155 or an accounting in such other form as the court may determine;

     (j) an order compensating an aggrieved person;

     (k) an order directing rectification of the registers or other records of a corporation under section 243;

     (l) an order liquidating and dissolving the corporation;

     (m) an order directing an investigation under Part XIX to be made; and

     (n) an order requiring the trial of any issue.

 Duty of directors

   (4) If an order made under this section directs amendment of the articles or by-laws of a corporation,

     (a) the directors shall forthwith comply with subsection 191(4); and

     (h) no other amendment to the articles or by-laws shall be made without the consent of the court, until a court otherwise orders.

 Exclusion

   (5) A shareholder is not entitled to dissent under section 190 if an amendment to the articles is effected under this section.

 Limitation

   (6) A corporation shall not make a payment to a shareholder under paragraph
(3)(f) or (g) if there are reasonable grounds for believing that

     (a) the corporation is or would after that payment be unable to pay its liabilities as they become due; or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

 Alternative order

   (7) An applicant under this section may apply in the alternative for an order under section 214.

1974-75-76, c. 33, s. 234; 1978-79, c. 9, s. 74.

Evidence of shareholder approval not decisive

   242. (1) An application made or an action brought or intervened in under this Part shall not be stayed or dismissed by reason only that it is shown that an alleged breach of a right or duty owed to the corporation or its subsidiary has been or may be approved by the shareholders of such body corporate, but evidence of approval by the shareholders may be taken into account by the court in making an order under section 214, 240 or 241.

 Court approval to discontinue

   (2) An application made or an action brought or intervened in under this Part shall not be stayed, discontinued, settled or dismissed for want of prosecution without the approval of the court given on such terms as the court thinks fit and, if the court determines that the interests of any complainant may be substantially affected by such stay, discontinuance, settlement or dismissal, the court may order any party to the application or action to give notice to the complainant.

 No security for costs

   (3) A complainant is not required to give security for costs in any application made or action brought or intervened in under this Part.

 Interim costs

   (4) In an application made or an action brought or intervened in under this Part, the court may at any time order the corporation or its subsidiary to pay to the complainant interim costs, including legal fees and disbursements, but the complainant may be held accountable for such interim costs on final disposition of the application or action.

                                                                         ANNEX C

                              AMENDED AND RESTATED
                     PLAN OF ARRANGEMENT UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE 1

                                 INTERPRETATION

   1.1 Definitions. Unless indicated otherwise, where used in this Plan of Arrangement, the following terms shall have the following meanings:

     "Acquireco" means Neptune Acquisition Corp, an unlimited liability company existing under the laws of the Province of Nova Scotia.

     "Agreement" means the Share Exchange Agreement dated as of November 17, 1999, as amended by Amendment No. 1 dated as of April 17, 2000, among Parent, Company and Acquireco to which this Plan of Arrangement is attached as Annex A, and includes any annexes attached thereto, as amended, modified or supplemented from time to time.

     "Arrangement" means the arrangement under section 192 of the CBCA involving Acquireco, Company and the shareholders of Company on the terms and conditions set out in this Plan of Arrangement, subject to any amendments thereto in accordance with Section 5.4 or made at the direction of the Court in the Final Order.

     "Arrangement Resolution" means the resolution or resolutions of the shareholders approving this Plan of Arrangement as required by applicable law and the Interim Order, substantially in the form attached to the Proxy Statement.

     "Business Day" means any day on which the principal offices of the United States Securities and Exchange Commission in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York or the City of Toronto.

     "CBCA" means the Canada Business Corporations Act, as amended from time to time.

     "Company" means North American Vaccine, Inc. a corporation existing under the CBCA.

     "Company Common Shares" means the common shares, no par value per share, of Company outstanding from time to time.

     "Company Preferred Shares" means the shares of Series A Preferred Stock, no par value per share, of Company outstanding from time to time.

     "Company Shares" means Company Common Shares and the Company Preferred Shares.

     "Company Shareholders' Meeting" means the special meeting of the shareholders held pursuant to Section 7.02 of the Agreement and any adjournment or postponement thereof, to consider and, if thought advisable, to pass the Arrangement Resolution.

     "Court" means the Ontario Superior Court of Justice or the Quebec Superior Court.

     "Depositary" has the meaning assigned thereto in Section 1.01 of the Agreement.

     "Director" means the Director appointed under section 260 of the CBCA.

     "Dissent Procedures" has the meaning assigned thereto in Section 4.1 hereof.

     "Dissent Rights" means the rights of dissent which each Dissenting Shareholder is entitled to exercise, under the Interim Order and the Final Order and strictly in the manner set out in section 190 of the CBCA and this Plan of Arrangement, in respect of the Arrangement Resolution.

     "Dissenting Shareholder" means a shareholder of the Company who dissents from the Arrangement Resolution in compliance with the Dissent Procedures and the CBCA.

     "Effective Date" means the date upon which this Plan of Arrangement becomes effective as established by the date of issue set forth in the certificate of arrangement issued by the Director giving effect to the Arrangement.

     "Effective Time" means the time of filing of the Articles of Arrangement implementing the Arrangement.

     "Final Order" means the order of the Court made in connection with the approval of the Arrangement following the application contemplated by
  Section 2.04 of the Agreement, as such order may be amended or modified by the highest court by which an appeal is heard prior to the Effective Time.

     "Interim Order" means the interim order of the Court made in connection with the approval of the Arrangement following the application therefor contemplated by Section 2.02 of the Agreement.

     "Letters of Transmittal" means the letters of transmittal to be mailed to shareholders of the Company by Company together with the Proxy Statement.

     "Parent" means Baxter International Inc. a Delaware corporation.

     "Parent Common Stock" means the shares of common stock, par value $1.00 per share, of Parent.

     "Proxy Statement" has the meaning assigned thereto in Section 7.01 of the Agreement.

   Terms used but not otherwise defined herein shall have the meanings assigned thereto in the Arrangement Agreement.

   1.2 Interpretation Not Affected by Headings, etc. The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

   1.3 Currency. All sums of money which are referred to in this Plan of Arrangement are expressed in lawful money of the United States unless otherwise specified.

   1.4 Number, etc. Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include natural persons, firms, trusts, partnerships and corporations.

   1.5 Statutory References. Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

   1.6 Date of Any Action. In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day in the place where the action is required or permitted to be taken, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day in such place.

                                   ARTICLE 2

                                  ARRANGEMENT

   2.1 Arrangement. This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of, the Agreement.

                                   ARTICLE 3

                                  ARRANGEMENT

   3.1 Exchange of Shares. At the Effective Time, the following shall be deemed to occur in the order specified in the following paragraphs without any further authorization, act or formality:

     (a) Subject to Section 4.1, each Company Common Share issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco for consideration consisting of:

       (i) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Parent Common Stock, (A) the numerator of which fraction shall be $6.70 (the "Share Consideration"), and (B) the denominator of which shall be the Parent Stock Price (as defined in Section 3.1(a)(iii) below); and

       (ii) a cash payment of $.03 per Company Common Share (the "Cash Consideration" and, together with the Share Consideration, the "Arrangement Consideration");

    provided, however, that in the event the Company Capitalization shall be greater or less than the amount set forth in Section 4.03 of the Agreement by more than 10,000 Company Common Shares, the Share Consideration and Cash Consideration shall each be adjusted by multiplying it by a fraction, the numerator of which is the Company Capitalization as set forth in Section 4.03 of the Agreement and the denominator of which is the actual Company Capitalization at the Effective Time.

       (iii) For purposes of calculating the Share Consideration, the "Parent Stock Price" shall be an amount equal to the average closing sale price of a share of Parent Common Stock as reported in The Wall Street Journal under the caption New York Stock Exchange Composite Transactions or, if not available, such other authoritative publication as may be reasonably selected by Parent, for the ten consecutive trading days ending on and including the fifth trading day prior to the Effective Date. In the event Parent changes (or establishes a record date for changing) the number shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, distribution, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Share Consideration shall be proportionately adjusted in such manner as Parent, Acquireco and the Company shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as any of the foregoing shall have been issued, distributed or paid to the holders of shares of Parent Common Stock generally.

     (b) Subject to Section 4.1, each Company Preferred Share issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco for consideration consisting of (i) the number of shares of Parent Common Stock equal to the product of (x) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time and (y) the Share Consideration divided by the Parent Stock Price, and (ii) a cash payment equal to the product of (x) the Cash Consideration and (y) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time.

     (c) Each shareholder of the Company shall cease to be a holder of Company Common Shares or Company Preferred Shares, as the case may be, and shall have his, her or its name removed from the register of holders of Company Common Shares or Company Preferred Shares, as the case may be.

     (d) All Company Common Shares and Company Preferred Shares shall be held by Acquireco and the name of Acquireco shall be added to the register of holders of Company Common Shares and Company Preferred Shares.

     (e) Certificates formerly representing Company Common Shares and Company Preferred Shares shall represent only the right to receive the consideration therefor, in accordance with Articles 3, 4 and 5 hereof.

     (f) Immediately following the exchange of shares as contemplated by this
  Section 3.1, the Company shall increase the stated capital of the Company Common Shares by an amount equal to the difference between (i) the product of the number of Company Common Shares exchanged pursuant to this Section
  3.1 multiplied by $6.73 and (ii) the product of the paid-up capital of an issued and outstanding Company Common Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.1(g), multiplied by the number of Company Common Shares exchanged pursuant to this Section 3.1;

     (g) Immediately following the exchange of shares as contemplated by this
  Section 3.1, the Company shall increase the stated capital of the Company Preferred by an amount equal to the difference between (i) the product of the number of Company Preferred Shares of the Company exchanged pursuant to this Section 3.1 multiplied by the number of Company Common Shares into which each Company Preferred Share is convertible immediately before the Effective Time multiplied by $6.73 and (ii) the product of the paid-up capital of an issued and outstanding Company Preferred Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.1(g), multiplied by the number of Company Preferred Shares exchanged pursuant to this Section 3.1.

   3.2 No Fractional Share Certificates. No scrip or fractional share of Parent Common Stock shall be issued upon the surrender for exchange of Company Shares, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent with respect to such fractional share interest. As of the Effective Time, Parent shall deposit with the Depository an amount in cash sufficient for the Depository to pay each holder of Company Shares an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (ii) the Parent Stock Price.

   3.3 Options and Warrants to Purchase Company Common Shares. (a) Immediately prior to the Effective Time, (i) the Company Stock Options which are outstanding and unexercised immediately prior to the Effective Time, shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to such holders of Company Stock Options at the Effective Time an amount in cash in respect thereof equal to the product of (x) the excess, if any, of the Arrangement Consideration (determined in accordance with Section 3.1) over the exercise price thereof and (y) the number of Company Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto), provided, that the foregoing shall be subject to the obtaining of any necessary consents of holders of Company Stock Options.

   (b) Company shall take all actions necessary so that, immediately prior to the Effective Time and in accordance with the Warrant Termination Letter, (i) the Company Warrants which are outstanding and unexercised immediately prior to the Effective Time shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to the holder(s) of Company Warrants at the Effective Time an amount in respect thereof in Parent Common Stock valued at the Parent Stock Price equal to the product of (x) the excess of the Arrangement Consideration (determined in accordance with Section 3.1) over the exercise price thereof and (y) the number of Company Common Shares subject thereto.

   3.4 Certain Adjustments. If prior to the Effective Time, Company Common Shares or Company Preferred Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Arrangement Consideration established pursuant to the provisions of
Section 3.1(a)(i) or 3.1(b), as applicable, shall be adjusted accordingly to provide to Parent and the holders of the Company Shares the same economic effect as contemplated hereby prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

   3.5 Lost, Stolen or Destroyed Certificates. In the event any certificates representing Company Shares shall have been lost, stolen or destroyed, the Depository shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.1, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Parent against any claim that may be made against Parent or the Depository with respect to the certificates alleged to have been lost, stolen or destroyed.

   3.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement, the officers and directors of Company, Parent and Acquireco, as the case may be, are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

   3.7 Dissenting Shareholders. Company shall give Parent prompt notice of any holders of shares who have not voted such shares for approval of the Arrangement Resolution and who have perfected Dissent Rights (and shall also give Parent prompt notice of any withdrawals of such demands for Dissent Rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands.

                                   ARTICLE 4

                               RIGHTS OF DISSENT

   4.1 Rights of Dissent. Shareholders of the Company may exercise Dissent Rights pursuant to and strictly in the manner set forth in the Interim Order, section 190 of the CBCA and this Section 4.1 (the "Dissent Procedures") in connection with the Arrangement. Shareholders of the Company who duly exercise such Dissent Rights and who:

     (a) are ultimately entitled to be paid fair value for their Shares shall be deemed to have transferred such Company Shares to Company for cancellation at the Effective Time; or

     (b) for any reason are ultimately not entitled to be paid fair value for their Company Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Shareholder as at and from the Effective Time, and subject to Article 5 hereof, shall have the right to receive consideration, on the basis determined in accordance with
  Article 3 hereof;

but in no case shall Company or Acquireco be required to recognize such Dissenting Shareholders as holders of Company Shares at and after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from Company's register of holders of Company Shares at the Effective Time.

                                   ARTICLE 5

                                    PAYMENT

   5.1 Delivery of Parent Common Stock and Cash by Acquireco. Immediately upon the filing of the Articles of Arrangement, Acquireco shall cause to be available to the Depositary, for payment to holders of Company Shares, (i) cash and the certificates of Parent Common Stock representing the number of whole shares of Parent Common Stock issuable pursuant to subsection 3.1(a) and 3.1(b) in exchange for Company Common Shares and Company Preferred Shares outstanding immediately prior to the Effective time and (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to section 3.2, for delivery to such holders in accordance with Section 5.2 hereof. As soon as practicable after the Effective Time, (i) such payments of shares of Parent Common Stock shall be made by the Depositary by issuing certificates representing such shares to the shareholders of Company; and (ii) such cash payments shall be made by the Depositary by issuing cheques to the shareholders of Company. All interest on funds provided to and held by the Depositary pursuant to this Section 5.1 shall accrue to the benefit of Acquireco.

   5.2 Method of Payment. The Depositary shall forward to each Shareholder who, prior to the Effective Date, has deposited a properly completed Letter of Transmittal, together with his or her Company Share certificates, the certificates representing shares of Parent Common Stock and the cash to which he or she is entitled as soon as reasonably practicable but, in any event, not later than three Business Days after the Effective Date. The Depositary shall forward to each Shareholder who, after the Effective Date, has deposited his or her properly completed Letter of Transmittal, together with his or her Company Share certificates, the certificates representing shares of Parent Common Stock and the cash to which he or she is entitled within three Business Days following receipt by the Depositary of such letters and share certificates. Unless otherwise directed in accordance with any Letter of Transmittal, such share certificates and cheques shall be forwarded by first class mail, postage prepaid, or, in the case of a postal disruption in the United States or Canada, by such other means as the Depositary may consider prudent, to the persons and at the addresses specified in the relevant Letter of Transmittal. Share certificates and cheques forwarded pursuant hereto will be deemed to have been delivered at the time of delivery thereof to the post office or to such other party as may be charged with responsibility for the transmission thereof.

   5.3 Limitation. Any certificate formerly representing Company Shares not deposited with all of the other documents and instruments required by this Plan of Arrangement on or prior to the sixth anniversary of the Effective Date shall cease to represent any claim to which the holder thereof would otherwise be entitled. On such date, all cash or shares to which the former registered holder of the certificate referred to in the preceding sentence was entitled shall be deemed to have been surrendered to Acquireco together with all dividends, distributions and interest held for such former registered holder.

   5.4 Amendments to Plan of Arrangement. Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification and/or supplement must be
(i) set out in writing, (ii) approved by Acquireco, (iii) filed with the Court and, if made following the Company Shareholders' Meeting, approved by the Court, and (iv) communicated to holders of Company Shares if and as required by the Court.

   Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Company at any time prior to the Company Shareholders' Meeting (provided that Acquireco shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Company Shareholders' Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

   Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Company Shareholders' Meeting shall be effective only if (i) it is consented to by each of Company and Acquireco, and
(ii) if required by the Court or applicable, it is consented to by holders of the Company Shares voting in the manner so required.

                                                                         ANNEX D

                            SHARE EXCHANGE AGREEMENT

                                     among

                           BAXTER INTERNATIONAL INC.,

                           NEPTUNE ACQUISITION CORP.

                                      and

                          NORTH AMERICAN VACCINE, INC.

                         Dated as of November 17, 1999

                               TABLE OF CONTENTS

                                             Page
                                             ----
 ARTICLE I--DEFINITIONS....................   D-1
    Section  1.01 Certain Defined Terms...    D-1

 ARTICLE II--THE ARRANGEMENT...............   D-6
    Section  2.01 The Arrangement.........    D-6
    Section  2.02 Interim Order...........    D-6
    Section  2.03 Mailing of Proxy
                   Statement..............    D-6
    Section  2.04 Final Order.............    D-6
    Section  2.05 Filing of Articles of
                   Arrangement............    D-6
    Section  2.06 Effective Time..........    D-6

 ARTICLE III--EXCHANGE OF SHARES...........   D-7
    Section  3.01 Exchange of Shares......    D-7
    Section  3.02 No Fractional Share
                   Certificates...........    D-8
    Section  3.03 Options and Warrants to
                   Purchase Company Common
                   Shares.................    D-8
    Section  3.04 Certain Adjustments.....    D-8
    Section  3.05 Lost, Stolen or
                   Destroyed Certificates.    D-9
    Section  3.06 Taking of Necessary
                   Action; Further Action.    D-9
    Section  3.07 Dissenting Shareholders.    D-9

 ARTICLE IV--REPRESENTATIONS AND WARRANTIES
  OF COMPANY...............................   D-9
    Section  4.01 Organization and
                   Qualification;
                   Subsidiaries...........    D-9
    Section  4.02 Certificate of
                   Incorporation and
                   Bylaws.................   D-10
    Section  4.03 Capitalization..........   D-10
    Section  4.04 Authority Relative to
                   this Agreement.........   D-10
    Section  4.05 No Conflict; Required
                   Filings and Consents...   D-11
    Section  4.06 Permits; Compliance with
                   Laws...................   D-11
    Section  4.07 SEC Filings; Financial
                   Statements.............   D-12
    Section  4.08 Absence of Certain
                   Changes or Events......   D-12
    Section  4.09 Employee Benefit Plans;
                   Labor Matters..........   D-13
    Section  4.10 Contracts...............   D-15
    Section  4.11 Litigation..............   D-15
    Section  4.12 Environmental Matters...   D-16
    Section  4.13 Intellectual Property...   D-16
    Section  4.14 Taxes...................   D-18
    Section  4.15 Insurance...............   D-19
    Section  4.16 Properties..............   D-19
    Section  4.17 Affiliates..............   D-19
    Section  4.18 Opinion of Financial
                   Advisor................   D-19
    Section  4.19 Brokers.................   D-19
    Section  4.20 Certain Business
                   Practices..............   D-19
    Section  4.21 Business Activity
                   Restriction............   D-20
    Section  4.22 WARN Act................   D-20
    Section  4.23 FDA Matters.............   D-20

 ARTICLE V--REPRESENTATIONS AND WARRANTIES
  OF PARENT AND ACQUIRECO..................  D-20
    Section  5.01 Organization and
                   Qualification;
                   Subsidiaries...........   D-20
    Section  5.02 Certificate of
                   Incorporation and
                   Bylaws.................   D-21
    Section  5.03 Capitalization..........   D-21
    Section  5.04 Authority...............   D-21

                                                                            Page
                                                                            ----
    Section  5.05 No Conflict; Required Filings and Consents.............   D-21
    Section  5.06 Absence of Certain Changes or Events...................   D-22
    Section  5.07 SEC Filings; Financial Statements......................   D-22
    Section  5.08 Brokers................................................   D-22
    Section  5.09 No Prior Activities....................................   D-22

 ARTICLE VI--COVENANTS....................................................  D-23
    Section  6.01 Conduct of Business by Company Pending the Effective
                   Time..................................................   D-23
    Section  6.02 Notices of Certain Events..............................   D-24
    Section  6.03 Access to Information; Confidentiality.................   D-25
    Section  6.04 No Solicitation of Transactions........................   D-25
    Section  6.05 Control of Operations..................................   D-26
    Section  6.06 Further Action; Consents; Filings......................   D-26
    Section  6.07 Additional Reports.....................................   D-27
    Section  6.08 Company Stock Plans and Warrants.......................   D-27
    Section  6.09 United Kingdom Filings.................................   D-27
    Section  6.10 Company Indebtedness...................................   D-27

 ARTICLE VII--ADDITIONAL AGREEMENTS.......................................  D-28
    Section  7.01 Registration Statement; Proxy Statement................   D-28
    Section  7.02 Shareholders' Meeting..................................   D-29
    Section  7.03 Affiliates.............................................   D-29
    Section  7.04 Directors' and Officers' Indemnification and Insurance.   D-29
    Section  7.05 No Shelf Registration..................................   D-30
    Section  7.06 Public Announcements...................................   D-30
    Section  7.07 NYSE Listing...........................................   D-30
    Section  7.08 Blue Sky...............................................   D-30

 ARTICLE VIII--CONDITIONS.................................................  D-30
    Section  8.01 Conditions to the Obligations of Each Party............   D-30
    Section  8.02 Conditions to the Obligations of Company...............   D-31
    Section  8.03 Conditions to the Obligations of Parent and Acquireco..   D-31
    Section  8.04 Merger of Conditions...................................   D-32

 ARTICLE IX--TERMINATION, AMENDMENT AND WAIVER............................  D-32
    Section  9.01 Termination............................................   D-32
    Section  9.02 Effect of Termination..................................   D-33
    Section  9.03 Amendment..............................................   D-34
    Section  9.04 Waiver.................................................   D-34
    Section  9.05 Termination Fee; Expenses..............................   D-34

 ARTICLE X--GENERAL PROVISIONS............................................  D-35
    Section 10.01 Non-Survival of Representations and Warranties.........   D-35
    Section 10.02 Notices................................................   D-35
    Section 10.03 Severability...........................................   D-35
    Section 10.04 Assignment; Binding Effect; Benefit....................   D-36
    Section 10.05 Incorporation of Exhibits..............................   D-36
    Section 10.06 Governing Law..........................................   D-36
    Section 10.07 Waiver of Jury Trial...................................   D-36
    Section 10.08 Specific Performance...................................   D-36
    Section 10.09 Headings; Interpretation...............................   D-36
    Section 10.10 Counterparts...........................................   D-36
    Section 10.11 Entire Agreement.......................................   D-36

ANNEXES
  ANNEX A--Plan of Arrangement
  ANNEX B--Form of Company Shareholder Agreement
  ANNEX C--Form of Warrant Termination Letter
  ANNEX D--Form of Affiliate Letter
  ANNEX E--Form of Opinion of Thomas J. Sabatino, Jr., General Counsel of
  Parent
  ANNEX F--Form of Opinion of Special Patent Counsels to Company
  ANNEX G-1--Form of Opinion of U.S. Counsel to Company
  ANNEX G-2--Form of Opinion of Canadian Counsel to Company
  ANNEX H--Term Sheet to Tax Side Letter

                            SHARE EXCHANGE AGREEMENT

   This SHARE EXCHANGE AGREEMENT, dated as of November 17, 1999, among BAXTER INTERNATIONAL INC., a Delaware corporation ("Parent"), NEPTUNE ACQUISITION CORP., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("Acquireco"), and NORTH AMERICAN VACCINE, INC., a corporation existing under the federal laws of Canada ("Company"):

                                  WITNESSETH:

   WHEREAS the Company and Acquireco desire to propose to the shareholders of Company an Arrangement (as hereinafter defined) under the CBCA (as hereinafter defined) substantially on the terms and subject to the conditions set forth in the Plan of Arrangement attached hereto as Annex A;

   WHEREAS in order to implement Acquireco's proposal referred to above, Company intends to propose to its shareholders an Arrangement under Section 192 of the CBCA involving Company, Acquireco and the shareholders of Company;

   WHEREAS the board of directors of Company has unanimously determined that the Arrangement is fair and is in the best interests of Company and the shareholders of Company and has agreed to enter into this Agreement and to recommend that the shareholders of Company vote in favor of the Arrangement Resolution (as hereinafter defined), all on the terms and subject to the conditions contained herein;

   WHEREAS the board of directors of Parent and Acquireco have approved the transactions contemplated by this Agreement, including the Arrangement;

   WHEREAS the parties acknowledge that the transactions contemplated by this Agreement are intended to result in a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code (as hereinafter defined) and that an election pursuant to Section 338(g) of the Code will be made with respect to such purchase;

   WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a shareholder agreement (each, a "Company Shareholder Agreement") in the form attached hereto as Annex B;

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.01 Certain Defined Terms . Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Affiliate" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

     "Agreement" shall mean this Share Exchange Agreement and includes the Plan of Arrangement attached hereto as Annex A as the same may be supplemented or amended from time to time.

     "Arrangement" shall mean the arrangement under Section 192 of the CBCA, pursuant to which all of the issued and outstanding Company Common Shares and Company Preferred Shares shall be acquired by

  Acquireco from the holders of such shares for the consideration set forth in Section 3.01 hereof, substantially on the terms and subject to the conditions set forth in this Agreement and the Plan of Arrangement attached hereto as Annex A.

     "Arrangement Resolution" shall mean the resolution or resolutions of the shareholders of Company approving the Arrangement as required by applicable law and the Interim Order, substantially in the form attached to the Proxy Statement (as defined in Section 7.01).

     "Articles of Arrangement" shall mean the articles of arrangement in respect of the Arrangement in the form required by the CBCA to be sent to the Director after the Final Order is made.

     "ASE" shall mean the American Stock Exchange.

     "Best Knowledge" shall mean, with respect to Company, that any one of the following employees of Company is actually aware of a fact or other matter, or should have become aware of a fact or other matter, based upon due inquiry and investigation: Chief Executive Officer; Chief Financial Officer; Acting General Counsel; Vice President, Marketing and Sales; Vice President, Regulatory Affairs; Director of Human Resources.

     "Blue Sky Laws" shall mean state and provincial securities or "blue sky" laws.

     "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York.

     "CBCA" shall mean the Canada Business Corporations Act, as amended from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company Competing Transaction" shall mean any of the following involving Company (other than the Arrangement):

        (i) any merger, consolidation, amalgamation, arrangement, share exchange, business combination or other similar transaction;

         (ii) any sale, lease, exchange, transfer or other disposition of 10% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions, other than in the ordinary course of business consistent with past practice;

       (iii) any license, sublicense or sale of Company Intellectual Property (as defined in Section 4.13(a)) or similar contract, agreement, arrangement, or commitment with respect to Company
    Intellectual Property (except for any express or implied license in connection with the sale of Company's products in the ordinary course of business consistent with past practice);

         (iv) any tender offer or exchange offer for 10% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities Act in connection therewith;

        (v) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed (other than a Person or group consisting exclusively of those Persons who execute a Company Shareholder Agreement (the execution of which shall not be deemed to be an admission that such Person is a "group" as defined under Section 13(d) of the Exchange Act)) which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding voting securities of the Company;

         (vi) any solicitation in opposition to the approval of this Agreement by the stockholders of Company; or

       (vii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

     "Company Material Adverse Effect" shall mean (1) any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, or
  (2) any significant loss of personnel of Company or the Company Subsidiaries, which personnel cannot be retained by offering additional compensation (consistent with the terms of Section 6.01(h)) or replaced by Company or Parent, as the case may be, using commercially reasonable efforts, within a reasonable period of time after such departure(s) so as to avoid any material adverse change in Company's performance or prospects or, with respect to the period of time from the date hereof until March 31, 2000, from Company's performance set forth in Company's financial projections as set forth in the balance sheets, statements of cash flows, and comparative statements of operations (2000 forecast) for Company dated October 25, 1999 included in Schedule 1 to the Company Disclosure Schedule ("Company Projections")) (including but not limited to losses of institutional knowledge, know how or other intangible intellectual property that could prevent or materially delay Company from meeting such projections) provided, however, that clause (1) of this definition shall not include (i) a decrease in the trading price of Company Common Shares or
  (ii) any circumstances or events (including, without limitation, any loss of personnel, loss of customers, loss of suppliers or the delay or cancellation of any orders for products) (a) relating to the economy in general, (b) relating to the industry in which Company operates in general,
  (c) relating to any actions taken by the ASE with respect to its letter to Company dated September 24, 1999, (d) arising primarily out of or resulting primarily from actions contemplated by Company and Parent in connection with, or which is attributable primarily to, the announcement of this Agreement and/or the transactions contemplated hereby or (e) relating to the release of Company's financial results or Company's failure to meet any publicized financial projections for so long as Company's revenue and expenses are substantially in accordance with the Company Projections. Notwithstanding anything to the contrary contained in this Agreement, a Company Material Adverse Effect shall be deemed to have occurred if any of the following shall have occurred: Company shall have failed to (i) obtain the regulatory approvals for NeisVac-C necessary to perform its obligations under the Supply Agreement dated July 7, 1999 ("Supply Agreement") between Company and NHS Supplies Authority, (ii) manufacture, fill and prepare for shipping such number of doses of NeisVac-C as shall equal the minimum requirements for delivery for the months of April and May, 2000 under the Supply Agreement, or (iii) ensure that it will not be prohibited by U.S. governmental authorities from exporting NeisVac-C, in each case on or before April 1, 2000.

     "Company Stock Plans" shall mean the Company's Share Option Plan, the Company's 1995 Share Option Plan, the Company's 1997 Share Option Plan, the Company's Non-Employee Director and Senior Executive Stock Option Plan, the Company's 1995 Non-Employee Director and Senior Executive Stock Option Plan and the Company's 1999 Non-Employee Director and Senior Executive Stock Option Plan.

     "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of April 27, 1999, between Parent and Company, as amended from time to time.

     "Court" shall mean the Ontario Superior Court of Justice.

     "Depository" shall mean the bank, trust company or other entity selected by Parent and reasonably acceptable to Company to act as depository in connection with the Arrangement.

     "Director" shall mean the Director appointed under Section 260 of the CBCA.

     "Dissent Procedures" has the meaning ascribed thereto in Article 4 of the Plan of Arrangement.

     "Dissent Rights" shall mean the rights of dissent which each Dissenting Shareholder is entitled to exercise, under the Interim Order and the Final Order and strictly in the manner set out in Section 190 of the CBCA and the Plan of Arrangement, in respect of the Arrangement Resolution.

     "Dissenting Shareholder" shall mean a shareholder of Company who dissents from the Arrangement Resolution in strict compliance with the Dissent Procedures and the CBCA.

     "$" shall mean United States Dollars.

     "Effective Date" shall mean the date upon which the Plan of Arrangement became effective as established by the date set forth in the certificate of arrangement issued by the Director giving effect to the Arrangement.

     "Effective Time" shall mean the time of the filing of the Articles of Arrangement implementing the Arrangement.

     "Encumbrances" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

     "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

     "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Expenses" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the completion of the Arrangement, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.01) and the Proxy Statement (as defined in Section 7.01), the solicitation of shareholder approvals, the filing of HSR Act notice, if any, the requirements of the Competition Act, if any, and all other matters related to the transactions contemplated hereby and the completion of the Arrangement.

     "Final Order" shall mean the final order of the Court approving the Arrangement.

     "Governmental Entity" shall mean any United States Federal, state or local or any Canadian or other foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

     "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

     "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     "Interim Financing Documents" shall mean the following documents dated as of November 1, 1999: (i) Letter Loan Agreement between Bank of America, N.A. ("Lender") and Company; (ii) Security Agreement between Parent and Company; (iii) Security Agreement between Lender and Company; (iv) Patent and Trademark Assignment and Security Agreement between Parent and Company;
  (v) Patent and Trademark Assignment and Security Agreement between Lender and Company; (vi) Guaranty by Parent for the benefit of Company; (vii) Reimbursement Agreement between Company and Parent; (viii) Fee Letter Agreement between Lender and Company; and (ix) Break-up Fee Letter between Parent and Company.

     "Interim Order" shall mean the interim order of the Court approving the Arrangement.

     "IRS" shall mean the United States Internal Revenue Service.

     "Law" shall mean any United States Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

     "NYSE" shall mean the New York Stock Exchange.

     "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

     "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent and its subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, provided, however, that Parent Material Adverse Effect shall not include (i) a decrease in the trading price of Parent Common Stock or (ii) any circumstances or events (including, without limitation, any loss of personnel, loss of customers, loss of suppliers or the delay or cancellation of any orders for products)
  (a) relating to the economy in general, (b) relating to the industry in which Parent operates in general, or (c) arising primarily out of or resulting primarily from actions contemplated by Company and Parent in connection with, or which is attributable primarily to, the announcement of this Agreement and/or the transactions contemplated hereby.

     "Permitted Encumbrances" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

     "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

     "Plan of Arrangement" shall mean the plan of arrangement proposed under
  Section 192 of the CBCA substantially in the form attached as Annex A to this Agreement, as the same may be supplemented or amended from time to time in accordance herewith and any order of the Court;

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority ("Taxing Authority"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges;
  (ii) any liability for the payment of any amounts of the type described in
  (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

     "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax report or return, withholding tax report or return and information report or return) required to be filed with respect to any Taxes.

     "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                THE ARRANGEMENT

   Section 2.01 The Arrangement. Company and Acquireco hereby agree that the Arrangement shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

   Section 2.02 Interim Order. As soon as reasonably practicable after the date hereof, Company shall bring an application (the form and substance of which shall be reasonably satisfactory to it and Acquireco) before the Court pursuant to subsection 192(3) of the CBCA for the Interim Order providing for, among other things, the calling and holding of the Company Shareholders' Meeting (as defined in Section 7.01), the determination of the approvals required from the Company's shareholders in respect of the Arrangement and the granting of the Dissent Rights.

   Section 2.03 Mailing of Proxy Statement. As soon as practicable after the later of the effective date of the Registration Statement (as defined in Section 7.01) and the date on which the Interim Order is obtained, Company shall mail the Proxy Statement (as defined in Section 7.01) to the Company's shareholders.

   Section 2.04 Final Order. If the Arrangement is approved at the Company Shareholders' Meeting by the Arrangement Resolution as required by the Interim Order, Company shall bring an application, as soon as reasonably practicable after the Company Shareholders' Meeting, before the Court pursuant to subsection 192(3) of the CBCA for a Final Order approving the Arrangement.

   Section 2.05 Filing of Articles of Arrangement. If the Final Order is obtained, as soon as reasonably practicable thereafter but in no event earlier than April 3, 2000, and with the approval of Acquireco, subject to the satisfaction, waiver or release of the conditions set forth in Article VIII, Company shall file Articles of Arrangement, and such other documents as may be required under the CBCA, with the Director to give effect to the Arrangement pursuant to subsection 192(7) of the CBCA. Notwithstanding the foregoing, if the proposed date of filing of the Articles of Arrangement and the completion of the Arrangement, as determined in accordance with this Section 2.05, would result in the Effective Date occurring within fifteen (15) trading days after the record date set by Parent for its stockholders with respect to the spin-off of Parent's cardiovascular business, then the date of filing of the Articles of Arrangement and the completion of the Arrangement shall be postponed to a date that would result in the Effective Date occurring no sooner than fifteen (15) trading days after such record date.

   Section 2.06 Effective Time. The Arrangement shall become effective at the Effective Time.

                                  ARTICLE III

                               EXCHANGE OF SHARES

   Section 3.01 Exchange of Shares. At the Effective Time, the following shall be deemed to occur in the order specified in the following paragraphs, without any further authorization, act or formality:

     (a) Subject to Section 4.1 of the Plan of Arrangement, each Common Share of Company ("Company Common Share") issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco, for consideration consisting of:

       (i) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock"), (A) the numerator of which fraction shall be $6.97 (the "Share Consideration"), and (B) the denominator of which shall be the Parent Stock Price (as defined in Section 3.01(a)(iii) below); and

       (ii) a cash payment of $.03 per Company Common Share (the "Cash Consideration" and, together with the Share Consideration, the "Arrangement Consideration");

    provided, however, that in the event the Company Capitalization (as defined in Section 4.03) shall be greater or less than the amount set forth in Section 4.03 by more than 10,000 Company Common Shares, the Share Consideration and Cash Consideration shall each be adjusted by multiplying it by a fraction, the numerator of which is the Company Capitalization as set forth in Section 4.03 and the denominator of which is the actual Company Capitalization at the Effective Time.

       (iii) The "Parent Stock Price" shall be an amount equal to the average closing sale price of a share of Parent Common Stock as reported in The Wall Street Journal under the caption New York Stock Exchange ("NYSE") Composite Transactions or, if not available, such other authoritative publication as may be reasonably selected by Parent, for the ten consecutive trading days ending on and including the fifth trading day prior to the Effective Date. In the event Parent changes (or establishes a record date for changing) the number shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, distribution, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time, the Share Consideration shall be proportionately adjusted in such manner as Parent, Acquireco and the Company shall agree, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as any of the foregoing shall have been issued, distributed or paid to the holders of shares of Parent Common Stock generally.

     (b) Subject to Section 4.1 of the Plan of Arrangement, each share of Series A Preferred Stock, no par value per share, of Company ("Company Preferred Share") issued and outstanding immediately before the Effective Time shall be exchanged by Acquireco for consideration consisting of (i) the number of shares of Parent Common Stock equal to the product of (x) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time and (y) the Share Consideration divided by the Parent Stock Price, and (ii) a cash payment equal to the product of (x) the Cash Consideration and (y) the number of Company Common Shares into which such Company Preferred Share is convertible immediately prior to the Effective Time.

     (c) Each shareholder of the Company shall cease to be a holder of Company Common Shares or Company Preferred Shares, as the case may be, and shall have his, her or its name removed from the register of holders of Company Common Shares or Company Preferred Shares, as the case may be.

     (d) All Company Common Shares and Company Preferred Shares shall be held by Acquireco and the name of Acquireco shall be added to the register of holders of Company Common Shares and Company Preferred Shares.

     (e) Certificates formerly representing Company Common Shares and Company Preferred Shares shall represent only the right to receive the consideration therefor, in accordance with Articles 3, 4 and 5 of the Plan of Arrangement.

     (f) Immediately following the exchange of shares as contemplated by this
  Section 3.01, Company shall increase the stated capital of the Company Common Shares by an amount equal to the difference between (i) the product of the number of Company Common Shares exchanged pursuant to this Section
  3.01 multiplied by $7.00 and (ii) the product of the paid-up capital of an issued and outstanding Company Common Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.01(g), multiplied by the number of Company Common Shares exchanged pursuant to this Section 3.01.

     (g) Immediately following the exchange of shares as contemplated by this
  Section 3.01, the Company shall increase the stated capital of the Company Preferred Shares by an amount equal to the difference between (i) the product of the number of Company Preferred Shares exchanged pursuant to this Section 3.01 multiplied by the number of Company Common Shares into which each Company Preferred Share is convertible immediately before the Effective Time multiplied by $7.00 and (ii) the product of the paid-up capital of an issued and outstanding Company Preferred Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.01(g), multiplied by the number of Company Preferred Shares exchanged pursuant to this Section 3.01.

   Section 3.02 No Fractional Share Certificates. No scrip or fractional share of Parent Common Stock shall be issued upon the exchange of Company Common Shares or Company Preferred Shares (collectively, "Company Shares"), and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent with respect to such fractional share interest. As of the Effective Time, Parent shall deposit with the Depository an amount in cash sufficient for the Depository to pay each holder of Company Shares an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held at the Effective Time by such holder) by (ii) the Parent Stock Price.

   Section 3.03 Options and Warrants to Purchase Company Common Shares. (a) Company shall take all reasonable actions necessary so that, immediately prior to the Effective Time, (i) the options granted by Company to purchase Company Common Shares ("Company Stock Options"), which are outstanding and unexercised immediately prior to the Effective Time, shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to such holders of Company Stock Options at the Effective Time an amount in cash in respect thereof equal to the product of (x) the excess, if any, of the Arrangement Consideration (determined in accordance with Section 3.01) over the exercise price thereof and (y) the number of Company Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto), provided, that the foregoing shall be subject to the obtaining of any necessary consents of holders of Company Stock Options, it being agreed that Company and Parent will use their reasonable efforts to obtain any such consents.

   (b) Company shall take all reasonable actions necessary so that, immediately prior to the Effective Time and in accordance with the Warrant Termination Letter substantially in the form of Annex C ("Warrant Termination Letter") executed as of the date hereof by the holder(s) of warrants to purchase Company Common Shares ("Company Warrants"), (i) the Company Warrants which are outstanding and unexercised immediately prior to the Effective Time shall be cancelled and (ii) in consideration of such cancellation, Parent shall pay to the holder(s) of Company Warrants at the Effective Time an amount in cash in respect thereof equal to the product of (x) the excess of the Arrangement Consideration (determined in accordance with Section 3.01) over the exercise price thereof and (y) the number of Company Common Shares subject thereto.

   Section 3.04 Certain Adjustments. If prior to the Effective Time, Company Common Shares or Company Preferred Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Arrangement Consideration established pursuant to the provisions of
Section 3.01(a)(i) or 3.01(b), as applicable, shall be adjusted accordingly to provide to Parent and the holders of Company Shares the same economic effect as contemplated by this Agreement and the Plan of Arrangement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

   Section 3.05 Lost, Stolen or Destroyed Certificates. In the event any certificates representing Company Shares shall have been lost, stolen or destroyed, the Depository shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) and Cash Consideration as may be required pursuant to
Section 3.01, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Parent against any claim that may be made against Parent or the Depository with respect to the certificates alleged to have been lost, stolen or destroyed.

   Section 3.06 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Company, Parent and Acquireco, as the case may be, are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement. Without limiting the generality of the foregoing, as of the Effective Time, Parent shall deposit with the Depositary that number of shares of Parent Common Stock and that amount of cash that is necessary to make the payments required pursuant to Section 3.01(a) and 3.01(b) hereof.

   Section 3.07 Dissenting Shareholders. Company shall give Parent prompt notice of any holders of shares who have not voted such shares for approval of the Arrangement Resolution and who have perfected Dissent Rights (and shall also give Parent prompt notice of any withdrawals of such demands for Dissent Rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Company shall provide its shareholders with Dissent Rights pursuant to and in the manner set forth in the Interim Order, Section 190 of the CBCA and the Plan of Arrangement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   Company hereby represents and warrants to Parent and Acquireco, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

   Section 4.01 Organization and Qualification; Subsidiaries. (a) Each of Company and each directly and indirectly owned subsidiary of Company (the "Company Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that may not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   (b) Schedule 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

   Section 4.02 Certificate of Incorporation and Bylaws. The copies of Company's certificate of incorporation and bylaws previously presented to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect, unamended as of the date hereof. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

   Section 4.03 Capitalization. (a) The authorized capital stock of Company consists of an unlimited number of Company Common Shares and an unlimited number of Company Preferred Shares. As of the date hereof, (i) 32,870,350 Company Common Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 12,838,764 Company Common Shares are reserved for future issuance pursuant to Company Stock Options, Company Warrants, Company Preferred Shares or any other securities convertible or exercisable into Company Common Shares, and (iii) 2,000,000 Company Preferred Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. The name of each holder of a Company Stock Option or Company Warrant, the grant date of each Company Stock Option or Company Warrant, the number of Company Common Shares for which each Company Stock Option or Company Warrant is exercisable, the vesting or exercise schedule and the exercise price of each Company Stock Option or Company Warrant are set forth in Schedule 4.03 of the Company Disclosure Schedule. Except for Company Common Shares issuable pursuant to Company Stock Plans and as otherwise set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All Company Common Shares subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Common Shares or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other entity or Person.

   (b) Except as set forth in Schedule 4.03 of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Company is a party, or to Company's Best Knowledge, any holder of Company's securities is a party, with respect to the voting of voting securities of the Company.

   (c) The sum of (i) the total number of Company Common Shares issued and outstanding as of the date hereof, and (ii) the total number of Company Common Shares issuable pursuant to (x) Company Stock Options with exercise prices not greater than $7.00 per share of Company Common Shares, (y) Company Warrants with exercise prices not greater than $7.00 per share of Company Common Shares and (z) the Company Preferred Shares, is equal to 37,667,850 (the "Company Capitalization").

   Section 4.04 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to complete the Arrangement in accordance with this Agreement. The execution and delivery of this Agreement by Company and the completion of the Arrangement in accordance with this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to complete the Arrangement in accordance with this Agreement (other than the required court approvals to complete the Arrangement and the approval of the Arrangement Resolution by the holders of the outstanding Company Common Shares and Company Preferred Shares entitled to vote with respect thereto at the Company Shareholders' Meeting in the manner set forth in the Interim Order, the filing and certification of the Articles of Arrangement as required by the CBCA, and receipt of the Interim Order and the Final Order). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties , constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

   Section 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations hereunder, and the completion of the Arrangement will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, filings and notifications described in Section 4.05(b) have been obtained or made (as applicable), conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) except as otherwise set forth on
Schedule 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that may reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or adversely affect the ability of the parties hereto to consummate, or materially delay the consummation of, the transactions contemplated hereby.

   (b) The execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations hereunder and the completion of the Arrangement will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the CBCA, applicable Canadian securities laws, if any, the rules and regulations of the ASE, the premerger notification requirements of the HSR Act, if any, the requirements of the Investment Canada Act, if any, the requirements of the Competition Act (Canada), if any, and the filing and certification of the Articles of Arrangement as required by the CBCA.

   Section 4.06 Permits; Compliance with Laws. Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Best Knowledge of Company, threatened. Except as set forth in Schedule 4.06 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that may not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule
4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Best Knowledge of Company, threatened against Company or any

Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Except as set forth in
Schedule 4.06 of the Company Disclosure Schedule, since January 1, 1995, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

   Section 4.07 SEC Filings; Financial Statements. (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the ASE since January 1, 1995 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Effective Time, the "Company Reports") and (B) since January 1, 1995 with any other Governmental Entities. Each Company Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the ASE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the ASE, any other stock exchange or any other comparable Governmental Entity.

   (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

   (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as of June 30, 1999 as reported in the Company Reports, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1999. Company is not "insolvent" as such term is defined in Section 192 of the CBCA.

   Section 4.08 Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 1999, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that may reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the completion of the Arrangement by Company, (iii) any change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the Company Common Shares or any redemption, purchase or other acquisition of any of Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers, directors or employees of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto,
(vii) any amendment to the Company's certificate of incorporation or bylaws,
(viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any Encumbrance on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other Encumbrances which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

   Section 4.09 Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit fund, plan, program, arrangement or contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Company (a "Company ERISA Affiliate") pursuant to Code Section 414(b), (c), (m) or (o) is a party, or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code, or to which Company or any Company ERISA Affiliate is a party (the "Company Benefit Plans"), Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Schedule 4.09(a) sets forth a true and complete list of each Company Benefit Plan. Neither Company nor any Company ERISA Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

   (b) Except as may not reasonably be expected to cause a Company Material Adverse Effect, each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Best Knowledge of Company, there exists no condition or set of circumstances (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which may reasonably be expected to cause a Company Material Adverse Effect.

   (c) Company on behalf of itself and all of the Company ERISA Affiliates hereby represents that: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Company's Best Knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's Best Knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by

ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the Best Knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims) that may reasonably be expected to cause a Company Material Adverse Effect.

   (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

   (e) With respect to each Company Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

   (f) Company has scheduled on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company ERISA Affiliate providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants (whether or not subject to ERISA), and (iii) all plans, programs, agreements and other arrangements of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which will be made by Company under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company or any Company ERISA Affiliate to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider which may reasonably be expected to cause a Company Material Adverse Effect.

   (g) Neither Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the Best Knowledge of Company, threatened which may interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the Best Knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

   (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. To Company's Best Knowledge, Company and the Company ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

   Section 4.10 Contracts. (a) Schedule 4.10 of the Company Disclosure Schedule sets forth a true and correct list of any and all executory agreements, contracts, purchase or installment agreements, indentures, leases, mortgages, licenses, plans, arrangements, commitments (whether written or oral) and instruments in existence as of the date hereof, that are, as of the date hereof, material (except as provided in clause (v) below) to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries (each a "Material Contract"), including without limitation, the following types of contracts to which the Company is a party:

     (i) any contract which is not terminable by Company or a Company Subsidiary upon 30 days' or less notice and which involves scheduled annual payments by Company or any Company Subsidiary of more than $150,000;

     (ii) any oral contract which involves annual payments in excess of $50,000 or an aggregate payment in excess of $200,000 or any written contract, in either case, for the employment of any director, officer, consultant or other Person or entity who is not an employee on a full-time, part-time or other basis, including any severance or other termination provisions with respect to such employment;

     (iii) any non-competition agreement, other than customary agreements with employees who are not officers, directors or key employees;

     (iv) any contract between Company and any of its Affiliates or any of its officers or directors; and

     (v) any agreement, contract, arrangement or commitment (whether written or oral) with Biochem Pharma Inc. or its Affiliates, regardless of the nature, amount or materiality of such agreement, contract, arrangement or commitment.

True and complete copies of each written Material Contract, or form thereof, have been made available to Parent by Company prior to the date hereof, and neither Company nor any Company Subsidiary is a party to any oral Material Contracts.

   (b) Each Material Contract is a valid, binding and enforceable agreement of Company and, to Company's Best Knowledge, the other parties thereto, and, except as set forth on Schedule 4.10 of the Company Disclosure Schedule, will continue to be valid, binding and enforceable immediately after the Effective Time, except (i) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   (c) There has not occurred, (i) since June 30, 1999, any material default (or event which upon provision of notice or lapse of time or both would become such a default) or, (ii) prior to June 30, 1999, any uncured default (or event which upon provision of notice or lapse of time or both would become such a default) under any Material Contract on the part of Company.

   Section 4.11 Litigation. Except as set forth on Schedule 4.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Best Knowledge of Company, threatened against Company or any Company Subsidiary that may reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as may not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which may reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

   Section 4.12 Environmental Matters. Except as set forth in Schedule 4.12 of the Company Disclosure Schedule, (i) Company and the Company Subsidiaries are in material compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past material noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in material violation of any Environmental Law.

   Section 4.13 Intellectual Property. (a) All trademarks, trade names, service marks, trade dress, Internet domain names, and all goodwill associated with any of the foregoing, patents and applications thereof (including, without limitation, divisional, continuations, continuations-in-part, re-issues, re-examinations and patents by the addition of identified patents), copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials throughout the world that are or have been used in (including without limitation in the development of) Company's or any Company Subsidiaries' business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or any Company Subsidiary or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company or any Company Subsidiary are hereinafter referred to as the "Company Intellectual Property."

   (b) The Company Disclosure Schedule contains a true and complete list of Company's and the Company Subsidiaries' patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications all such existing worldwide, owned by Company or a Company Subsidiary and includes details of all due dates for further filings, maintenance, payments or other actions falling due within twelve (12) months of the Effective Date. All of such patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the Effective Date duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete.

   (c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by Company or a Company Subsidiary; or (ii) rightfully used by Company or a Company Subsidiary pursuant to a valid license (the "Company Licensed Intellectual Property"), the parties and date of each such license agreement and each material agreement in which Company or any Company Subsidiary is the licensor or owner of the subject rights in the agreement being set forth on Schedule 4.13(c) of the Company Disclosure Schedule. Company or a Company Subsidiary has all rights in Company Intellectual Property necessary to carry out the current and proposed activities of Company and the Company Subsidiaries (and, with respect to such Company Intellectual Property, had all rights necessary to carry out their former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

   (d) The reproduction, manufacturing, distribution, licensing, sublicensing or sale of any Company Intellectual Property, now used or offered or proposed for use, licensing or sale by Company or any Company Subsidiary does not infringe on any valid claim of any patent, copyright, trademark, service mark, trade name, trade dress or logo, of any Person and does not constitute a misappropriation of any trade secret. Except as set forth on Schedule 4.13(d), no claims (i) challenging the validity, effectiveness or ownership by Company or any Company Subsidiary of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing or sale of the Company Intellectual Property as now used or offered or proposed for use, licensing, sublicensing or sale by Company or any Company Subsidiary infringes or will infringe on any intellectual property or other proprietary right of any Person have been asserted or, to the Best Knowledge of Company, are threatened by any Person or have been made or threatened by any Person against the Company's and the Company Subsidiaries' distributors. Except as set forth on
Schedule 4.13(d), to the Best Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee. To the Best Knowledge of Company, Company does not infringe on any patents owned by ITC Pharmaceuticals, including, without limitation, U.S. Patents Nos. 4,980,281, 5,266,464, 5,688,655, 5,877,007 and the related U.S. and foreign patents.

   (e) All Company Intellectual Property which is not licensed-in by Company or a Company Subsidiary has been solely developed by full time employees within the scope of his or her employment with the Company or a Company Subsidiary and under a written employee assignment of inventions agreement. All employee contribution or participation in the conception and development of the Company Intellectual Property on behalf of Company and the Company Subsidiaries constitutes work prepared by an employee within the scope of his or her employment in accordance with applicable federal and state law that has accorded Company or the Company Subsidiaries ownership of all tangible and intangible property thereby arising. To the Best Knowledge of Company, the licensor of any Company Licensed Intellectual Property has a perfected interest in the intellectual property underlying such Company Licensed Intellectual Property, except as covered by the License Agreement dated October 27, 1999 between Company and Rockefeller University relating to rPorB technology.

   (f) Except for agreements for Company Licensed Intellectual Property listed on Schedule 4.05(a), neither Company nor any Company Subsidiary is, or as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will be, in violation of any material license, sublicense, agreement or instrument to which Company or any Company Subsidiary is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any material Company Intellectual Property.

   (g) Schedule 4.13(g) of the Company Disclosure Schedule contains a true and complete list of all of the internally-developed software programs of Company and the Company Subsidiaries (the "Company Software Programs"). Company or a Company Subsidiary owns full and unencumbered right and good, valid and marketable title to such Company Software Programs and all material Company Intellectual Property free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements or encumbrances.

   (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by Company and the Company Subsidiaries only to employees on a need to know basis in connection with the performance of their duties to Company, and (iii) to the Company's Best Knowledge, have not been disclosed to any third party.

   (i) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, being able to provide specific dates and calculate spans of dates within and between twentieth century and twenty-first century, prior to, including and following January 1, 2000; (ii) operate and will operate in accordance with their specifications and correctly process day and date calculations for dates prior and up to December 31, 1999, and on and after January 1, 2000, prior to, during and after the calendar year 2000; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

   (j) Except as set forth in the Company Disclosure Schedule, neither Company nor any Company Subsidiary owes any outstanding or past due royalties or other payments to third parties in respect of Company Licensed Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Effective Date have been paid.

   (k) To the Company's Best Knowledge, the Company Software Programs contain no "viruses". For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware.

   Section 4.14 Taxes. (a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed (in all material respects) and timely filed all material Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its June 30, 1999 balance sheet contained in the Company Reports (the "June 1999 Balance Sheet") for any Taxes that were not paid as of June 30, 1999, whether or not shown as being due on any Tax Returns. Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after June 30, 1999 other than Taxes incurred in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement.

   (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect.

   (c) None of the losses of the Company or any Company Subsidiary are presently subject to a limitation on their utilization resulting from an ownership change under Section 382 of the Code. Any loss carryovers reflected on the June 1999 Balance Sheet are properly computed and reflected in all material respects.

   (d) Except as set forth on Schedule 4.14(d) of the Company Disclosure Schedule, Company and the Company Subsidiaries have not been and will not be required to include any material adjustment in taxable income for a Tax period (or portion thereof) beginning after the Effective Time pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Arrangement.

   (e) Neither Company nor any Company Subsidiary has filed or will file prior to the Effective Date any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

   (f) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

   (g) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

   (h) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

   (i) Company and each Company Subsidiary has in its possession receipts or other evidence of payment for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

   Section 4.15 Insurance. Company and each Company Subsidiary is presently insured, and during each of the past five calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide reasonably adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof and will be paid as of the Effective Date. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

   Section 4.16 Properties. Company and the Company Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances as listed on Schedule 4.16 of the Company Disclosure Schedule, to all their properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999 as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

   Section 4.17 Affiliates. Schedule 4.17 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act).

   Section 4.18 Opinion of Financial Advisor. Morgan Stanley & Co. Incorporated ("Company Financial Advisor") has delivered to the board of directors of Company its opinion to the effect that the consideration to be received under the Arrangement by the holders of Company Common Shares is fair to such holders from a financial point of view.

   Section 4.19 Brokers. (a) No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Company.

   (b) Attached hereto as Schedule 4.19(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and the Company Financial Advisor. Other than as attached hereto as Schedule 4.19(b) of the Company Disclosure Schedule, there are no other agreements between Company and the Company Financial Advisor.

   Section 4.20 Certain Business Practices. Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

   Section 4.21 Business Activity Restriction. Except as set forth in Schedule
4.21 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company. Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

   Section 4.22 WARN Act. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), none of Company or any of the Company Subsidiaries has effectuated (i) a plant closing as defined in the WARN Act affecting any site of employment or one or more operating units within any site of employment of Company or any Company Subsidiary, or (ii) a mass layoff as defined in the WARN Act affecting Company or any Company Subsidiary, nor has Company or any Company Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of Company or any Company Subsidiary has suffered an employment loss as defined in the WARN Act during the ninety-day period prior to the Effective Date.

   Section 4.23 FDA Matters. Except as set forth on Schedule 4.23 of the Company Disclosure Schedule, Company and each of the Company Subsidiaries is in compliance with all statutes, rules and regulations of the U.S. Food and Drug Administration or similar United States or foreign governmental authority ("FDA") with respect to the manufacturing of all of its products, to the extent that the same are applicable to Company's and each of the Company Subsidiaries' business as it is currently conducted. Company and each of the Company Subsidiaries adheres to "Good Laboratory Practices" and "Good Clinical Practices," as required by the FDA. Company and each of the Company Subsidiaries has all requisite FDA permits, approvals or the like to conduct Company's and each of the Company Subsidiaries' business as it is currently conducted. Company has previously delivered to Parent an index of all information concerning all Investigational New Drug Applications obtained by the Company and each of the Company Subsidiaries from the FDA or required in connection with the conduct of the Company's and each of the Company Subsidiaries' business as it is currently conducted and has made all such information available to Parent. Except as set forth on Schedule 4.23 of the Company Disclosure Schedule, there are no pending or threatened actions, proceedings or complaints by the FDA which would prohibit or impede the conduct of the Company's or each of the Company Subsidiaries' business as it is currently conducted. Section 4.23 of the Company Disclosure Schedule contains a list of all communications between the Company and each of the Company Subsidiaries and the FDA from January 1, 1995 through the date hereof.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUIRECO

   Each of Parent and Acquireco hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

   Section 5.01 Organization and Qualification; Subsidiaries. (a) Each of Parent and Acquireco has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Acquireco is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that may not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

   (b) Schedule 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each subsidiary of Parent that is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act.

   Section 5.02 Certificate of Incorporation and Bylaws. The copies of each of Parent's and Acquireco's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect, unamended as of the date hereof. Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.

   Section 5.03 Capitalization . The authorized capital stock of Parent consists of 350,000,000 shares of Parent Common Stock and 100,000,000 shares of preferred stock, no par value per share ("Parent Preferred Stock"), including 3,500,000 shares of Series A Junior Participating Stock, no par value per share. As of September 30, 1999 (i) 294,363,251 shares of Parent Common Stock were issued and outstanding, (ii) 7,662,187 shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Preferred Stock were issued and outstanding, and (iv) 27,070,672 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock. The authorized capital stock of Acquireco consists of 100,000 shares without nominal or par value, one share of which is issued and outstanding, fully paid and nonassessable and is owned by Parent.

   Section 5.04 Authority. Each of Parent and Acquireco has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Acquireco, and the consummation by Parent and Acquireco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Acquireco are necessary to authorize this Agreement or to consummate such transactions (other than the filing and certification of the Articles of Arrangement as required by the CBCA and receipt of the Final Order). This Agreement has been duly executed and delivered by each of Parent and Acquireco and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Acquireco, enforceable against Parent and Acquireco in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

   Section 5.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Acquireco does not, and the performance by Parent and Acquireco of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary,
(ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that may reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, or adversely affect the ability of the parties hereto to consummate, or materially delay the consummation of, the transactions contemplated hereby.

   (b) The execution and delivery of this Agreement by Parent and Acquireco does not, and the performance by Parent and Acquireco of their obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent or Acquireco to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the CBCA, applicable Canadian securities laws, if any, the rules and regulations of the NYSE, the premerger notification requirements of the HSR Act, if any, the requirements of the Investment Canada Act, if any, the requirements of the Competition Act (Canada), if any, and the filing and certification of the Articles of Arrangement as required by the CBCA.

   Section 5.06 Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 5.06 of the Parent Disclosure Schedule, since September 30, 1999, Parent has conducted its businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, (ii) any event that may reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby by Parent, or (iii) any material undisclosed change by Parent in its accounting methods, principles or practices.

   Section 5.07 SEC Filings; Financial Statements. (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NYSE since January 1, 1995 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Effective Time, the "Parent Reports") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NYSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

   (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

   (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and its subsidiaries as of June 30, 1999 as reported in the Parent Reports, none of Parent or any Parent Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1999.

   Section 5.08 Brokers. No broker, finder or investment banker (other than Banc of America Securities (the "Parent Financial Advisor")) is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Parent.

   Section 5.09 No Prior Activities. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Acquireco has not incurred any liabilities or obligations, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity. Acquireco is a wholly owned Subsidiary of Parent.

                                   ARTICLE VI

                                   COVENANTS

   Section 6.01 Conduct of Business by Company Pending the Effective Time. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, except as expressly required or permitted by this Agreement or as set forth on Schedule 6.01, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

     (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

     (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of Company Common Shares pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement or (ii) any material property or assets of Company or any Company Subsidiary (including, without limitation, Company Intellectual Property) except (A) transactions pursuant to existing contracts, and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

     (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice and indebtedness incurred pursuant to the Interim Financing Documents) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Company Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract; (iv) make or authorize any capital expenditures, other than capital expenditures that are not, in the aggregate, in excess of $500,000 for Company and the Company Subsidiaries taken as a whole; or
  (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

     (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

     (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

     (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

     (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary;

     (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Arrangement with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Arrangement, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees; provided, however, that notwithstanding the foregoing, Company may, after consultation with Parent, provide additional benefits (including increases in compensation or bonuses) to key employees to the extent reasonably necessary to retain such employees until the Effective Date, so long as such payments may not reasonably be expected to result in a material change to Company's present or future performance from the performance set forth in the Company Projections;

     (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the June 1999 Balance Sheet or (C) as otherwise set forth on Schedule 6.01 of the Company Disclosure Schedule;

     (j) except as required by any Governmental Entity, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

     (k) make any material Tax election or settle or compromise any material Tax liability; or

     (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Arrangement set forth herein not being satisfied.

   Section 6.02 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Arrangement; (ii) any notice or other communication from any Governmental Entity in connection with the Arrangement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Best Knowledge, threatened against, relating to or involving or otherwise affecting Parent or Acquireco, or Company or the Company Subsidiaries, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the completion of the Arrangement; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that may reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement, the Plan of Arrangement or to effect the completion of the Arrangement.

   Section 6.03 Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Company or any of the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Company shall (and shall cause the Company Subsidiaries to) (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of Company and the Company Subsidiaries, and to the books and records thereof, and
(ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities and personnel of Company and the Company Subsidiaries as Parent or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

   (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03.

   Section 6.04 No Solicitation of Transactions. Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly,
(i) solicit, initiate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or (ii) knowingly encourage or otherwise enter into or maintain or continue discussions or negotiate with any Person with respect to such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any agreement, arrangement or understanding with respect to any Company Competing Transaction, or authorize or permit any of Company's Representatives or the Company Subsidiaries, or any Representative retained by the Company Subsidiaries, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04, or (ii) prior to receipt of the approval by the shareholders of Company of the filing of any Articles of Arrangement and any other matters incidental to the Arrangement from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (x) Company's board of directors shall have concluded in good faith, after considering applicable Law, on the advice of independent outside counsel of nationally recognized reputation, that failure to take such action would reasonably be expected to be a breach of the Company's board of directors' fiduciary duties to Company's shareholders under applicable Law, (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's shareholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (z) Company's board of directors shall have determined (based upon the opinion of Company's independent financial advisors of nationally recognized reputation) in the proper exercise of its fiduciary duties to Company's shareholders that such Company Competing Transaction provides greater value to the shareholders of Company than the Arrangement (and Company's independent financial advisors of nationally recognized reputation opine in writing that such Company Competing Transaction is superior from a financial point of view) (any such Company Competing Transaction being referred to herein as a "Company Superior Proposal"). Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made. In addition, Company shall notify Parent promptly if at any time the Company's board of directors determines that it believes any such proposal fulfills the requirements of clause (ii) (x), (y) and (z) above. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

   Section 6.05 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

   Section 6.06 Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to complete the Arrangement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the completion of the Arrangement,
(iii) assist Rockefeller University in perfecting its title in the Company Licensed Intellectual Property covered by the License Agreement dated October 27, 1993 between Rockefeller University and Company and relating to the rPorB technology (the "rPorB Invention") (it being understood that neither Parent nor Company shall be required to undertake any action that may give rise to a conflict of interest for Parent or Company or any of their respective officers, directors, agents or advisors), and Company will periodically communicate with Rockefeller University and report to Parent if Company becomes aware that the U.S. government has requested Rockefeller convey its title to the U.S. government; (iv) obtain an agreement from Frost-Nevada Limited Partnership and Ivax Corporation substantially on the terms set forth in Annex H hereto; and
(v) make all necessary filings, and thereafter make any other required or appropriate submissions, including to the Court in connection with the application for the Interim Order and the Final Order, and with respect to this Agreement and the Arrangement required under (A) the rules and regulations of the NYSE and the ASE, (B) the Securities Act, the Exchange Act and any other applicable federal, state or provincial securities Laws, (C) the HSR Act, the Investment Canada Act and the Competition Act (Canada), if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the completion of the Arrangement at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

   (b) Each of Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, but not limited to, those consents and approvals set forth on Schedule 8.03(f) of the Company Disclosure Schedule.

   (c) The parties acknowledge that Parent and Acquireco have entered into this Agreement with the understanding that U.S. federal income taxes payable by reason of the election under Section 338(g) of the Code will be eligible to be creditable in Canada against Canadian federal income taxes payable with respect to the period beginning on the Effective Date, including, without limitation, any gain recognized under the Laws of Canada by reason of (i) the transactions contemplated in connection with this Agreement and (ii) the domestication of Company into a Delaware corporation. In this regard, Company has filed an application for an advance income tax ruling on or about November 8, 1999 (the "Ruling Application") with the Canada Customs and Revenue Agency ("Revenue Canada"). The parties agree to cooperate with each other and provide such information, documents and other material as may be necessary to obtain the rulings requested in the Ruling Application confirming the anticipated tax consequences and use their reasonable efforts, for a period not to exceed thirty (30) days after the failure to receive such favorable rulings, to mutually agree on a plan to restructure the transactions contemplated in connection with the Agreement to achieve substantially similar tax and economic consequences to the parties as if such a ruling had been obtained.

   (d) Upon the request of Company prior to the Effective Date, Parent will request its board of directors to provide additional funding to Company on commercially reasonable terms, if and only if, at the time of Company's request, (i) there shall have occurred a delay in the consummation of the transactions contemplated by this Agreement, (ii) Company shall not have breached any representation, warranty or covenant of this Agreement in any material respect, and (iii) there shall not have been any change in Company's present or future performance from the performance set forth in the Company Projections, it being understood that any decision by Parent's board of directors with respect to such funding shall be wholly within the board's discretion.

   Section 6.07 Additional Reports. Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 4.07 and 5.07, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

   Section 6.08 Company Stock Plans and Warrants. Company shall, prior to the Effective Time, amend the Company Stock Plans and Company Warrants and shall use reasonable efforts to amend the agreements governing the Company Stock Options and Company Warrants (to the extent required) in order to effectuate the transactions contemplated by this Agreement and shall use reasonable efforts to obtain any shareholder consents required in connection therewith.

   Section 6.09 United Kingdom Filings. (a) Company shall use reasonable efforts (i) to submit a Marketing Authorization Application to the MCA by January 21, 1999 in order for the Medicines Control Agency ("MCA") to prepare the assessment report of NeisVac-C, the Company's group C meningococcal vaccine, (ii) to obtain the regulatory approvals for NeisVac-C necessary to perform its obligations under the Supply Agreement on or before April 1, 2000,
(iii) to manufacture, fill and prepare for shipping such number of doses of NeisVac-C as shall equal the minimum requirements for delivery for the months of April and May, 2000 under the Supply Agreement prior to April 1, 2000, and
(iv) to ensure that it is not prohibited by U.S. governmental authorities from exporting NeisVac-C on or before April 1, 2000, provided, however, that the dates above may be subject to change based upon the request of the regulatory authorities and not through any fault of the Company.

   (b) Parent shall use commercially reasonable efforts to assist Company in preparation of the product license application described in paragraph (a) of this Section 6.10, at no cost or expense to Company. Parent shall not be liable to Company for any actions taken pursuant to this Section 6.10(b), except for any liability resulting from Parent's gross negligence or willful misconduct, nor shall Parent's conduct under this Section 6.10(b) excuse or constitute a waiver of the failure to satisfy any closing condition set forth in Article VIII, unless such failure is directly the result of Parent's gross negligence or willful misconduct hereunder.

   Section 6.10 Company Indebtedness. As promptly as practicable after the Effective Date, Parent and Company shall purchase the Company's outstanding (i) 6.5% Convertible Subordinated Notes due May 1, 2003 pursuant to the terms of the Indenture dated as of May 7, 1996 between Company and Marine Midland Bank, as Trustee, and (ii) 4.5% Convertible Secured Notes due November 13, 2003 pursuant to the terms of the Indenture dated as of November 12, 1998 between Company and Bankers Trust Company, as Trustee.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

   Section 7.01 Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's shareholders pursuant to the Arrangement and (ii) the proxy statement with respect to the Arrangement (the "Proxy Statement") relating to the special meeting of Company's shareholders to be held to consider approval of the Arrangement Resolution (the "Company Shareholders' Meeting"). Copies of the Proxy Statement shall be provided to the NYSE and the ASE in accordance with their respective rules. Each of the parties hereto shall use reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Arrangement. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the later of the effective date of the Registration Statement or the obtaining of the Interim Order, the Proxy Statement shall be mailed to the shareholders of Company. Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act,
(ii) the Securities Act, (iii) applicable Canadian law and (iv) the rules and regulations of the NYSE and the ASE.

   (b) The Proxy Statement shall include (i) the recommendation of the board of directors of Company to Company's shareholders that they vote in favor of approval of the Arrangement Resolution and (ii) the opinion of Company Financial Advisor referred to in Section 4.18; provided, however, that the board of directors of Company shall submit the Arrangement Resolution to Company's shareholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation, unless this Agreement has been terminated in accordance with Article IX.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Arrangement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company, at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Arrangement will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act, the Exchange Act, applicable Canadian securities law and the CBCA.

   (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company, at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Arrangement will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

   Section 7.02 Shareholders' Meeting. Company shall call and hold the Company Shareholders' Meeting as promptly as practicable after the Interim Order has been issued for the purpose of voting upon the approval of the Arrangement Resolution pursuant to the Proxy Statement, and Company shall use reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Company shall use reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Arrangement Resolution pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the CBCA or applicable other stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote of shareholders required by applicable Law to effect the Arrangement.

   Section 7.03 Affiliates. Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D (an "Affiliate Letter") hereto from (i) each Person identified in Schedule 4.17 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any Person who, to the Best Knowledge of Company, may be deemed to have become an affiliate (as such term is used in Rule 145 under the Securities Act) of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Letter on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Letter, regardless of whether such Person has executed an Affiliate Letter and regardless of whether such Person's name and address appear on Schedule 4.17 of the Company Disclosure Schedule.

   Section 7.04 Directors' and Officers' Indemnification and Insurance. (a) The provisions with respect to indemnification that are set forth in the bylaws of the Company shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

   (b) For a period of five years after the Effective Time, Parent shall use its reasonable efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company or shall provide substantially similar coverage pursuant to policies maintained by Parent, provided that Company's directors and officers promptly supply Parent with underwriting information; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which current premium amount is set forth in Schedule 7.04 of the Company Disclosure Schedule, and provided further, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

   (c) If Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Company assume the obligations set forth in this Section 7.04.

   Section 7.05 No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

   Section 7.06 Public Announcements. Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Plan of Arrangement and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the ASE or the NYSE, in which case the issuing party shall use reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

   Section 7.07 NYSE Listing. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Arrangement in accordance with this Agreement and the Plan of Arrangement to be listed on the NYSE and on each national securities exchange on which shares of Parent Common Stock may at such time to be admitted for trading or listed, subject to official notice of issuance, prior to the Effective Time.

   Section 7.08 Blue Sky. Parent shall use reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

   Section 8.01 Conditions to the Obligations of Each Party. The obligations of the parties hereto to complete the Arrangement by filing Articles of Arrangement to give effect to the Plan of Arrangement are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

     (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

     (b) the Plan of Arrangement shall have been duly approved by the requisite vote of shareholders of Company in accordance with the provisions of the Interim Order and the CBCA;

     (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the completion of the Arrangement which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

     (d) any waiting period (and any extension thereof) applicable to the completion of the Arrangement under the HSR Act or the Competition Act (Canada) or any other applicable competition, merger control or similar Law shall have expired or been terminated;

     (e) all consents, approvals and authorizations legally required to be obtained to complete the Arrangement shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization may not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

     (f) the board of directors of Company shall not have revoked, amended or modified, in any adverse respect, its approval of the Arrangement or its recommendation to Company's shareholders described in Section 7.01(b)(i);

     (g) the shares of Parent Common Stock to be issued pursuant to this Agreement and the Plan of Arrangement shall have been authorized for listing on the NYSE, subject to notice of issuance;

     (h) the Interim Order, in form reasonably satisfactory to Parent, Acquireco and Company, shall have been received; and

     (i) the Final Order, in form reasonably satisfactory to Parent, Acquireco and Company shall have been received.

   Section 8.02 Conditions to the Obligations of Company. The obligations of Company to complete the Arrangement by filing Articles of Arrangement to give effect to the Plan of Arrangement are subject to the satisfaction or waiver of the following further conditions:

     (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Company shall have received a certificate of an officer of Parent to such effect;

     (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement and the Plan of Arrangement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of an officer of Parent to that effect;

     (c) there shall have been no Parent Material Adverse Effect since the date of this Agreement; and

     (d) Company shall have received an opinion (i) from Thomas J. Sabatino, Jr., Corporate Vice President and General Counsel of Parent, substantially in the form of Annex E attached hereto and (ii) from Nova Scotia counsel to Acquireco relating to organization and authority matters.

   Section 8.03 Conditions to the Obligations of Parent and Acquireco. The obligations of Parent and Acquireco to complete the Arrangement are subject to the satisfaction or waiver of the following further conditions:

     (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

     (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement and the Plan of Arrangement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

     (c) there shall have been no Company Material Adverse Effect since the date of this Agreement;

     (d) Parent and Acquireco shall have received an opinion from (i) Morgan & Finnegan LLP, special patent counsel to Company, and Sterne, Kessler, Goldstein & Fox P.L.L.C, special patent counsel to Company, substantially in the form of Annex F, (ii) Kirkpatrick & Lockhart LLP, U.S. counsel to Company, substantially in the form of Annex G-1, (iii) Blake, Cassels & Graydon, Canadian counsel to Company, substantially in the form of Annex G-2 and (iv) an opinion from U.K. counsel to Company to the effect that the sale of NeisVac-C in the United Kingdom will not infringe a valid claim of EP Patent 245 045 B1;

     (e) the aggregate number of Company Shares held by Persons who have exercised Dissent Rights with respect to such shares in accordance with the provisions of the CBCA shall be less than five percent (5%) of the outstanding Company Shares immediately prior to the Effective Time;

     (f) Company shall have obtained all consents, approvals, authorizations and permits set forth in Schedule 8.03(f) of the Company Disclosure Schedules;

     (g) there shall not have occurred any Default or Event of Default (as such terms are defined in the Interim Financing Documents) under the Interim Financing Documents, other than a Default or Event of Default that occurs solely pursuant to Paragraph 5(h) of the Letter Loan Agreement dated as of November 1, 1999 between Bank of America, N.A. and Company;

     (h) Frost-Nevada Limited Partnership and Ivax Corporation shall have executed and delivered an agreement substantially on the terms set forth in Annex H hereto;

     (i) Company shall have provided Parent with written documentation (i) that Rockefeller University shall have taken the steps required to retain title in the rPorB Invention and (ii) that Rockefeller University has not received any correspondence from the U.S. government requesting title to the rPorB Invention in accordance with 37CFR401.14; and

     (j) subject to Section 6.06(c), Parent and Acquireco shall have received the favorable rulings from Revenue Canada requested in the Ruling Application.

   Section 8.04 Merger of Conditions. The conditions set out in Sections 8.01,
8.02 and 8.03 hereof shall be conclusively deemed to have been satisfied, waived or released upon the issuance of the certificate of arrangement giving effect to the Arrangement.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

   Section 9.01 Termination. This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of the Arrangement by the shareholders of the Company or the Court, as follows:

     (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

     (b) by either Parent or Company, if the Effective Time shall not have occurred on or before May 31, 2000, unless the Effective Time shall not have occurred on or before such date solely because the filing of the Articles of Arrangement has been postponed in accordance with Section 2.05 (provided that such date shall not be extended more than fifteen (15) trading days); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the completion of the Arrangement shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

     (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Arrangement Resolution in a manner adverse to Parent or its stockholders or shall have resolved to do so, (ii) the board of directors of Company shall have recommended to the shareholders of Company a Company Competing Transaction,
  (iii) Company fails to comply in any respect with Section 6.04, (iv) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer by its shareholders), (B) failed to reconfirm its approval and recommendation of the Arrangement Resolution within 5 Business Days of the first announcement or other public knowledge of such Company Competing Transaction or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of the proviso in Section 6.04, or (v) the board of directors of Company resolves to take any of the actions described above;

     (e) by Parent or Company, if the Arrangement Resolution shall fail to receive the requisite votes for approval at the Company Shareholders' Meeting or any adjournment or postponement thereof;

     (f) by Parent, 10 days after receipt by Company of a written notice from Parent of (i) a breach of any representation, warranty, covenant or agreement in any material respect on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect in any material respect, in either case such that the conditions set forth in Section 8.03 would not be satisfied, or (ii) the occurrence of a Default or Event of Default (as such terms are defined in the Interim Financing Documents) under the Interim Financing Documents (each, a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 10 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

     (g) by Company, 10 days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement in any material respect on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect in any material respect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 10 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this
  Section 9.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

     (h) by either Parent or Company, 30 days after receipt of an unfavorable ruling from Revenue Canada as provided in Section 8.03(j), unless the parties shall have agreed to a plan to restructure the transactions contemplated by this Agreement pursuant to Section 6.06(c), provided, that the terminating party shall have complied with the provisions of Section 6.06(c);

     (i) The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

   Section 9.02 Effect of Termination. (a) Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

   (b) In the event of a termination of this Agreement pursuant to Section 9.01 (other than pursuant to Section 9.01(g)), paragraphs Seven and Eight of the Confidentiality Agreement shall automatically terminate and become null and void, and the rights and obligations contained therein shall cease.

   Section 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Shares will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 9.05 Termination Fee; Expenses. (a) Except as set forth in this
Section 9.05, all Expenses incurred in connection with this Agreement and the Arrangement shall be paid by the party incurring such Expenses, whether or not the Arrangement is completed, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement, any fees required to be paid under the HSR Act and the Competition Act (Canada), if any and any fees and expenses payable in connection with obtaining the Interim Order and the Final Order.

   (b) Without limiting any other remedies available to Parent, in the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d),
(ii) this Agreement shall be terminated pursuant to (x) Section 9.01(b) or (y)
Section 9.01(e) as a result of the failure to obtain the requisite approval of Company's shareholders and, in the case of either (x) or (y), at the time of such termination or failure to so approve this Agreement, there shall exist or have been proposed a Company Competing Transaction with respect to Company, or
(iii) Parent shall terminate this Agreement pursuant to Section 9.01(f) as a result of either a breach of any covenant contained in this Agreement or an intentional breach of any representation or warranty contained in this Agreement and, at the time of such termination, either (A) there shall exist or have been proposed a Company Competing Transaction with respect to Company or
(B) within one year after such termination, Company shall enter into a definitive agreement with respect to any Company Competing Transaction or any Company Competing Transaction involving Company shall be consummated, then, in the case of (i) or (ii), promptly after such termination or failure to obtain shareholder approval, or, in the case of (iii), immediately before the execution and delivery of such agreement or such consummation, Company shall pay to Parent an amount in cash equal to $14,000,000 plus, in the case of (i),
(ii) or (iii) above (regardless of whether the conditions contained in (A) or (B) shall have been satisfied), an amount in cash equal to Parent's Expenses up to $1,000,000 in the aggregate, payable at the time of such termination or failure to obtain shareholder approval.

   (c) Parent and Company agree that the agreements contained in Section 9.05(b) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If Company fails to pay to Parent any fee due under Section 9.05(b), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment.

                                   ARTICLE X

                               GENERAL PROVISIONS

   Section 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   Section 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

    (a) if to Company:

      North American Vaccine, Inc.
      10150 Old Columbia Road
      Columbia, Maryland 21046

      Attention: President
      Telecopier: (410) 309-4077

      with a copy to:

      Kirkpatrick & Lockhart LLP
      1800 Massachusetts Avenue, N.W.
      Washington, DC 20036-1800

      Attention: Thomas Cooney, Esq.
      Telecopier: (202) 778-9100

    (b) if to Parent or Acquireco:

      Baxter International Inc.
      One Baxter Parkway
      Deerfield, Illinois 60015

      Attention: General Counsel
      Telecopier: (847) 940-6271

      with a copy to:

      Brobeck, Phleger & Harrison LLP
      1633 Broadway
      New York, New York 10019

      Attention: Eric Simonson, Esq.
      Telecopier: (212) 586-7878

   Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Arrangement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Arrangement may be completed as originally contemplated to the fullest extent possible.

   Section 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

   Section 10.05 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

   Section 10.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

   Section 10.07 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

   Section 10.08 Specific Performance. In addition to any other remedies available at law, or in equity, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court. In addition, each of the parties hereto (a) consents to commit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than federal or state court sitting in the State of New York.

   Section 10.09 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

   Section 10.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 10.11 Entire Agreement. This Agreement (including the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Baxter International Inc.

                                                   /s/ Thomas Glanzmann
                                          By: _________________________________
                                                      Thomas Glanzmann
                                                    Authorized Designee

                                          North American Vaccine, Inc.

                                                  /s/ Randal Chase
                                          By: _________________________________

                                                  Randal Chase, Ph.D.
                                                 Chief Executive Officer &
                                                         President

                                          Neptune Acquisition Corp.

                                                   /s/ Friedrich Dorner
                                          By: _________________________________
                                                      Friedrich Dorner
                                                         President

                                                                         ANNEX E

                               AMENDMENT NO. 1 TO
                            SHARE EXCHANGE AGREEMENT

   Amendment No. 1 dated as of April 17, 2000 (this "Amendment") to the Share Exchange Agreement dated as of November 17, 1999 (the "Share Exchange Agreement") among Baxter International Inc., a Delaware corporation ("Parent"), Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of Parent ("Acquireco"), and North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("Company") (capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Share Exchange Agreement described below):

                                  WITNESSETH:

   WHEREAS, Parent, Acquireco and Company desire to amend the Share Exchange Agreement as set forth in this Amendment;

   WHEREAS, concurrently with the execution of this Amendment and as an inducement to Parent and Acquireco to enter into this Amendment: (i) Bank of America, N.A. ("BofA") and BioChem Pharma Inc. ("BioChem"), after receipt of a request and proposal from Company, have agreed to an assignment of BofA's interest in certain Interim Financing Documents to BioChem and Parent and BofA and Company have agreed to terminate certain Interim Financing Documents (including without limitation the Guaranty by Parent on behalf of Company dated November 1, 1999), in each case substantially on the terms and subject to the conditions set forth in Exhibit A hereto; (ii) Parent and certain shareholders of Company have agreed to amend the Company Shareholder Agreement substantially on the terms and subject to the conditions set forth in Exhibit B hereto ("Amendment No. 1 to Company Shareholder Agreement"); (iii) Parent and Company have agreed to amend the Technical Services Agreement dated February 4, 2000 substantially on the terms and subject to the conditions set forth in Exhibit C hereto; and (iv) Parent, BioChem and Company have agreed to amend and restate the Warrant Termination Letter substantially on the terms and subject to the conditions set forth in Exhibit D hereto;

   WHEREAS, the parties acknowledge that (i) the amendments and modifications contemplated by this Amendment do not amend or modify the closing conditions contained in Section 8.03 of the Share Exchange Agreement, (ii) certain closing conditions contained in Section 8.03 of the Share Exchange Agreement will not be satisfied by Company in accordance with their terms, (iii) in order to effect the Arrangement and consummate the transactions contemplated by the Share Exchange Agreement, Parent would be required to waive such conditions to closing, (iv) Parent has not granted a waiver, and the execution and delivery by Parent of this Amendment does not constitute a waiver, of such closing conditions, and (v) Parent reserves the right, in its sole discretion, to waive each closing condition contained in Section 8.03 of the Share Exchange Agreement;

   WHEREAS, the parties acknowledge that, as of the date hereof, (i) the Registration Statement has not become effective and Company has not mailed the Proxy Statement to the shareholders of Company, and (ii) such facts do not constitute a breach of the respective obligations of Parent or Company under
Section 7.01(a) of the Share Exchange Agreement;

   WHEREAS, the board of directors of Company has determined that the Share Exchange Agreement as amended or modified by this Amendment is fair and in the best interests of the Company and the shareholders of Company;

   NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

   1. The definition of Interim Financing Documents contained in Section 1.01 is hereby amended and restated to read as follows:

     " "Interim Financing Documents" shall mean the following documents dated as of November 1, 1999 and assigned from Bank of America, N.A. to BioChem Pharma Inc. on April 17, 2000: (i) Letter

  Loan Agreement between Bank of America, N.A. ("Lender") and Company; (ii) Security Agreement between Lender and Company; (iii) Patent and Trademark Assignment and Security Agreement between Lender and Company; and (iv) Assignment, Acceptance and Amendment Agreement dated April 17, 2000 among Company, Dr. Phillip Frost, Bank of America, N.A., BioChem Pharma Inc. and Parent."

   2. Section 3.01(a)(i) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "(i) the fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock"), (A) the numerator of which fraction shall be $6.70 (the "Share Consideration"), and (B) the denominator of which shall be the Parent Stock Price (as defined in Section 3.01(a)(iii) below); and"

   3. Section 3.01(f) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "(f) Immediately following the exchange of shares as contemplated by this Section 3.01, Company shall increase the stated capital of the Company Common Shares by an amount equal to the difference between (i) the product of the number of Company Common Shares exchanged pursuant to this Section
  3.01 multiplied by $6.73 and (ii) the product of the paid-up capital of an issued and outstanding Company Common Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.01(g), multiplied by the number of Company Common Shares exchanged pursuant to this Section 3.01."

   4. Section 3.01(g) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "(g) Immediately following the exchange of shares as contemplated by this Section 3.01, the Company shall increase the stated capital of the Company Preferred Shares by an amount equal to the difference between (i) the product of the number of Company Preferred Shares exchanged pursuant to this Section 3.01 multiplied by the number of Company Common Shares into which each Company Preferred Share is convertible immediately before the Effective Time multiplied by $6.73 and (ii) the product of the paid-up capital of an issued and outstanding Company Preferred Share as determined pursuant to the Income Tax Act (Canada) immediately prior to the increase in stated capital pursuant to this Section 3.01(g), multiplied by the number of Company Preferred Shares exchanged pursuant to this Section 3.01."

   5. Section 4.08 of the Share Exchange Agreement is hereby amended and restated in its entirety as follows:

     "Section 4.08 Absence of Certain Changes or Events. Except for the transactions contemplated by Amendment No. 1 dated April 17, 2000 to this Agreement (including the transactions contemplated by the exhibits thereto), and except as otherwise set forth on Schedule 4.08 of the Company Disclosure Schedule, since June 30, 1999, Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that may reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the completion of the Arrangement by Company, (iii) any change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the Company Common Shares or any redemption, purchase or other acquisition of any of Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers, directors or employees of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any Encumbrance on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other Encumbrances which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice,
  (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices."

   6. Section 4.18 of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "Section 4.18 Opinion of Financial Advisor. Morgan Stanley & Co. Incorporated ("Company Financial Advisor") has delivered to the board of directors of Company its opinion, as amended to reflect Amendment No. 1 to this Agreement dated April 17, 2000, to the effect that the consideration to be received under the Arrangement by the holders of Company Common Shares is fair to such holders from a financial point of view."

   7. Section 6.01(h) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Arrangement with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Arrangement, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees; provided, however, that notwithstanding the foregoing, Company may, after consultation with Parent, provide additional benefits (including increases in compensation or bonuses) to key employees to the extent reasonably necessary to retain such employees until the Effective Date, provided that (i) in no event shall such benefits in the aggregate exceed $1,300,000, (ii) such benefits shall be payable to employees on the earlier to occur of (x) July 15, 2000 or (y) immediately prior to the Effective Date, and (iii) Company may make commitments to its employees to provide additional benefits to such employees in the event this Agreement is terminated and the Arrangement is not completed."

   8. Section 7.01(b) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) The Proxy Statement shall include (i) the recommendation of the board of directors of Company to Company's shareholders that they vote in favor of approval of the Arrangement Resolution and (ii) the opinion of Company Financial Advisor, as amended, and referred to in Section 4.18; provided, however, that the board of directors of Company shall submit the Arrangement Resolution to Company's shareholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation, unless this Agreement has been terminated in accordance with Article IX."

   9. Section 9.01(b) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) by either Parent or Company, if the Effective Time shall not have occurred on or before June 30, 2000, unless the Effective Time shall not have occurred on or before such date solely because (i) the filing of the Articles of Arrangement has been postponed in accordance with
  Section 2.05 or (ii) the Final Order shall not have been received (provided that the parties shall have submitted the Final Order and Parent shall have unconditionally agreed to consummate the Arrangement upon receipt of the Final Order) provided, further, that, in each case, such date shall not be extended more than fifteen (15) days; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;"

   10. Section 9.01(f) of the Share Exchange Agreement is hereby amended and restated in its entirety to read as follows:

     "(f) by Parent, 10 days after receipt by Company of a written notice from Parent of (i) a breach of any representation, warranty, covenant or agreement in any material respect on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect in any material respect, in either case such that the conditions set forth in Section 8.03 would not be satisfied, or (ii) the occurrence of a Default or Event of Default (as such terms are defined in the Interim Financing Documents) under the Interim Financing Documents and the exercise of remedies by the Lender in connection therewith (each, a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 10 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;"

   11. The definition of Company Shareholder Agreement contained in the sixth recital of the Share Exchange Agreement shall be amended to include Amendment No. 1 to Company Shareholder Agreement.

   12. Annex A to the Share Exchange Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E hereto;

   13. Notwithstanding anything to the contrary contained in this Amendment or the Share Exchange Agreement, Parent hereby consents to the execution and delivery of the Interim Financing Documents, as amended on the date hereof (including, without limitation, the transfer of the security interests contemplated by such amendment), provided, however, that Company shall (i) submit to Parent and BioChem Pharma Inc. on a weekly basis a written estimate of the proposed expenditures of Company and the Company Subsidiaries for such period, (ii) provide Parent with written notice at least six (6) business days prior to incurring any additional indebtedness pursuant to Schedule A, Part I of the Assignment, Acceptance and Amendment Agreement dated April 17, 2000 among Company, Dr. Phillip Frost, Bank of America, N.A., BioChem Pharma Inc. and Parent, and, if Parent offers to provide financing to Company on identical or more favorable terms to Company, Company will enter into such financing with Parent rather than with Dr. Phillip Frost, and (iii) provide Parent with written notice at least two (2) business days prior to incurring any other additional indebtedness pursuant to the Interim Financing Documents.

   14. Company hereby grants to Parent a right of first offer to purchase any Debt Securities (as hereinafter defined) which Company may, from time to time, propose to issue between the date hereof and the Effective Date. In the event Company proposes to issue any Debt Securities, it shall give Parent written notice of its intention. Parent shall have five (5) business days after any such notice is effective to deliver a written notice to Company proposing to Company the material terms under which it would agree to purchase such Debt Securities. In the event Company does not accept such offer, or if no such offer is made to Company by Parent, Company shall have twenty (20) days thereafter to enter into an agreement to issue the Debt Securities respecting which Parent's right of first offer option set forth in this Section 14 was not accepted, upon terms no more favorable to the purchaser or lender thereof than specified in Parent's notice to Company pursuant to this Section 14. In the event Company has not issued Debt Securities within said twenty (20) day period, Company shall not thereafter issue or sell any Debt Securities without first giving Parent the opportunity to purchase such securities from Company in the manner provided in this Section 14. As used herein, "Debt Securities" shall mean any line of credit or evidence of indebtedness of Company other than (i) with respect to trade payables or (ii) pursuant to the Interim Financing Documents.

   15. Notwithstanding anything to the contrary contained in this Amendment or the Share Exchange Agreement, between the date hereof and the Effective Date, Company shall use commercially reasonable efforts not to exceed the total spending projections through June 30, 2000 set forth in the projections delivered to Parent concurrently herewith as Schedule A to the Company Disclosure Schedule and to otherwise operate Company's business in accordance with such projections.

   16. This Amendment shall be deemed an amendment to the Share Exchange Agreement and shall become effective upon the execution by Parent, Acquireco and Company as required by Section 10.11 of the Share Exchange Agreement. Except as expressly amended pursuant to this Amendment, the Share Exchange Agreement shall continue in full force and effect. This Amendment shall not constitute a waiver of any of Parent's rights under the Share Exchange Agreement, including, without limitation, any waiver of Parent's conditions to close under the Share Exchange Agreement or any rights relating to breaches of representations, warranties, covenants or obligations, if any, by Company prior to the date hereof, or any other rights related thereto.

   17. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

   18. Each party agrees to fulfill in good faith its obligations under the Share Exchange Agreement, including without limitation this Amendment.

   19. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Baxter International Inc.

                                                /s/ Timothy B. Anderson
                                          By:
                                            ___________________________________
                                            Name: Timothy B. Anderson
                                            Title: Group Vice President
                                                Corporate Strategy and
                                                Development

                                          North American Vaccine, Inc.

                                                    /s/ Randal Chase
                                          By:
                                            ___________________________________
                                            Name: Randal Chase
                                            Title: President and Chief
                                                Executive Officer

                                          Neptune Acquisition Corp.

                                                  /s/ Freidrich Dorner
                                          By:
                                            ___________________________________
                                            Name: Freidrich Dorner
                                            Title: President

                                                                         ANNEX F

                           MORGAN STANLEY DEAN WITTER
                                 1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 761-4000

                                                                  April 17, 2000

Board of Directors
North American Vaccine, Inc.
10150 Old Columbia Road
Columbia, MD 21046

Members of the Board:

   We understand that North American Vaccine, Inc. ("NAVA" or the "Company"), Baxter International Inc. ("Baxter") and Neptune Acquisition Corp., a wholly owned subsidiary of Baxter ("Acquireco"), have entered into a Share Exchange Agreement, dated as of November 17, 1999, as amended on April 17, 2000 by Amendment No. 1 to the Share Exchange Agreement, between the Company, Baxter and Acquireco (as amended, the "Share Exchange Agreement"), which provides, among other things, for the acquisition of the outstanding common shares of the Company by Acquireco (as amended, the "Arrangement"). Pursuant to the Share Exchange Agreement, at the Effective Time (as defined in the Share Exchange Agreement), each outstanding common share, no par value per share, of the Company (the "Company Common Shares"), other than shares as to which dissenters' rights have been perfected, will be converted into the right to receive (i) shares of common stock, par value $1.00 per share, of Baxter (the "Baxter Common Stock") valued at $6.70 per share, based on the average closing sale price of Baxter Common Stock over the ten consecutive trading days ending on and including the fifth trading day prior to the effective date of the Share Exchange Agreement and (ii) $0.03 in cash (collectively, the "Consideration"). The terms and conditions of the Arrangement are more fully set forth in the Share Exchange Agreement.

   You have asked for our opinion as to whether the Consideration to be received by the holders of Company Common Shares under the Arrangement pursuant to the Share Exchange Agreement is fair from a financial point of view to such holders.

   For purposes of the opinion set forth herein, we have, among other things:

     (i) reviewed certain publicly available financial statements and other information of the Company and Baxter;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed certain financial projections prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company and Baxter, including information relating to certain strategic, financial and operational benefits anticipated from the Arrangement, the prospects of the Company's business on a stand-alone basis and other available alternatives, with senior executives of the Company and Baxter;

     (v) analyzed the pro forma impact of the Arrangement on the publicly available estimates of certain research analysts of Baxter's earnings per share;

     (vi) reviewed the reported prices and trading activity for the Company Common Shares and Baxter Common Stock;

     (vii) compared the financial performance of the Company and Baxter and the prices and trading activity of the Company Common Shares and Baxter Common Stock with that of certain other publicly-traded companies comparable with the Company and Baxter, respectively, and their securities;

     (viii) discussed with the management of the Company its strategic, financial, and operational rationale for the Arrangement;

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (x) participated in certain discussions and negotiations among representatives of the Company and Baxter and their financial and legal advisors;

     (xi) reviewed the Share Exchange Agreement and certain related documents; and

     (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purpose of this opinion. With respect to the financial projections, including information relating to certain strategic, financial, and operational benefits anticipated from the Arrangement, and the prospects of the Company's business on a stand-alone basis and other available alternatives, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. As you are aware, Baxter did not make available to us its internal financial statements or financial projections. Instead, for purposes of our own analysis, we have relied with your consent on the publicly available estimates of certain research analysts for Baxter. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Baxter, nor have we been furnished with any such appraisals. We have assumed that the Arrangement will be consummated in accordance with the terms set forth in the Share Exchange Agreement without any waiver or amendment of any material terms or conditions by any party thereto and that obtaining the necessary regulatory approvals for the transactions contemplated by the Share Exchange Agreement will not have an adverse effect on Baxter or the trading value of Baxter Common Stock. Morgan Stanley has assumed, however, that Baxter will waive its condition to closing, contained in the Share Exchange Agreement, that NAVA obtain certain regulatory approvals related to Neis Vac-C(TM) prior to April 1, 2000. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is dependent upon the consummation of the transaction.

   It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Arrangement. In addition, this opinion does not in any manner address the prices at which the Baxter Common Stock will trade following consummation of the Arrangement, and we express no opinion or recommendation as to how holders of the Company Common Shares should vote at the shareholders' meeting held in connection with the Arrangement.

   Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Company Common Shares under the Arrangement pursuant to the Share Exchange Agreement is fair from a financial point of view to such holders.

                                        Very truly yours,

                                        Morgan Stanley & Co. Incorporated

                                                /s/ Peter N. Crnkovich
                                        By: ___________________________________
                                                    Peter N. Crnkovich
                                                    Managing Director

                                                                    ANNEX G

                             SHAREHOLDER AGREEMENT

   This SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as of November 17, 1999 between Baxter International Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (each, a "Shareholder") of North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Share Exchange Agreement described below.

                                    RECITALS

   WHEREAS, pursuant to a Share Exchange Agreement dated as of November 17, 1999 by and among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("Acquireco") and Company (such agreement as it may be amended is hereinafter referred to as the "Share Exchange Agreement"), Parent has agreed to exchange the outstanding securities of Company pursuant to an exchange by Acquireco of all of the capital stock of the Company (the "Arrangement"), in which each outstanding share of capital stock of Company (the "Company Shares") will be exchanged for cash and shares of common stock of Parent (the "Parent Shares") as set forth in the Share Exchange Agreement (the "Transaction");

   WHEREAS, BioChem Pharma Inc. ("BioChem") (formerly known as IAF BioChem International Inc.), Frost-Nevada, Limited Partnership ("Frost LP"), IVAX Corporation ("IVAX"), and Phillip Frost, M.D. ("Frost") are parties to a Shareholders' Agreement dated January 17, 1990 (the "Existing Agreement");

   WHEREAS, in order to induce Parent to enter into the Share Exchange Agreement and consummate the Transaction, Company has agreed to use its reasonable efforts to cause each shareholder of Company who is an affiliate of Company to execute and deliver to Parent a Shareholder Agreement upon the terms set forth herein; and

   WHEREAS, each Shareholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of Company (such shares, other than 714,286 Company Shares owned by BioChem which are to be transferred to Parent pursuant to the Stock Purchase Agreement dated the date hereof, hereinafter referred to as the "Shares").

   NOW, THEREFORE, the parties agree as follows:

   1. Transfer and Encumbrance. Each Shareholder represents, warrants and covenants to and with Parent that such Shareholder is the beneficial owner of the Shares, the Shares constitute the only shares of capital stock and voting securities of Company beneficially owned by such Shareholder, to such Shareholder's knowledge, the Shares are, and will be at all times up until the Expiration Date (as defined in Exhibit I hereto), free and clear of any liens, claims, options, charges or other encumbrances except as disclosed on the signature page hereto and shareholder's principal residence or place of business is accurately set forth on the signature page hereto.

   2. New Shares. Each Shareholder agrees that any shares of capital stock or voting securities of Company that such Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

   3. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, each Shareholder shall vote the Shares and any New Shares in favor of approval and adoption of the Arrangement Resolution (as defined in the Share Exchange Agreement) and of the Transaction.

   4. Irrevocable Proxy. Each Shareholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which such Shareholder is entitled to vote at each meeting of the shareholders of Company (including, without limitation, each written consent in lieu of a meeting). In the event that a Shareholder is unable to provide any such Proxy in a timely manner, each Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Shareholder. Upon the execution of this Agreement by such Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

   5. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to Parent as follows:

     (a) Such Shareholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as may be limited by
  (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. To such Shareholder's knowledge, the execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares or New Shares are or will be bound or affected.

     (b) Until the Expiration Date, such Shareholder will not (and will use such Shareholder's reasonable efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, Company or any of the same, not to, except to the extent otherwise permitted under Section
  6.04 of the Share Exchange Agreement): (i) solicit, initiate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to any shareholders of the Company) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction; or (ii) knowingly encourage or otherwise enter into or maintain or continue discussions or negotiate with any Person with respect to such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any agreement, arrangement or understanding with respect to any Company Competing Transaction. In the event such Shareholder shall receive or become aware of any Company Competing Transaction subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties. Notwithstanding the foregoing, the provisions of this Section 5(b) shall not be operative for any non-executive director of Company for so long as such director serves on Company's board of directors.

     (c) Such Shareholder understands and agrees that if such Shareholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs

  Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Shareholder shall have complied with the terms of this Agreement.

   6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, reasonably necessary and desirable, to carry out the purpose and intent of this Agreement.

   7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   9. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

   10. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

   11. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

   12. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or sent by facsimile transmission, as follows:

     (a) If to a Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

     (b) if to Parent, to:

      Baxter International Inc.
      One Baxter Parkway
      Deerfield, Illinois 60015
      Attention: General Counsel
      Facsimile No.: (847) 940-6271

      with a copy to:

      Brobeck, Phleger & Harrison LLP
      1633 Broadway, 47th Floor
      New York, NY 10019
      Attention: Eric Simonson, Esq.
      Facsimile No.: (212) 581-1600
      Telephone No.: (212) 586-7878
or to such other address as any party hereto may designate for itself by notice given as herein provided.

   13. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

   14. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

   15. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

   16. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

   17. Suspension of Existing Agreement. By virtue of and evidenced by the execution of this Agreement, BioChem, Frost LP, IVAX and Frost (collectively, the "Parties") hereby agree to suspend the Existing Agreement until the Expiration Date, as defined in the Proxy.

   18. Termination of Existing Agreement. By virtue of and evidenced by the execution of this Agreement, the Parties hereby agree that the Existing Agreement will terminate on the Effective Date.

   19. Company Indebtedness. No later than ten (10) days after the Effective Date (provided that Company shall have received the requisite documentation from holders of the promissory notes described below), Parent and Company shall purchase the Company's outstanding 4.5% Convertible Secured Notes due November 13, 2003 pursuant to the terms of the Indenture dated as of November 12, 1998 between Company and Bankers Trust Company, as Trustee.

   20. Consent to Assignment. By virtue of and evidenced by the execution of this Agreement, BioChem hereby consents to the assignment from Company to Parent, or any subsidiary of Parent, of the surviving rights under the Technology Transfer Agreement dated January 17, 1990 between BioChem and Company, which agreement has been terminated, in connection with the transactions contemplated by the Share Exchange Agreement and effective as of the Effective Date.

   21. Guaranty. Parent and the Company will use their respective commercially reasonable efforts to obtain an extension to the maturity of indebtedness under the Company's line of credit with Royal Bank of Canada (the "Line of Credit"). BioChem hereby agrees (i) to maintain in effect and not to terminate in any respect the Guaranty Agreement dated July 1, 1999 between BioChem and Royal Bank of Canada until the Effective Date, as defined in the Proxy, and (ii) to loan to the Company any amounts due under the Line of Credit, up to an aggregate of $5,000,000, on commercially reasonable terms in the event the amounts payable under the Line of Credit become due prior to the Effective Date, as defined in the Proxy. On or promptly after the Effective Date, Parent and the Company shall (i) terminate the Line of Credit and pay off the amounts due thereunder, and (ii) repay to BioChem all amounts outstanding under the Guaranty, the related Suretyship and Subordination of Claims dated as of July 1, 1999 executed by BioChem and BioChem Pharma Holdings Inc. (the "Suretyship") and any modifications, amendments or extensions of the Guaranty or Suretyship, together with any accrued interest. Parent hereby indemnifies and holds harmless BioChem and its officers, directors, affiliates, divisions, subsidiaries, employees, representatives and agents from and against any judgments, fines, losses, claims, damages, costs, expenses (including reasonable attorney's fees) or liabilities arising out of the Guaranty or Suretyship (in each case, including such modifications, amendments or extensions) or the obligations thereunder.

   IN WITNESS WHEREOF, the parties have caused this Shareholder Agreement to be executed as of the date first above written.

Baxter International Inc.                 BioChem Pharma Inc.


        /s/ Thomas Glanzmann                      /s/ Francesco Bellini
By: _________________________________     By: _________________________________
           Thomas Glanzmann                        Dr. Francesco Bellini
          Authorized Delegate                     Chief Executive Officer

                                                 /s/ Charles A. Tessier
                                          By: _________________________________
                                                    Charles A. Tessier
                                             Vice President, Legal Affairs and
                                                      General Counsel

                                          SHAREHOLDER

                                          Frost-Nevada Limited Partnership

                                                  /s/ David Moskowitz
                                          -------------------------------------
                                                     David Moskowitz
                                                President of Frost Nevada
                                             Corporation, General Partner of
                                            Frost Nevada Limited Partnership

                                                           N/A
                                          -------------------------------------
                                                  (Signature of Spouse)

                                                           N/A
                                          -------------------------------------
                                               (Print Name of Shareholder)


                                          -------------------------------------
                                                 (Print Street Address)


                                          -------------------------------------
                                               (Print City, State and Zip)


                                          -------------------------------------
                                                (Print Telephone Number)


                                          -------------------------------------
                                          (Social Security or Tax I.D. Number)

                                          SHAREHOLDER

                                                    /s/ Phillip Frost
                                          -------------------------------------
                                                      Phillip Frost


                                          -------------------------------------
                                                  (Signature of Spouse)

                                                   Phillip Frost, M.D.
                                          -------------------------------------
                                               (Print Name of Shareholder)

                                          -------------------------------------
                                                 (Print Street Address)


                                          -------------------------------------
                                               (Print City, State and Zip)


                                          -------------------------------------
                                                (Print Telephone Number)


                                          -------------------------------------
                                          (Social Security or Tax I.D. Number)

                                          SHAREHOLDER

                                          IVAX Corporation

                                                  /s/ Phillip Frost
                                          -------------------------------------
                                                      Phillip Frost


                                          -------------------------------------
                                                  (Signature of Spouse)


                                          -------------------------------------
                                               (Print Name of Shareholder)


                                          -------------------------------------
                                                 (Print Street Address)


                                          -------------------------------------
                                               (Print City, State and Zip)


                                          -------------------------------------
                                                (Print Telephone Number)


                                          -------------------------------------
                                          (Social Security or Tax I.D. Number)


                                          -------------------------------------
                                                (Print Telephone Number)

                                                                       EXHIBIT I

                               IRREVOCABLE PROXY

                               TO VOTE SHARES OF

                          NORTH AMERICAN VACCINE, INC.

   The undersigned shareholder of North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("Company"), hereby irrevocably (to the full extent permitted by the Canada Business Corporations Act) appoints the members of the Board of Directors of Baxter International Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to attend and act for and on behalf of the undersigned at all meetings of shareholders of Company held prior to the Expiration Date and, without limiting the generality of the foregoing, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Irrevocable Proxy is irrevocable (to the extent provided in the Canada Business Corporations Act), is coupled with an interest, including, but not limited to, that certain Affiliate Letter dated as of even date herewith by and among Parent, and the undersigned, and is granted in consideration of Parent entering into that certain Share Exchange Agreement (the "Share Exchange Agreement") by and among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("Acquireco"), and Company which Share Exchange Agreement provides for exchange of all of the issued and outstanding capital stock of Company in exchange for shares of Parent and cash held by Acquireco (the "Arrangement"). As used herein, the term "Expiration Date" shall mean the earliest to occur of (i) such date and time as the Arrangement shall become effective in accordance with the terms and provisions of the Share Exchange Agreement, (ii) the date of termination of the Share Exchange Agreement, (iii) a material breach by Parent of any agreement with the undersigned shareholder, and (iv) May 31, 2000.

   The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Canada Business Corporations Act) to the same extent and with the same power as if the undersigned were personally present at such meeting, at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Arrangement Resolution (as defined in the Share Exchange Agreement), the Share Exchange Agreement and of the transactions contemplated thereby.

   The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

   All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

   This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: November   , 1999

                                          _____________________________________
                                               (Signature of Shareholder)

                                          _____________________________________
                                               (Print Name of Shareholder)

                                          Shares beneficially owned:


                                          _____________________________________

                               AMENDMENT NO. 1 TO
                             SHAREHOLDER AGREEMENT

   Amendment No. 1 dated as of April 17, 2000 (this "Amendment") to the Shareholder Agreement dated as of November 17, 1999 (the "Shareholder Agreement") among Baxter International Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (each, a "Shareholder") of North American Vaccine, Inc., a corporation existing under the federal laws of Canada ("Company").

                                    RECITALS

   WHEREAS, Parent and the Shareholders desire to amend the Shareholder Agreement as set forth in this Amendment;

   WHEREAS, concurrently with the execution of this Amendment, Parent, Company and Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("Acquireco"), have entered into Amendment No. 1 to the Share Exchange Agreement dated as of November 17, 1999 among Parent, Acquireco and Company;

   NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

   1. The first recital of the Shareholder Agreement is hereby amended and restated in its entirety to read as follows:

     "WHEREAS, pursuant to a Share Exchange Agreement dated as of November 17, 1999 by and among Parent, Neptune Acquisition Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly owned subsidiary of Parent ("Acquireco") and Company, as amended by Amendment No. 1 dated as of April 17, 2000 (such agreement, as so amended, is hereinafter referred to as the "Share Exchange Agreement"), Parent has agreed to exchange the outstanding securities of Company pursuant to an exchange by Acquireco of all of the capital stock of the Company (the "Arrangement"), in which each outstanding share of capital stock of Company (the "Company Shares") will be exchanged for cash and shares of common stock of Parent (the "Parent Shares") as set forth in the Share Exchange Agreement (the "Transaction");"

   2. This Amendment shall be deemed an amendment to the Shareholder Agreement and shall become effective when executed by Parent and the Shareholders as required by Section 10 of the Shareholder Agreement. Except as expressly amended pursuant to this Amendment, the Shareholder Agreement shall continue in full force and effect.

   3. This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

   4. This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Baxter International Inc.

                                                 /s/ Timothy B. Anderson
                                          By: _________________________________
                                                    Timothy B. Anderson
                                                   Group Vice President
                                                    Corporate Strategy
                                                      and Development

                                          BioChem Pharma Inc.

                                                 /s/ Charles A. Tessier
                                          By: _________________________________
                                                    Charles A. Tessier
                                                  V.P. Legal Affiars and
                                                      General Counsel

                                                     /s/ Fred Andrew
                                          By: _________________________________
                                                        Fred Andrew
                                                            CFO

                                          SHAREHOLDER

                                                  /s/ David Moskowitz
                                          -------------------------------------
                                                     David Moskowitz
                                                President of Frost-Nevada
                                             Corporation, General Partner of
                                            Frost-Nevada Limited Partnership

                                                           N/A
                                          -------------------------------------
                                                  (Signature of Spouse)


                                          -------------------------------------
                                               (Print Name of Shareholder)


                                          -------------------------------------
                                                 (Print Street Address)


                                          -------------------------------------
                                               (Print City, State and Zip)


                                          -------------------------------------
                                                (Print Telephone Number)


                                          -------------------------------------
                                          (Social Security or Tax I.D. Number)

                                          SHAREHOLDER

                                                /s/ Phillip Frost, M.D.
                                          -------------------------------------
                                                   Phillip Frost, M.D.


                                          -------------------------------------
                                                  (Signature of Spouse)


                                          -------------------------------------
                                               (Print Name of Shareholder)

                                          -------------------------------------
                                                 (Print Street Address)


                                          -------------------------------------
                                               (Print City, State and Zip)


                                          -------------------------------------
                                                (Print Telephone Number)


                                          -------------------------------------
                                          (Social Security or Tax I.D. Number)

                                          SHAREHOLDER

                                          IVAX Corporation

                                                /s/ Phillip Frost, M.D.
                                          -------------------------------------
                                                   Phillip Frost, M.D.
                                                  Chairman of the Board


                                          -------------------------------------
                                                  (Signature of Spouse)


                                          -------------------------------------
                                               (Print Name of Shareholder)


                                          -------------------------------------
                                                 (Print Street Address)


                                          -------------------------------------
                                               (Print City, State and Zip)


                                          -------------------------------------
                                                (Print Telephone Number)


                                          -------------------------------------
                                          (Social Security or Tax I.D. Number)

                                                                    ANNEX H

                           FORM OF INTERIM ORDER

C A N A D A

PROVINCE OF QUEBEC
DISTRICT OF MONTREAL

NO:

   This               2000

   PRESIDING:

                               ----------------

   IN THE MATTER OF a proposed plan of arrangement involving North American Vaccine, Inc. and Baxter International Inc.

   AND IN THE MATTER OF an application by North American Vaccine, Inc. under the provisions of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended

   NORTH AMERICAN VACCINE, INC., a duly constituted legal person, having its head office at 1 Place Ville-Marie, suite 4000, in the city and district of Montreal; H3B 4M4
                                                                       Applicant

                               ----------------

                                 INTERIM ORDER

   THIS MOTION, made by the Applicant, North American Vaccine, Inc. ("NAVA" or the "Applicant"), for the advice and directions of the Court in connection with an arrangement under section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the "CBCA") was heard this day.

   ON READING the Motion for an interim order for advice and directions of the Court dated [date], the Affidavit of Lawrence Hineline, Vice-President--Finance of NAVA, sworn [date] and the exhibits thereto, and on hearing the submissions of counsel for the Applicant this Court:

     1. ORDERS that NAVA call, hold and conduct a special meeting (the "Special Meeting") of the holders of Common Shares of NAVA (the "Common Shares") and the holders of Preferred Shares of NAVA (the "Preferred Shares") on [date], 2000, to consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution") to approve a plan of arrangement (the "Arrangement") substantially in the form set forth in Annex C to the draft proxy statement/ prospectus of NAVA and Baxter International Inc. (the "Circular") marked as Exhibit "A" to the Affidavit of Lawrence Hineline; and to transact such other business as may properly come before the meeting or any adjournment thereof.

     2. ORDERS that the Special Meeting shall be called, held and conducted in accordance with the CBCA, the articles and by-laws of the Applicant, the Circular and this Order.

     3. ORDERS that NAVA, if it deems it advisable, is specifically authorized to adjourn or postpone the Special Meeting on one or more occasion, without the necessity of first convening the Special Meeting or first obtaining any vote of the holders of the Common Shares or the Preferred Shares respecting the adjournment or postponement.

     4. ORDERS that the record date for determining shareholders entitled to receive the Notice of Special Meeting and the Circular, and for determining common and preferred shareholders entitled to vote at the Special Meeting, shall be [date] (the "Record Date").

     5. ORDERS that the Notice of Special Meeting and Circular in substantially the same form as contained in Exhibit "A" to the said Affidavit of Lawrence Hineline (with such amendments thereto as counsel for the Applicant may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order and are subsequently filed with the Court), shall be mailed, with copies of this Interim Order, to the holders of the Common Shares and the Preferred Shares as well as the holders of any options and warrants of NAVA (at the addresses shown on the books and records of NAVA at the close of business on the Record Date), to NAVA's directors and auditors, and to the Director under the CBCA, by mailing the same by prepaid ordinary mail to such persons in accordance with the CBCA at least 21 days prior to the date of the Special Meeting, excluding the date of mailing and excluding the date of the Special Meeting.

     6. ORDERS that the Notice of the Special Meeting be accompanied by a Form of Proxy, substantially in the form set forth in Exhibit "E" to the Affidavit Lawrence Hineline.

     7. ORDERS that the quorum required at the Special Meeting shall be the persons present in person or by proxy at the Special Meeting and holding or representing not less than 10% of the Common Shares and 10% of the Preferred Shares.

     8. ORDERS that the vote required to pass the Arrangement Resolution at the Special Meeting shall be the affirmative vote of at least (i) 66 2/3% of the votes cast by the holders of Common Shares (excluding spoiled, illegible and/or defective votes and abstentions), and (ii) 66 2/3% of the votes cast by the holders of Preferred Shares (excluding spoiled, illegible and/or defective votes and abstentions), present in person or by proxy.

     9. ORDERS that the holders of Common Shares shall be entitled to exercise rights of dissent in respect of the Arrangement Resolution in accordance and compliance with section 190 of the CBCA, as varied herein, so long as, and notwithstanding section 190(5) of the CBCA, they provide to NAVA written objection to the Arrangement by 5:00 p.m. (Toronto time) on the business day preceding the Special Meeting and they otherwise comply with the requirements of section 190 of the CBCA and the Arrangement.

      10. ORDERS that the only persons entitled to notice of or to attend the Special Meeting shall be the holders of Common Shares and Preferred Shares, or their proxies, and NAVA's directors, auditors and advisors, and representatives of Baxter International Inc. and its advisors, and that the only persons entitled to be represented and to vote at the Special Meeting shall be the registered holders of the Common Shares and Preferred Shares at the close of business on the Record Date, or their proxies, subject to the provisions of the CBCA with respect to persons who become the registered holders of the Common Shares or Preferred Shares after that date.

      11. ORDERS that the hearing for approval of the Arrangement shall be held at a date to be determined soon after the Special Meeting, and that a Notice of Hearing for the Motion for Approval of the Arrangement will be served on all those persons having filed an Appearance in the Court record, and served a copy of same on the Applicant's solicitors, and, further, that such Notice of Hearing be published in French in La Presse and in English in The Globe and Mail and the Wall Street Journal, at least five (5) business days before the date of hearing.

      12. ORDERS that the only persons entitled to appear and be heard at the hearing to approve the Arrangement shall be the Applicant and persons who have filed an Appearance in accordance with the Quebec Code of Civil Procedure

      13. ORDERS the provisional execution of the present interim order notwithstanding appeal;

      14. THE WHOLE, without costs.
                                        ---------------------------------------
                                                                       , s.c.j.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Registrant's certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is eliminated by this provision of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

   Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of the director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation or bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative of investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Registrant's certificate of incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

     The following is a list of Exhibits filed as part of the registration statement or incorporated by reference herein:

      Exhibit
      Number                              Description
      -------                             -----------

      2.1      Share Exchange Agreement dated as of November 17, 1999 among the
               Registrant, Neptune Acquisition Corp. and North American
               Vaccine, Inc. (attached as Annex D to the proxy
               statement/prospectus contained in this registration statement).
      2.2      Amendment No. 1 to Share Exchange Agreement dated as of April
               17, 2000 among the Registrant, Neptune Acquisition Corp. and
               North American Vaccine, Inc. (attached as Annex E to the proxy statement/prospectus contained in this registration statement).
      3.1      Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant's annual report on Form 10-K for the year ended
               December 31, 1992, file number 1-4448.
      3.2      Amended and Restated Bylaws, filed as Exhibit 3.3 to the
               Registrant's annual report on Form 10-K for the year ended
               December 31, 1997, file number 1-4448.
      3.3      Certificate of Designations of Series B Junior Participating
               Preferred Stock filed as Exhibit 3.4 to the Registrant's annual report on Form 10-K for the year ended December 31, 1998, file number 1-4448.
      4.1      Rights Agreement dated as of December 9, 1998, between the
               Registrant and First Chicago Trust Company of New York, filed as
               Exhibit 1 to a registration statement on Form 8-A dated February
               23, 1999, file number 1-4448.
      5.1      Opinion of Thomas J. Sabatino, Jr. regarding the legality of the securities being issued.
     23.1      Consent of Thomas J. Sabatino, Jr. included in Exhibit 5.1.
     23.2      Consent of Pricewaterhouse Coopers LLP.
     23.3      Consent of Arthur Andersen LLP.
     23.4*     Consent of Morgan Stanley & Co. Incorporated.
     23.5      Power of Attorney, included on the signature page of this
               registration statement.
     99.1*     Form of NAVA Proxy Card.

--------

   *Previously filed

  (b) Financial Statement Schedules
     None

  (c) Opinion of Morgan Stanley & Co. Incorporated attached as Annex F to the proxy statement/prospectus which is part of this registration statement.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (5) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (6) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (7) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request; and

     (8) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-4 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on May 12, 2000.

                                          Baxter International Inc.

                                             /s/ Harry M. Jansen Kraemer, Jr.
                                          By: _________________________________
                                               Harry M. Jansen Kraemer, Jr.
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed below by the following persons in the capacities indicated as of May 12, 2000.

                 Signature                                     Title
                 ---------                                     -----


   /s/ Harry M. Jansen Kraemer, Jr.         Chairman of the Board of Directors and
___________________________________________   Chief Executive Officer (principal
       Harry M. Jansen Kraemer, Jr.           executive officer)

                   *                        Senior Vice President and Chief Financial
___________________________________________   Officer (principal financial officer and
             Brian P. Anderson                principal accounting officer)

                   *                        Director
___________________________________________
             Walter E. Boomer

                   *                        Director
___________________________________________
               Pei-yuan Chia

                   *                        Director
___________________________________________
             John W. Colloton




                   *                        Director
___________________________________________
                Susan Crown

                   *                        Director
___________________________________________
               Brian D. Finn

                   *                        Director
___________________________________________
            Mary Johnston Evans

                   *                        Director
___________________________________________
              Frank R. Frame

                 Signature                                     Title
                 ---------                                     -----

                   *                        Director
___________________________________________
             Martha R. Ingram
                   *                        Director
___________________________________________
             Arnold J. Levine

                   *                        Director
___________________________________________
            Thomas T. Stallkamp

                  *.                        Director
___________________________________________
           Monroe E. Trout, M.D.

                   *                        Director
___________________________________________
              Fred L. Turner

     /s/ Harry M. Jansen Kraemer,
             Jr.

*By: ___________________________

         Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                             Description
 -------                            -----------
  2.1    Share Exchange Agreement dated as of November 17, 1999 among the
         Registrant, Neptune Acquisition Corp. and North American
         Vaccine, Inc. (attached as Annex D to the proxy
         statement/prospectus contained in this registration statement).

  2.2    Amendment No. 1 to Share Exchange Agreement dated as of April
         17, 2000 among the Registrant, Neptune Acquisition Corp. and
         North American Vaccine, Inc. (attached as Annex E to the proxy statement/prospectus contained in this registration statement).

  3.1 Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant's annual report on Form 10-K for the year ended
         December 31, 1992, file number 1-4448.

  3.2    Amended and Restated Bylaws, filed as Exhibit 3.3 to the
         Registrant's annual report on Form 10-K for the year ended
         December 31, 1997, file number 1-4448.

  3.3    Certificate of Designations of Series B Junior Participating
         Preferred Stock filed as Exhibit 3.4 to the Registrant's annual report on Form 10-K for the year ended December 31, 1998, file number 1-4448.

  4.1    Rights Agreement dated as of December 9, 1998, between the
         Registrant and First Chicago Trust Company of New York, filed as
         Exhibit 1 to a registration statement on Form 8-A dated February
         23, 1999, file number 1-4448.

  5.1 Opinion of Thomas J. Sabatino, Jr. regarding the legality of the securities being issued.

 23.1    Consent of Thomas J. Sabatino, Jr. included in Exhibit 5.1.

 23.2    Consent of Pricewaterhouse Coopers LLP.

 23.3    Consent of Arthur Andersen LLP.

 23.4*   Consent of Morgan Stanley & Co. Incorporated.

 23.5 Power of Attorney, included on the signature page of this registration statement.

 99.1*   Form of NAVA Proxy Card.

--------

*Previously filed